Exhibit 10.50
AGREEMENT OF PURCHASE AND SALE
among
THE SELLERS NAMED HEREIN
and
BRE DDR RETAIL HOLDINGS III LLC

Dated as of June 11, 2014

TABLE OF CONTENTS

		Page
Exhibits		6

ARTICLE I DEFINITIONS		6
Section 1.1	Defined Terms	6
Section 1.2	Certain References	24

ARTICLE II SALE, CONSIDERATION AND CLOSING		25
Section 2.1	Sale of Assets	25
Section 2.2	Purchase Price	27
Section 2.3	Assumed Loan Properties	27
Section 2.4	Cash Deposit	29
Section 2.5	Interest Bearing	30
Section 2.6	Independent Consideration	30
Section 2.7	Allocated Purchase Price	30
Section 2.8	Date and Manner of Closing	31
Section 2.9	Withholding	31

ARTICLE III REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS		31
Section 3.1	General Seller Representations and Warranties.	31
Section 3.2	Representations and Warranties of the Sellers as to the Assets	32
Section 3.3	Covenants of Each of the Sellers Prior to Closing	37
Section 3.4	Tenant Estoppels	41
Section 3.5	Material Property Agreement Estoppels	42
Section 3.6	Buyer’s Knowledge of Inaccuracies prior to Closing	43
Section 3.7	Cooperating with Financing	44

ARTICLE IV REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER		45
Section 4.1	Representations and Warranties of the Buyer	45
Section 4.2	Covenants of the Buyer	47

ARTICLE V CONDITIONS PRECEDENT TO CLOSING		47
Section 5.1	Conditions Precedent to the Sellers’ Obligations	47
Section 5.2	Conditions Precedent to the Buyer’s Obligations	49

ARTICLE VI CLOSING DELIVERIES		51
Section 6.1	Buyer Deliveries	51
Section 6.2	Seller Deliveries	53

Section 16.3	Florida Law Provisions	85
Section 16.4	Pennsylvania Law Provisions	85
Section 16.5	Survival	85

Exhibits
Exhibit A	Form of Tenant Estoppel
Exhibit B	Form of Seller Estoppel
Exhibit C	Form of Assignment of Leases
Exhibit D	Form of Assignment of Contracts
Exhibit E	Intentionally Omitted
Exhibit F	Form of Tenant Notice
Exhibit G	Form of Deed
Exhibit H	Form of Assignment of Asset-Related Property
Exhibit I	Form of FIRPTA Certificate
Exhibit J	Form of Owner's Affidavit

Schedules
Schedule A	Sellers and Properties
Schedule A-1	Site Plans
Schedule B-1	Third Party Loans
Schedule B-2	Unencumbered Properties
Schedule B-3	Assumed Loan Properties and Assumed Loans
Schedule B-4	Repaid Loan Properties
Schedule C	Intentionally Omitted
Schedule D	Anchor Tenants/Major Tenants
Schedule E	Intentionally Omitted
Schedule F-1	Deferred Purchase Price Agreements
Schedule F-2	Deferred Purchase Price Obligations
Schedule G	Lease Economic Term Sheets
Schedule 2.1(b)(xi)	Purchase Price Holdbacks
Schedule 2.1(c)(i)	Environmental Liability Insurance Policy
Schedule 2.3(f)	Additional Buyer Items
Schedule 2.4	Allocated Cash Deposit
Schedule 2.7	Allocated Purchase Price
Schedule 3.1(a)	Seller’s Jurisdiction
Schedule 3.1(c)	Consents
Schedule 3.1(d)	Conflicts
Schedule 3.2(c)	New Space Leases
Schedule 3.2(c)-1	Subleases with Subtenant Non-disturbance Agreements
Schedule 3.2(c)-2	Tenant Improvements and Other Construction Work
Schedule 3.2(c)-3	Tenant Inducement Costs
Schedule 3.2(c)-4	Landlord and Tenant Defaults

Schedule 3.2(d)	Brokerage Commissions
Schedule 3.2(e)	Casualty and Condemnation
Schedule 3.2(f)	Litigation
Schedule 3.2(n)	Bankruptcy
Schedule 3.2(p)-1	Third Party Loans
Schedule 3.2(p)-2	Assumed Loan Documents
Schedule 3.2(q)	Security Deposits Held by the Sellers
Schedule 3.2(r)	Arrearages in Excess of 30 Days
Schedule 3.2(s)	Tax Related Proceedings
Schedule 3.2(w)	Capital Projects
Schedule 3.5(b)	Required Material Property Agreement Estoppels
Schedule 8.2	Surveys
Schedule 8.9-1	Existing Options
Schedule 8.9-2	Option Pad Prices
Schedule 10.7(i)	Sellers' Leasing Costs

Schedules of Subfolders
Schedule S-1	Existing Title Policies subfolders
Schedule S-2	Space Leases subfolders
Schedule S-3	Material Contracts subfolders
Schedule S-4	Environmental Reports subfolders
Schedule S-5	Assumed Loan Documents subfolders
Schedule S-6	Material Property Agreements subfolders
Schedule S-7	Deferred Purchase Price Obligations subfolders
Schedule S-8	Rent Roll subfolders

v

AGREEMENT OF PURCHASE AND SALE
AGREEMENT OF PURCHASE AND SALE, made as of the 11th day of June, 2014 (the “Effective Date”) by and between each of the entities listed in the column entitled “Sellers” on Schedule A attached hereto and made a part hereof (individually, a “Seller”; collectively, the “Sellers”) and BRE DDR RETAIL HOLDINGS III LLC, a Delaware limited liability company (the “Buyer”).
Background
A.     The Sellers are the owners of the land, buildings and other improvements constituting the “Retail Center” listed in the column entitled “Retail Centers” opposite their names on Schedule A attached hereto and made a part hereof (individually, a “Retail Center”; collectively, the “Retail Centers”, together with all Additional/Adjacent Land (as defined herein), collectively, the “Properties”; each a “Property”). The site plans for such Properties (to the extent so attached) are attached hereto as Schedule A-1, and the legal descriptions for such Properties are as set forth in the respective Existing Title Policy with respect to each Property.
B.     The Properties, together with the Asset-Related Property (as defined below) with respect to each Property shall be referred to herein, collectively, as the “Assets” ; each an “Asset”.
C.     The Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Assets on the terms and conditions hereinafter set forth.
AGREEMENT
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.1    Defined Terms. The capitalized terms used herein will have the following meanings:
“Additional/Adjacent Land” shall have the meaning assigned thereto in Section 14.9.
“Additional Rent” shall have the meaning assigned thereto in Section 10.1(a).
“Affiliate” shall mean any Person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person. The term “control” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and shall in any event include the ownership or power to vote fifty percent (50%) or more of the outstanding equity or voting interests, respectively, of such other Person.
“Agreement” shall mean this Agreement of Purchase and Sale and all amendments hereto, together with the exhibits and schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified, from time to time in accordance with the terms hereof.
“Aggregate Monetary Title Exception Limit” shall have the meaning assigned thereto in Section 8.6.
“Allocated Cash Deposit” shall have the meaning assigned thereto in Section 2.4.
“Allocated Purchase Price” shall have the meaning assigned thereto in Section 2.7.
“Anchor Tenants” shall mean those Tenants listed as “Anchor Tenants” on Schedule D attached hereto.
“Anti-Corruption Laws” shall have the meaning assigned thereto in Section 3.2(g)(iv).
“Applicable Law” means all statutes, laws, common law, rules, regulations, ordinances, codes or other legal requirements of any Governmental Authority, board of fire underwriters and similar quasi-governmental agencies or entities, and any judgment, injunction, order, directive, decree or other judicial or regulatory requirement of any court or Governmental Authority of competent jurisdiction affecting or relating to the Person or property in question.
“Approved Exceptions” means the title exceptions set forth in the Existing Title Policies (other than any Required Removal Exceptions).
“Approved Option Notice” shall have the meaning assigned thereto in Section 8.9(a).
“ARCP” shall mean American Realty Capital Properties, Inc., a Maryland corporation.
“Asset-Related Property” shall have the meaning assigned thereto in Section 2.1(b).
“Assets” shall have the meaning assigned thereto in “Background” paragraph B; provided, that the Assets shall not include any Assets that shall become Excluded Assets.
“Assigned Material Property Agreements” shall have the meaning assigned thereto in Section 6.2(b)(x).
“Assignment of Contracts” shall have the meaning assigned thereto in Section 6.1(b)(ii).

“Assignment of Leases” shall have the meaning assigned thereto in Section 6.1(b)(i).
“Assumed Contracts” shall have the meaning assigned thereto in Section 4.2(a).
“Assumed Loan Documents” shall mean all documents evidencing, securing or otherwise relating to the Assumed Loans.
“Assumed Loan Property Purchaser” shall mean the Buyer Affiliate Designee designated to acquire title to an Assumed Loan Property and assume the applicable Assumed Loan.
“Assumed Loan Property Purchaser Guarantor” shall have the meaning set forth in Section 4.1(f).

“Assumed Loan Lender Parties” shall mean all applicable lenders, servicers, special servicers, controlling holders and rating agencies with respect to an Assumed Loan.
“Assumed Loan Properties” shall have the meaning assigned thereto in Section 2.3(a).
“Assumed Loans” shall have the meaning assigned thereto in Section 2.3(a).
“Assumption/Defeasance Obligations” shall mean the covenants and obligations of Buyer under Section 2.3(d), Section 4.2(b) and Section 6.1(c).
“Balance of the Purchase Price” shall have the meaning assigned thereto in Section 2.2(c).
“Bill of Sale” shall have the meaning assigned thereto in Section 6.2(b)(ii).
“Books and Records Period” shall have the meaning assigned thereto in Section 14.23.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which banks are authorized or required by law to be closed in New York City, New York (and, with respect to the scheduling of the inspection of a Property pursuant to Section 7.1, in the state where such Property is located).
“Buyer” shall have the meaning assigned thereto in the Preamble to this Agreement, and shall include the permitted successors and/or assigns of the originally-named Buyer, including any Buyer Affiliate Designee.
“Buyer Affiliate Designee” shall have the meaning assigned thereto in Section 14.7.
“Buyer Replacement Guarantor” shall mean BRE DDR Retail Holdings III LLC, a Delaware limited liability company.
“Buyer Representatives” shall mean (i) Nadeem Meghji, (ii) Phillip Solomond, (iii) Eric Staley, (iv) Luke Petherbridge and (v) Kevin Kessinger.

“Buyer Update Certificate” shall have the meaning assigned thereto in Section 6.1(d)(v).
“Buyer’s Leasing Costs” shall have the meaning assigned thereto in Section 10.7.
“Buyer’s Maximum Liability” shall have the meaning assigned thereto in Section 11.5(b).
“Buyer’s Termination Deadline” shall have the meaning assigned thereto in Section 3.6.
“Buyer-Related Entities” shall have the meaning assigned thereto in Section 11.1.
“CAM Charges” shall have the meaning assigned thereto in Section 10.1(c).
“Cash Deposit” shall have the meaning assigned thereto in Section 2.4.
“Closing” shall mean consummation of the sale and purchase transaction contemplated by this Agreement and shall include the Initial Closing and the Final Closing, as the context may require.
“Closing Date” shall mean the Initial Closing Date or the Final Closing Date, as the context may require.
“Closing Documents” shall mean any agreement, certificate, instrument or other document delivered pursuant to this Agreement.
“Code” shall mean the Internal Revenue Code of 1986, as amended.
“Contracts” shall mean, collectively, all agreements or contracts of any Seller relating to the ownership, operation, maintenance and management of the relevant Property or any portion thereof.
“Covenant Breach” shall have the meaning assigned thereto in Section 11.1.
“Cure” shall have the meaning assigned thereto in Section 8.3.
“Data Room” shall mean the materials made available to the Buyer not less than two (2) Business Days before the Effective Date at the on-line Project Twister virtual data room maintained by RR Donnelley.
“DDR” shall mean DDR Corp.
“DDR Manager” shall mean DDR.
“Deed” shall have the meaning assigned thereto in Section 6.2(a).

“Defeasance/Prepayment Trigger Date” shall mean October 27, 2014.

“Deferred Purchase Price Agreements” shall mean the agreements described in Schedule F-1 attached hereto.
“Deferred Purchase Price Obligations” shall mean the contingent payment obligations of certain of the Sellers pursuant to the Deferred Purchase Price Agreements in the amounts determined in accordance with Schedule S-7.
“Effective Date” shall have the meaning assigned thereto in the Preamble to this Agreement.
“Enjoined Properties” shall have the meaning assigned thereto in Section 5.1(e)
“Environmental Claims” means any claim for reimbursement or remediation expense, contribution, personal injury, property damage or damage to natural resources made by any Governmental Authority or other Person arising from or in connection with the presence or release of any Hazardous Substances over, on, in or under any Property, or the violation of any Environmental Laws with respect to any Property.
“Environmental Indemnities” shall mean any Contract described in clause (vi) of the definition of “Material Contracts”.
“Environmental Laws” means any Applicable Laws which regulate or control (i) Hazardous Substances, pollution, contamination, noise, radiation, water, soil, sediment, air or other environmental media, or (ii) an actual or potential spill, leak, emission, discharge, release or disposal of any Hazardous Substances or other materials, substances or waste into water, soil, sediment, air or any other environmental media, including, without limitation, (A) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”), (B) the Resource Conservation and Recovery Act, 42 U.S.C. § 6901 et seq. (“RCRA”), (C) the Federal Water Pollution Control Act, 33 U.S.C. § 2601 et seq., (D) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., (E) the Clean Water Act, 33 U.S.C. § 1251 et seq., (F) the Clean Air Act, 42 U.S.C. § 7401 et seq., (G) the Hazardous Materials Transportation Act, 49 U.S.C. § 1801 et seq., and (H) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq. and similar state and local Applicable Law, as amended from time to time, and all regulations, rules and guidance issued pursuant thereto.
“Environmental Liabilities” means any liabilities or obligations of any kind or nature imposed on the Person in question pursuant to any Environmental Laws, including, without limitation, any (i) obligations to manage, control, contain, remove, remedy, respond to, clean up or abate any actual or potential release of Hazardous Substances or other pollution or contamination of any water, soil, sediment, air or other environmental media, whether or not located on any Property and whether or not arising from the operations or activities with respect to any Property, and (ii) liabilities or obligations with respect to the manufacture, generation, formulation, processing, use, treatment, handling, storage, disposal, distribution or transportation of any Hazardous Substances.
“Environmental Reports” has the meaning set forth in Section 3.2(l).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean any entity, trade or business (whether or not incorporated) that, together with any Seller, is required to be treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.
“Escrow Account” shall have the meaning assigned thereto in Section 14.5(a).
“Escrow Agent” shall have the meaning assigned thereto in Section 2.4.
“Excluded Assets” means, collectively, the Excluded Title Assets, the Excluded ROFR Assets, the Excluded Enjoined Assets, the Excluded Representation Assets, the Excluded Tenant Estoppel Assets, the Excluded Material Property Agreement Assets, the Excluded Loan Assumption Assets and the Excluded Casualty Assets.
“Excluded Casualty Asset” shall have the meaning assigned thereto in Section 9.2(b)(i).
“Excluded Enjoined Asset” shall have the meaning assigned thereto in Section 5.1(e).
“Excluded Loan Assumption Asset” shall have the meaning assigned thereto in Section 2.3(c).
“Excluded Material Property Agreement Asset” shall have the meaning assigned thereto in Section 3.5(b).
“Excluded Representation Asset” shall have the meaning assigned thereto in Section 5.2(a).
“Excluded ROFR Asset” shall have the meaning assigned thereto in Section 8.9(a).
“Excluded Tenant Estoppel Asset” shall have the meaning assigned thereto in Section 3.4(d).
“Excluded Title Asset” shall have the meaning assigned thereto in Section 8.10(b).
“Executive Order” shall have the meaning assigned thereto in Section 3.2(g)(i).
“Existing Options” shall have the meaning assigned thereto in Section 8.9(a).
“Existing Title Policies” shall mean the existing title insurance policies provided to the Buyer in the Data Room in the subfolders listed in Schedule S-1, insuring the Sellers’ title in and to the Properties.
“Failed Loan Assumption” shall have the meaning assigned thereto in Section 2.3(c).
“Failed Loan Defeasance” shall mean, at Buyer’s election and subject to the satisfaction of the conditions set forth in Section 2.3(d), a defeasance or prepayment, as applicable, by the applicable Seller of a Third Party Loan subject to a Failed Loan Assumption, pursuant to the terms of the applicable Third Party Loan Documents in a manner acceptable to the applicable Assumed Loan Lender Parties, including the execution of such defeasance documents as may be required by such Assumed Loan Lender Parties and reasonably approved by such Seller and the Buyer, and the payment of all Failed Loan Defeasance Costs by Buyer in accordance with Section 2.3(d).
“Failed Loan Defeasance Costs” shall mean, with respect to a Failed Loan Defeasance (i) any fees or charges owed pursuant to the applicable Third Party Loan Documents or otherwise charged in connection with such Failed Loan Defeasance, (ii) all processing fees charged pursuant to the applicable Third Party Loan Documents or otherwise charged by the applicable Assumed Loan Lender Parties in connection with such Failed Loan Defeasance, (iii) any reasonable third-party, out-of-pocket costs and expenses, including reasonable attorney fees, charged by the lender or servicer in connection with such Failed Loan Defeasance, and (iv) as applicable, all costs to provide replacement collateral required to defease, or amounts (including prepayment premiums or penalties) required to prepay, the applicable Third Party Loan, excluding, however, in each case, any fees, costs and expenses relating to matters under the applicable Third Party Loan that are not related to the Failed Loan Defeasance (which shall be the sole responsibility of Sellers) if they relate to matters before the Effective Date or shall be Loan Assumption Costs if they relate to the Loan Assumption Request.
“Failed Loan Defeasance Election” shall have the meaning assigned thereto in Section 2.3(c).
“Final Closing” shall have the meaning assigned thereto in Section 2.8.
“Final Closing Date” shall mean the earlier to occur of (x) the Outside Closing Date and (y) the date on which the closing conditions set forth in Article V have been satisfied or waived with respect to all of the Properties remaining to be sold and purchased pursuant to the terms of this Agreement.
“Final Closing Properties” shall mean all Properties (other than Initial Closing Properties) for which the closing conditions in Article V have been satisfied or waived within ten (10) Business Days prior to the Final Closing Date (other than closing conditions intended to be satisfied at Closing or otherwise on the Final Closing Date).
“Financial Information” shall have the meaning assigned thereto in Section 14.23.
“Fixed Rents” shall have the meaning assigned thereto in Section 10.1(a).
“Form Tenant Estoppel” shall have the meaning assigned thereto in Section 3.4(a).
“Government List” shall have the meaning assigned thereto in Section 3.2(g)(ii).
“Governmental Authority” shall mean any federal, state or local government or other political subdivision thereof, including, without limitation, any agency or entity exercising executive, legislative, judicial, taxing, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or Property in question.
“Hazardous Substances” means any hazardous or toxic substances, materials or waste, whether solid, semisolid, liquid or gaseous, including, without limitation, asbestos, polychlorinated biphenyls, petroleum or petroleum by-products, radioactive materials, radon gas and any other material or substance which is defined as or included in the definition of a “hazardous substance”, “hazardous waste”, “toxic waste”, “hazardous material”, “toxic pollutant”, “contaminant”, “pollutant” or “toxic substance” or words of similar import, under any Environmental Law or that could result in the imposition of liability under any Environmental Laws.
“Initial Closing” shall have the meaning assigned thereto in Section 2.8.
“Initial Closing Date” shall have the meaning assigned thereto in Section 2.8.
“Initial Closing Properties” shall mean all of the Properties for which the closing conditions set forth in Article V have been satisfied within ten (10) Business Days of the Initial Closing Date (other than closing conditions intended to be satisfied on the Initial Closing Date).
“Independent Consideration” shall have the meaning assigned thereto in Section 2.6.
“IRS” shall mean the Internal Revenue Service.
“IRS Reporting Requirements” shall have the meaning assigned thereto in Section 14.4(c).
“Lease Economic Term Sheets” shall mean the lease economic terms sheets attached hereto as Schedule G.
“Leasing Costs” shall mean, with respect to a particular Space Lease, all capital costs, expenses incurred for capital improvements, equipment, painting, decorating, partitioning and other items to satisfy the initial construction obligations of the landlord under such Space Lease (including any expenses incurred for architectural or engineering services in respect of the foregoing), “tenant allowances” in lieu of or as reimbursements for the foregoing items, payments made for purposes of satisfying or terminating the obligations of the Tenant under such Space Lease to the landlord under another lease (i.e., lease buyout costs), relocation costs, temporary leasing costs, leasing commissions, brokerage commissions, legal, design and other professional fees and costs, in each case, to the extent the landlord is responsible for the payment of such cost or expense under the relevant Space Lease or any other agreement by the landlord relating to such Space Lease.
“Liability Basket” shall have the meaning assigned thereto in Section 11.5(a).
“Licenses and Permits” shall mean all of the licenses, permits, approvals, qualifications and the like with respect to the Properties required or desirable in connection with the ownership and operation, maintenance and management of the Properties.

“Lien” shall mean any lien, pledge, charge, security interest, encumbrance, title retention agreement, adverse claim or restriction.
“Loan Assumption” shall mean (i) the transfer of the applicable Assumed Loan Properties to and the assumption of the borrower’s obligations accruing from and after the Closing Date under the Assumed Loans by the applicable Assumed Loan Property Purchaser, (ii) the release of the Sellers and all existing guarantors and indemnitors from all liability under the applicable Third Party Loan Documents other than liabilities accruing from events occurring prior to the Closing Date for which the Sellers and/or any existing guarantors or indemnitors have personal liability pursuant to the terms and conditions of the applicable Third Party Loan Documents, (iii) to the extent the approval of the Assumed Loan Lender Parties is required under the applicable Third Party Loan Documents, the approval of DDR Manager as an acceptable replacement property manager of the applicable Property, and (iv) the approval of the Buyer Replacement Guarantor as a replacement guarantor in substitution of any existing guarantor and/or indemnitor having personal liability for obligations under the Loan Documents accruing from and after the Closing Date.
“Loan Assumption Consent” shall mean the approval of the Loan Assumption by the applicable Assumed Loan Lender Parties, as evidenced by the execution and delivery of the Loan Assumption Documents.
“Loan Assumption Costs” shall mean (i) any assumption, consent or transfer fees owed pursuant to the applicable Assumed Loan Documents or otherwise charged by the Assumed Loan Lender Parties in connection with obtaining the Loan Assumption Consent by Buyer, (ii) all processing fees charged by the Assumed Loan Lender Parties in order for Buyer to submit application packages for each Loan Assumption, (iii) all applicable mortgage taxes, intangible taxes, documentary stamp taxes and recordation charges associated each Loan Assumption, and (iv) any reasonable third-party, out-of-pocket costs and expenses, including reasonable attorney fees, charged by the Assumed Loan Lender Parties in connection with the Loan Assumption, excluding, however, any fees, costs and expenses relating to matters under the Assumed Loans that are not related to the Loan Assumption request (which shall be the sole responsibility of the Sellers if they relate to matters prior the Effective Date or which occur prior to the Closing Date (other than in connection with a Failed Loan Defeasance) and shall be the sole responsibility of the Buyer if they relate to a Failed Loan Defeasance or matters which occur on or after to the Closing Date).
“Loan Assumption Documents” shall mean the assumption documents to be executed by the applicable Seller, the Assumed Loan Property Purchaser as the assumptor and the lender or servicer for such Assumed Loan on behalf of the Assumed Loan Lender Parties.
“Losses” shall have the meaning assigned thereto in Section 11.1.
“Major Tenants” shall mean those Tenants leasing more than 20,000 square feet in the aggregate at an individual Property, and listed as “Major Tenants” on Schedule D attached hereto.
“Material Casualty/Condemnation Removal Event” shall mean:

(i)
any condemnation or eminent domain proceeding, if the taking of the portion of the Property that is the subject of such proceedings (A) would reasonably be expected to have a Property Material Adverse Effect, (B) results in any Anchor Tenant having the right to terminate its Space Lease, or (C) would cost in excess of ten percent (10%) of the Allocated Purchase Price of such Property to repair or restore, as reasonably determined by Seller and Buyer; and

(ii)
any fire or other casualty, if either (i) the casualty is an uninsured casualty and Sellers, in their sole and absolute discretion, do not elect to cause the damage to be repaired or restored or give Buyer a credit at Closing for such repair or restoration in an amount sufficient to repair or restore as reasonably determined by Buyer, or (ii) such casualty (A) results in any Anchor Tenant having the right to terminate its Space Lease, or (B) would cost in excess of ten percent (10%) of the Allocated Purchase Price of such Property to repair or restore, as reasonably determined by Seller and Buyer.

“Material Contracts” shall mean, with respect to each Seller, the following Contracts:

(i)
each Contract relating to construction, capital expenditures or purchases of material, supplies or equipment that requires (x) aggregate payments by such Seller in excess of $100,000 during its remaining term following the Closing Date or (y) annual aggregate payments by such Seller in excess of $50,000 during the remaining term following the Closing Date;

(ii)
each Contract for the furnishing of management or maintenance services that requires (x) aggregate payments by such Seller in excess of $100,000 during its remaining term following the Closing Date or (y) annual aggregate payments by such Seller in excess of $50,000 during the remaining term following the Closing Date;

(iii)	each Contract pursuant to which such Seller is or may become obligated to pay unpaid brokerage commissions or finder’s fees in connection with any Space Lease affecting such Seller’s Property;

(iv)
each Contract for the lease of personal property or equipment to or from any Person (other than the Tenant under any Space Lease) that requires lease payments by such Seller in excess of (x) $100,000 during its remaining term following the Closing Date or (y) annual aggregate payments in excess of $50,000 during the remaining term following the Closing Date;

(v)	each Contract with respect to the future sale of such Seller’s Property or any portion thereof; and

(vi)	each Contract pursuant to which any Seller receives indemnification from a third party for Environmental Claims or Hazardous Substances.

Notwithstanding the foregoing provisions of this definition, “Material Contracts” shall not include (1) any Space Lease, (2) any Third Party Loan document; (3) any Material Property Agreement, (4) any purchase and sale agreement pursuant to which a Seller acquired a Property, (5) any Contract that is terminable upon thirty (30) days’ (or less) notice without penalty or premium, (6) any Contract that will be fully satisfied and performed at or prior to the Closing, and (7) any Contract that will be terminated in connection with the Closing pursuant to the terms of this Agreement and at no cost or expense to the Buyer.
“Material Property Agreements” shall mean all reciprocal easement agreements, operation and easement agreements, development agreements, tax increment financing agreements, and payment in lieu of tax agreements, in each case relating to a Property.
“Material Property Agreement Estoppel” shall have the meaning assigned thereto in Section 3.5(a).
“Material Property Agreement Estoppel Condition” shall have the meaning assigned thereto in Section 3.5(b).
“Material Property Agreement Parties” shall have the meaning assigned thereto in Section 10.1(d).
“Maximum Net Cash Flow Credit” shall mean an amount equal to the product of $20,000,000 and a fraction, the numerator of which is equal to the amount by which $1,975,000,000 exceeds the Allocated Purchase Price with respect to all Excluded Assets, and the denominator of which is equal to $1,975,000,000.
“Minimum Closing Properties” shall mean shall mean Properties having Allocated Purchase Prices aggregating to not less than $1,775,000,000.
“Money Laundering Laws” shall have the meaning assigned thereto in Section 3.2(g)(iv).
“Monetary Title Exceptions” shall mean title exceptions affecting any Property which are not Permitted Exceptions and which can be removed by the payment or escrow of liquidated amounts without negotiation or resort to litigation.
“NCF Ratio” shall mean, a fraction, the numerator of which is the Allocated Purchase Price of all of the Properties included in the applicable Closing and the denominator of which is the Allocated Purchase Price of all the Assets (which, for the avoidance of doubt, shall not include any Excluded Assets).
“Net Cash Flow Credit” shall mean, with respect to the applicable Closing, an amount equal to the product of (x) the applicable NCF Ratio and (y) Maximum Net Cash Flow Credit.
“New Lease” shall have the meaning assigned thereto in Section 3.3(d).
“Objection Notice” shall have the meaning assigned thereto in Section 8.2.

“Option Pad Prices” shall have the meaning assigned thereto in Section 8.9(b).
“Option Pads” shall have the meaning assigned thereto in Section 8.9(b).
“Optionee” shall have the meaning assigned thereto in Section 8.9(a).
“Outside Closing Date” means December 11, 2014 or such other date as may be mutually agreed in writing by the Buyer and the Sellers or required pursuant to the terms of this Agreement.
“Owner’s Affidavit” shall have the meaning assigned thereto in Section 8.8.
“Partial Option Properties” shall have the meaning assigned thereto in Section 8.9(b).
“Partial Options” shall have the meaning assigned thereto in Section 8.9(b).
“Permitted Exceptions” shall mean (i) liens for current real estate taxes which are not yet due and payable, are due and payable but not yet delinquent, or are payable directly to the taxing authorities by a Tenant pursuant to its Space Lease as described in Section 10.2(b), (ii) liens securing the Assumed Loans, (iii) any Approved Exceptions, (iv) rights of tenants under the Space Leases, as tenants only (without any option to purchase, right of first offer or right of first refusal, now in effect and in effect on the Closing Date, other than any Space Lease Option the requirements of which have been complied with in connection with the sale of the applicable Property to the Buyer pursuant to this Agreement), (v) any non-monetary title encumbrance that does not materially adversely impact the use or value of the applicable Property, (vi) any exceptions approved or deemed approved by the Buyer in accordance with this Agreement, (vii) subject to Section 8.2, all matters that an accurate survey of the applicable Property or a physical inspection of the Property would disclose, provided no such matter materially adversely impair the use or value of the applicable Property, (viii) all matters created or caused by or on behalf of, or with the written consent of, the Buyer or any affiliate, agent consultant or representative thereof, (ix) all Applicable Laws, including all environmental, building and zoning restrictions affecting the applicable Property or the ownership, use or operation thereof adopted by any Governmental Authority having jurisdiction over such Property or the ownership, use or operation thereof, and all amendments or additions thereto now in effect or which may be in force and effect after the Effective Date with respect to such Property, (x) all Violations affecting a Property which do not have a Property Material Adverse Effect on such Property, (xi) any public record filings by mechanics, materialmen, or other workmen or suppliers employed and contracted by any Tenant at its own expense to provide services at the Property to the extent such filings are applicable to such Tenant’s leasehold interest only, (xii) Liens securing obligations for which a credit in an amount sufficient to cause such Lien to be removed, together with the fees associated with such removal, will be given to the Buyer at the Closing; (xiii) customary utility easements through which utility service is provided to the applicable Property; (xiv) any financing statements filed on a day more than five (5) years prior to the Closing (without filing of any required continuances) and any financing statements filed against property that does not constitute a portion of the Assets; (xv) any other matter which the Title Company may raise as an exception to title, provided the Title Company will omit the same out of the Title Policy and at no cost or expense to Buyer; and (xvi) any other matter which, pursuant to the terms of this Agreement, is deemed a Permitted Exception.
“Permitted Representation Changes” shall mean:

(i)
changes in circumstances or status of Tenants under Space Leases occurring after the Effective Date (e.g., tenant defaults, bankruptcies, or other adverse matters relating to a tenant or any termination of any Lease by the applicable tenant) other than as a result of (1) any landlord default thereunder or (2) a termination or surrender agreed to by any of the Sellers in violation of Section 3.3 occurring after the Effective Date;

(ii)
changes to Schedule 3.2(c) to reflect any New Leases which the Buyer has approved or is deemed to have approved pursuant to the provisions of Section 3.3, and changes to Schedule 3.2(d) to reflect any agreements with brokers (and/or any brokerage or finder’s fees) relating to such New Leases which the Buyer has approved or deemed approved pursuant to the provisions of Section 3.3;

(iii)
updates to the information set forth in the rent rolls and any changes thereto or to any other exhibit or schedule to this Agreement arising after the Effective Date as a result of the matters set forth in clauses (i) or (ii) of this definition;

(iv)
changes to the schedule of litigation set forth on Schedule 3.2(f) with respect to any litigation commenced after the Effective Date and any threatened litigation of which the Sellers first obtained Seller’s Knowledge after the Effective Date;

(v)	the actual, threatened or contemplated commencement of any condemnation proceeding against the Properties after the Effective Date (which matters shall be governed by the provisions of Article IX);

(vi)	the occurrence of any casualty at any of the Properties after the Effective Date (which matters shall be governed by the provisions of Article IX);

(vii)	any notices of special taxes or assessment to be levied or assessed with respect to any Property received by any of the Sellers after the Effective Date;

(viii)	changes after the Effective Date with respect to Contracts permitted by the provisions of Section 3.3(c);

(ix)	defaults (other than defaults by any Seller) under any Material Property Agreement of which the Sellers first obtained Seller’s Knowledge after the Effective Date;

(x)	defaults (other than defaults by any Seller) under any Deferred Purchase Price Agreement which first occur after the Effective Date;

(xi)
notices of Environmental Claims, Environmental Liabilities or violations of Environmental Laws received by any of the Sellers after the Effective Date, provided the same would not reasonably be expected to result in a Property Material Adverse Effect or a Portfolio Material Adverse Effect; and

(xii)
any pending insolvency proceeding (including bankruptcy, receivership, reorganization, composition or arrangement with creditors (including any assignment for the benefit of creditors) relating to a Tenant of which the Sellers first obtained Seller’s Knowledge after the Effective Date.

“Personal Property” shall have the meaning assigned thereto in Section 2.1(b)(ii).
“Person” shall mean a natural person, partnership, limited partnership, limited liability company, corporation, trust, estate, association, unincorporated association or other entity.
“Portfolio Material Adverse Effect” shall mean, with respect to all of the Properties taken as a whole, any one or more events or conditions, the cumulative effect of which, in the aggregate when combined with all other such events or conditions, results in a material adverse effect on the value, use, business, condition (financial or otherwise), prospects or results of operations of the Properties taken as a whole.
“Properties” shall have the meaning assigned thereto in “Background” paragraph A.
“Property Material Adverse Effect” shall mean, with respect to any individual Property, any one or more events or conditions with respect to such Property, the cumulative effect of which, in the aggregate when combined with all other such events or conditions with respect to such Property, results in an material adverse effect on the value, use, business, condition (financial or otherwise), prospects or results of operations of such Property.
“Property Monetary Title Exception Limit” shall have the meaning assigned thereto in Section 8.6.
“Purchase Price” shall have the meaning assigned thereto in Section 2.2(a).
“Purchase Price Allocation” shall have the meaning assigned thereto in Section 2.7.
“Purchase Price Holdbacks” shall have the meaning assigned thereto described in Schedule 2.1(b)(xi).
“Qualified Tenant Estoppel Certificate” shall mean, with respect to any Tenant, a signed Tenant Estoppel from such Tenant dated not earlier than the Effective Date (subject to (a) non-material modification thereof, (b) such Tenant making note of items which constitute Permitted Exceptions, (c) modifications thereof to conform the same to the applicable Space Lease or other information, in each case, as posted in the Data Room in the subfolders listed in Schedule S-2, (d) such Tenant making an assertion that there are amounts due from or obligations to be performed by the Sellers to such Tenant allocable to periods prior to the Closing and which the Sellers either pay or perform in all material respects on or before Closing (with the Buyer receiving reasonably acceptable evidence of such payment or performance on or before the Closing) or with respect to which the Sellers provide the Buyer with a credit against the Purchase Price at the Closing, (e) such Tenant referencing tenant defaults or breaches or other matters disclosed in writing to the Buyer by the Sellers on or prior to the Effective Date by schedule to this Agreement, including Schedule 3.2(c)-4, and (f) such Tenant reserving any and all rights under its Space Lease provided that such Tenant Estoppel does not disclose: (i) any material default by the applicable landlord or Tenant not disclosed in writing to the Buyer by the Sellers on or prior to the Effective Date by schedule to this Agreement, including Schedule 3.2(c)-4; unless such default is cured on or before Closing (with the Buyer receiving reasonably acceptable evidence of such cure on or before the Closing); (ii) any material amendment, modification or supplement to the Space Lease in question that was not made available in the Data Room in the subfolders listed in Schedule S-2 or approved in writing by the Buyer (or deemed approved by the Buyer) after the Effective Date including pursuant to Section 3.2(c) hereof; (iii) any outstanding or future Buyer’s Leasing Costs that are inconsistent with the Buyer’s obligation to pay pursuant to this Agreement, unless such outstanding or future Buyer’s Leasing Costs are paid on or before Closing (with the Buyer receiving reasonably acceptable evidence of such payment on or before the Closing) or with respect to which the Sellers provide the Buyer with a credit against the Purchase Price at the Closing; (iv) any material dispute between the applicable Tenant and landlord not disclosed in writing to the Buyer by the Sellers on or prior to the Effective Date by schedule to this Agreement, including Schedule 3.2(c)-4; unless such dispute is resolved on or before Closing (with the Buyer receiving reasonably acceptable evidence of such resolution on or before the Closing); or (v) any other information that is inconsistent in any material and adverse respect with the Space Leases made available in the Data Room in the subfolders listed in Schedule S-2 or other information disclosed in writing to the Buyer by the Sellers on or prior to the Effective Date by schedule to this Agreement.
“Rent Roll” shall mean the rent roll or rent rolls provided to Buyer in the Data Room in the subfolders listed in Schedule S-8.
“Rents” shall have the meaning assigned thereto in Section 10.1(a).
“Repaid Loan Properties” shall have the meaning assigned thereto in Section 2.3(b).
“Repaid Loans” shall have the meaning assigned thereto in Section 2.3(b).
“Reporting Person” shall have the meaning assigned thereto in Section 14.4(c).
“Rep/Warranty Breach” shall have the meaning assigned thereto in Section 11.1.
“Required Removal Exceptions” shall mean (i) any mortgages, deeds of trust, deeds to secure debt or other security instruments created or expressly assumed by any Seller (other than with respect to the Assumed Loans) encumbering all or any part of any Seller’s interest in any of the Properties, (ii) subject to the provisions of Section 8.6, Monetary Title Exceptions, (iii) Voluntary Title Exceptions, and (iv) matters which the Title Company agrees to remove upon receipt of the Owner’s Affidavit, in each case, expressly excluding Permitted Exceptions.
“Retail Center” shall have the meaning assigned thereto in “Background” paragraph B.
“Seller Estoppels” shall have the meaning assigned thereto in in Section 3.4(c).
“Seller Guarantor” shall have the meaning assigned thereto in Section 15.1(a).
“Seller Loan Cost Cap” shall have the meaning assigned thereto in Section 9.1.
“Seller-Related Entities” shall have the meaning assigned thereto in Section 11.2.
“Seller Termination Notice” shall have the meaning assigned thereto in Section 13.1.
“Seller Update Certificate” shall have the meaning assigned thereto in Section 6.2(c)(vii).
“Sellers” shall have the meaning assigned thereto in the Preamble to this Agreement.
“Sellers’ Knowledge” “Knowledge of Sellers” and similar phrases shall mean the actual, not constructive, knowledge of (i) Dave Collins solely with respect to Properties portion of which are leased to more than one (1) Tenant, (ii) Karen Halpert solely with respect to Properties leased to one (1) Tenant only, and (iii) Mark Selman with respect to all of the Assets.
“Sellers’ Leasing Costs” shall have the meaning assigned thereto in Section 10.7.
“Sellers’ Maximum Liability” shall have the meaning assigned thereto in Section 11.5(a)
“Seller’s Property” shall mean, with respect to each Seller, the Property owned (or leased) by such Seller, as set forth in Schedule A.
“Space Lease Options” shall mean any purchase option, right of first refusal, right of first offer or similar right under any Space Lease relating to the purchase of all or a portion of a Property.
“Space Leases” shall mean all leases, licenses and other occupancy agreements for all or any portion of the Properties, in each case, to which a Seller is a party or by which a Seller is bound.
“Specified Properties” shall mean the following Properties (as identified on Schedule A-1 attached hereto): (i) Cornerstar, (ii) Eastland Center, (iii) Greenway Commons, (iv) San Tan Marketplace, and (v) Whittwood Town Center.
“Survey” shall have the meaning assigned thereto in Section 8.2.

“Survival Period” shall have the meaning assigned thereto in Section 11.3.
“Surviving Breach” shall have the meaning assigned thereto in Section 11.1
“Tax” or “Taxes” means all taxes, including all charges, fees, duties, imposts, levies or other assessments in the nature of taxes, now or hereafter imposed by or on behalf of any Governmental Authority, including, without limitation, income, gross receipts, excise, property (personal and real, tangible and intangible), sales, transfer, gain, use, license, custom, duty, unemployment, inheritance, corporation, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, profit, gift, severance, value added, disability, premium, recapture, credit, occupation, service, leasing, employment, stamp, goods and services, ad valorem, utility, utility users and other taxes, and shall include interest, penalties or additions attributable thereto, or attributable to any failure to comply with any requirement regarding Tax Returns.
“Tax Return” shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.
“Tenant CAM Charges” shall have the meaning assigned thereto in Section 10.1(a).
“Tenant Estoppel” shall have the meaning assigned thereto in Section 3.4(a).
“Tenant Notices” shall have the meaning assigned thereto in Section 6.1(b)(iv).
“Tenants” shall mean the tenants under the Space Leases.
“Terminated Contracts” shall mean any Contract that is not an Assumed Contract.
“Third Party Loans” shall mean the loans described on Schedule B-1 attached hereto.
“Third Party Loan Documents” shall mean the documents evidencing and securing a Third Party Loan.
“Title Commitment” shall have the meaning assigned thereto in Section 8.2.
“Title Company” shall mean Chicago Title Insurance Company and First American Title Insurance Company and such other title company co-insurers designated by the Buyer.
“Title Objection” shall have the meaning assigned thereto in Section 8.5.
“Title Policy” shall mean the most recent form of ALTA Owner's Policy of Title Insurance for the applicable jurisdiction with respect to each Property (or equivalent form of owner’s title insurance policy then customarily being accepted by purchasers of properties in the applicable jurisdiction comparable to the subject Property), or irrevocable binder to issue the same, insuring as of the Closing Date, in an amount equal to the Allocated Purchase Price for such Property, that the Buyer owns fee simple title to the subject Property, subject only to the Permitted Exceptions.
“Transfer Taxes” shall have the meaning assigned thereto in Section 9.1.
“Treasury Regulations” shall mean the regulations promulgated pursuant to the Code.
“UCC” shall mean the Uniform Commercial Code.
“Unencumbered Properties” shall mean (i) those Properties not subject to a Third Party Loan, as more specifically set forth on Schedule B-2 attached hereto and (ii) the Repaid Loan Properties.
“Update” shall have the meaning assigned thereto in Section 8.2.
“Violations” shall mean any notes or notices of violation of law, rule, regulation or municipal ordinance or requirements that have been noted in or issued by any Governmental Authority.
“Voluntary Title Exceptions” shall mean with respect to each Property title exceptions affecting such Property that are knowingly and intentionally created by the Sellers after the Effective Date through the execution by the Sellers of one or more instruments creating or granting such title exceptions; provided, however, that the term “Voluntary Title Exceptions” as used in this Agreement shall not include the following: (a) any Permitted Exceptions; (b) any title exception created pursuant to and in accordance with a Space Lease for a Property by a Tenant thereunder or by Seller in accordance with its obligations under such Space Lease; (c) any title exception created pursuant to and in accordance with a Material Property Agreement for a Property by a Material Property Agreement Party thereunder or by Seller in accordance with its obligations under such Material Property Agreement; (d) any title exceptions that are approved or waived by Buyer (which approval or waiver Buyer shall not unreasonably withhold, condition or delay) or that are deemed to have been approved or waived by the Buyer or that are created in accordance with the provisions of this Agreement; and (e) any title exceptions which, pursuant to and in accordance with a Space Lease for the Property or otherwise, are to be discharged by a Tenant or occupant of the Property.
“Waterside ARCP Member” shall mean Cole MT Chesterfield MI (JV), LLC, a Delaware limited liability company.
“Waterside JV Agreement” means the Amended and Restated Limited Liability Company Agreement of the Waterside Seller dated December 20, 2010 by and by and between Waterside ARCP Member and Waterside JV Member.
“Waterside JV Member” shall mean Waterside Marketplace, LLC, a Michigan limited liability company.
“Waterside JV Option” has the meaning set forth in Section 8.9.
“Waterside Property” shall mean the Property owned by the Waterside Seller.

“Waterside Sale Right” shall mean the right of the Waterside ARCP Member to cause a sale of the Waterside Property by the Waterside Seller for the Allocated Purchase Price ascribed to the Waterside Property pursuant to and in accordance with the terms and conditions set forth in Section 16.1 of the Waterside JV Agreement.
“Waterside Seller” shall mean Cole/Waterside Chesterfield MI, LLC, a Delaware limited liability company.
Section 1.2    Certain References.
(i)    The use of the masculine gender in this Agreement shall be deemed to refer to the feminine gender and the use of the singular shall be deemed to refer to the plural and vice versa whenever the context so requires.
(ii)    The terms “herein,” “hereof” or “hereunder,” or similar terms used in this Agreement, refer to this entire Agreement and not to the particular provision in which the terms are used, unless the context otherwise requires.
(iii)    Whenever in this Agreement the term “including” is used, it shall be deemed to mean “including without limitation,” unless expressly provided otherwise.
(iv)    Whenever in this Agreement the term “not to be unreasonably withheld” or similar terms are used, it shall be deemed to mean “not unreasonably withheld, conditioned or delayed,” whether or not so stated.
ARTICLE II
SALE, CONSIDERATION AND CLOSING
Section 2.1    Sale of Assets.        On the Closing Date and pursuant to the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell to the Buyer, and the Buyer shall purchase from the Sellers, all of the Assets and the applicable Assumed Loan Property Purchaser shall assume all of the Assumed Loans (as defined below). It is understood and agreed that, except as expressly set forth in this Agreement, including the provisions hereof with respect to the Initial Closing and the Final Closing, the closing of the purchases of the Assets shall occur contemporaneously on either the Initial Closing Date or the Final Closing Date, and none of the purchases of the Assets shall close on such Closing Date unless the purchase of all of the Assets to be sold and purchased on such Closing Date pursuant to this Agreement close contemporaneously on such Closing Date.
(b)    The transfer of the Properties to the Buyer shall include the transfer of all Asset-Related Property with respect to such Property. For purposes of this Agreement, “Asset-Related Property” shall mean, with respect to each Property, all of the relevant Seller’s right, title and interest, if any, in and to:
(i)    all easements, covenants and other rights appurtenant to said Property and any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or adjoining said Property and to the center line thereof and any air rights, subsurface rights, development rights and water rights appurtenant to such Property,
(ii)    all personal property, furniture, equipment, appliances, tools, supplies, machinery, telephone systems, security systems, vehicles, artwork, sculptures, furnishings, furniture, televisions, inventory and other personal property owned by the relevant Seller (for clarity, excluding items owned by other Persons (including Tenants and property managers and other contractors) or which are leased by the relevant Seller) which are now, or may hereafter prior to the Closing Date be, placed in or attached to the Property (collectively, the “Personal Property”);
(iii)    to the extent they may be transferred under Applicable Law, all licenses, permits and authorizations presently issued to the relevant Seller in connection with the operation of all or any part of the Property as it is presently being operated;
(iv)    to the extent assignable, and provided that the Buyer pays all costs required to be paid by any manufacturer or contractor in connection with such assignment to the Buyer, all warranties, issued to the relevant Seller by any manufacturer or contractor in connection with construction or installation of equipment or any component of the improvements included as part of the Property;
(v)    to the extent assignable, all other intangibles associated with the Properties, including, without limitation, goodwill, all logos, designs, trade names, building names, trademarks related to the Property and other general intangibles relating to the Property, and all telephone exchange numbers specifically dedicated and identified with the Properties;
(vi)    all Space Leases and Assumed Contracts and all security and escrow deposits held by the relevant Seller in connection with any such Space Lease or Assumed Contract, provided that with respect to any Environmental Indemnities and indemnities in favor of the landlord under any Space Lease, to the extent permitted thereunder, following the Closing the Sellers shall share in the indemnification benefits of such indemnities on a non-exclusive basis with the Buyer (and its successors and assigns) with respect to any claims relating to matters existing as of the Closing Date, subject to the terms of this Agreement;
(vii)    all transferable advertising materials relating to the Properties, all data, electronic files and databases (including tenant, leasing, book-keeping, accounts payable, payroll, and account receivable files), computer software and programs that are used exclusively at one or more Properties, computer passwords and security codes, and the like employed by or on behalf of Sellers in the operation, management or leasing of the Properties;

(viii)    all of each Seller’s right, title and interest in and to any website domains internet addresses, web sites and web hosting accounts and related content relating to any Property;
(ix)    all books and records, property files, tenant files, tenant lists and tenant marketing information relating to the Properties;
(x)    the plans and specifications, CAD files, engineering or architectural drawings and prints with respect to the improvements, all operating manuals, and all books, data and records regarding the physical components systems of the improvements at the Properties, each to the extent in the Sellers' possession; and
(xi)    the Purchase Price Holdbacks described in Schedule 2.1(b)(xi) attached hereto.
(c)    The Asset-Related Property shall not include, and the Sellers shall have no obligation to transfer or assign to the Buyer at Closing:
(i)    the Sellers’ rights under any property, liability or other insurance policies related to any Property, except that the Sellers shall assign to the Buyer at the Closing all right, title and interest of the Sellers under the environmental liability insurance policies described in Schedule 2.1(c)(i) attached hereto upon the Buyer’s payment to the Sellers of the unamortized premiums therefor previously paid by the Sellers and described in Schedule 2.1(c)(i);
(ii)    all claims for indemnity asserted by any Seller against a third party pending as of the Closing;
(iii)    all computer software and programs that are not used exclusively at one or more Properties.
Section 2.2    Purchase Price.
(a)    The aggregate purchase price is One Billion Nine Hundred Seventy-Five Million and No/100 Dollars ($1,975,000,000.00), as such amount may be reduced upon the exclusion of an Excluded Asset as contemplated hereby in accordance with the terms of this Agreement (the “Purchase Price”).
(b)    This Agreement is intended to be a single unitary agreement and, except as otherwise provided in this Agreement (including, without limitation, with respect to Excluded Assets and the potential for up to two Closings), the Sellers are required to sell all of the Assets to the Buyer pursuant to the terms and provisions of this Agreement, and the Buyer is required to purchase all of the Assets from the Sellers pursuant to the terms and provisions of this Agreement.
(c)    At the Initial Closing or the Final Closing, as applicable, the Buyer shall pay the Sellers an amount, which amount shall be subject to adjustments and credits as provided herein (the “Balance of the Purchase Price”) equal to the positive difference between the aggregate Allocated Purchase Price for all of the Assets being sold by Seller on the applicable Closing Date less (i) a credit in the amount of the outstanding principal balance of the Assumed Loans applicable to the Assets being sold on such Closing Date to the extent actually assumed by the Buyer or its affiliates; (ii) with respect to any Assumed Loan Property acquired at such Closing by the Buyer with respect to which a Failed Loan Defeasance is completed on such Closing Date, a credit in the amount of the outstanding principal balance of such Third Party Loan which is the subject of such Failed Loan Defeasance, and (iii) the Allocated Cash Deposit applicable to the Assets being sold on such Closing Date provided, however, that amount of the Allocated Cash Deposit that shall be credited to the Balance of the Purchase Price on the Initial Closing Date shall not exceed the amount that would cause the remaining Cash Deposit to be less than seven and one-half percent (7.5%) of the Allocated Purchase Price of the remaining Assets which may be sold and purchased on the Final Closing Date.
Section 2.3    Assumed Loan Properties.
(a)    Except as otherwise provided in this Agreement, the Buyer agrees that the applicable Assumed Loan Property Purchaser will take title to each of the Properties listed on Schedule B-3 (the “Assumed Loan Properties”) and expressly assume the obligations of the borrower under and with respect to the Third Party Loans as set forth on Schedule B-3. Each of the Third Party Loans listed on Schedule B-3 are hereinafter, each, individually, an “Assumed Loan” and, collectively, the “Assumed Loans”; and each of the Assumed Loan Lender Parties listed on Schedule B-3 are hereinafter, each, individually, an “Assumed Loan Lender Party” and, collectively, the “Assumed Loan Lender Parties”.
(b)    The Buyer is not assuming the Third Party Loans encumbering the Properties set forth on Schedule B-4 (the “Repaid Loan Properties”) and the applicable Seller shall cause the Third Party Loans encumbering the Repaid Loan Properties (the “Repaid Loans”) to be paid in full and released at or prior to Closing, except that the Buyer shall pay to the applicable Seller all prepayment premiums and penalties that are payable in accordance with the terms of the applicable Third Party Loan Documents in connection with the repayment of the Third Party Loans encumbering San Tan Marketplace and Fairlane Green concurrently with such Seller’s repayment of such Third Party Loans.
(c)    In the event that either (i) any Assumed Loan Lender Party or representative thereof delivers a written notification to the Sellers or the Buyer or any of their affiliates with respect to an Assumed Loan in which such Assumed Loan Lender Party or representative, acting on behalf of a Assumed Loan Lender Party, conclusively rejects a request to provide a Loan Assumption Consent, or otherwise conditions such Loan Assumption Consent on any of the matters set forth in Section 2.3(f) hereof, or (ii) as of the Defeasance/Prepayment Trigger Date, a Loan Assumption Consent and the related Loan Assumption Documents have not been executed by the Assumed Loan Lender Party in form and substance reasonably satisfactory to the Buyer with respect to any Assumed Loan and the Buyer shall not have waived such Loan Assumption Consent (in each case, a “Failed Loan Assumption”), then (x) provided that the Buyer has observed and performed in all material respects its obligations under this Agreement with respect to such Loan Assumption Consent, then the applicable Property (together with all Asset-Related Property with respect to such Property) shall be deemed an “Excluded Loan Assumption Asset”, or (y) if, within five (5) Business Days of the Defeasance/Prepayment Trigger Date, the Buyer notifies the applicable Seller in writing that it elects that such Seller use commercially reasonable efforts to cause a Failed Loan Defeasance with respect to such Asset (a “Failed Loan Defeasance Election”), then (1) such Asset shall not be an Excluded Loan Assumption Asset (subject to the provisions of Section 2.3(d) hereof) and (2) the Buyer shall bear and pay all related Failed Loan Defeasance Costs that are incurred by the applicable Seller and/or are otherwise required to be paid in connection with such Failed Loan Defeasance in accordance with the provisions of Section 2.3(d) hereof (and such Failed Loan Defeasance Notice shall constitute the Buyer’s irrevocable agreement to bear and pay all such related Failed Loan Defeasance Costs).
(d)    Upon the applicable Seller’s receipt of a Failed Loan Defeasance Election within five (5) Business Days of the Defeasance/Prepayment Trigger Date, such Seller shall promptly commence and use commercially reasonable efforts consistent with the terms and conditions of the applicable Third Party Loan Documents to consummate on the Final Closing Date a Failed Loan Defeasance with respect to the Third Party Loan which is the subject of Failed Loan Defeasance Election on the express condition that Buyer advances to the Sellers, from time to time, the actual amounts required to pay all Failed Loan Defeasance Costs that are incurred by the applicable Seller and/or are otherwise required to be paid in connection with such Failed Loan Defeasance as they are incurred or are due and payable in accordance with the applicable Third Party Loan Documents (except as otherwise provided in Section 9.1(a)(i) hereof). If the Buyer fails to make any such payment within five (5) Business Days after the applicable Seller’s request therefor, such Seller shall have no further obligation to endeavor to consummate such Failed Loan Defeasance (but the Buyer shall remain obligated to pay any such outstanding Failed Loan Defeasance Costs which are required to be paid notwithstanding that such Failed Loan Defeasance is no longer occurring). If, for any reason (other than Seller’s default of its obligations under this Section 2.3(d)), such Failed Loan Defeasance does not occur on or before the Final Closing Date, and provided that the Buyer has observed and performed in all material respects its obligations under this Agreement with respect to the related Loan Assumption Consent, then the applicable Property (together with all Asset-Related Property with respect to such Property) shall be deemed an Excluded Loan Assumption Asset. The Buyer’s obligations under this Section 2.3(d) shall survive the Closing or any termination of this Agreement.
(e)    In the event that it is finally determined that a Property constitutes an Excluded Loan Assumption Asset, then (i) this Agreement shall terminate but only with respect to such Excluded Loan Assumption Asset, (ii) all references hereunder to such Excluded Loan Assumption Asset shall be deemed deleted, and such Excluded Loan Assumption Asset shall not be deemed a “Property” for any purpose under this Agreement (other than in respect of references to the Specified Properties and with respect to any terms and condition that expressly survive termination of this Agreement), (iii) the applicable Seller of such Excluded Loan Assumption Asset shall not be included in Sellers for purposes of this Agreement, (iv) the Purchase Price shall be reduced by the Allocated Purchase Price for such Excluded Loan Assumption Asset, and (v) neither the Sellers nor the Buyer shall have any liability hereunder with regard to the Excluded Loan Assumption Asset, except for the obligations hereunder which expressly survive termination of this Agreement. In the event that a Property that is subject to an Assumed Loan shall become an Excluded Asset (other than an Excluded ROFR Asset, in which case the provisions of Section 8.9 shall apply) pursuant to the terms of this Agreement, the Closing of each other Property that is also subject to such Assumed Loan shall, at the Sellers’ election, be adjourned (but not beyond the Final Closing Date) until the Sellers have (i) caused such Property that has become an Excluded Asset to be released from such Assumed Loan, and

(ii) paid all costs in connection therewith, including all amounts payable to the holder of such Assumed Loan. If the Sellers fail to make such election or fail to cause such release prior to the Final Closing Date, then each other Property that is also subject to such Assumed Loan shall be deemed an Excluded Loan Assumption Asset hereunder and the provisions of this Section 2.3(e) shall apply to each such Property.
(f)    Notwithstanding anything to the contrary contained herein, the Buyer shall not be obligated to do any of the following in order to obtain the Loan Assumption Consent: (i) repay any portion of the outstanding principal balance of the Assumed Loans, (ii) fund any additional reserves, other than as may be necessary to comply with the requirements set forth in Schedule 2.3(f), (iii) provide any guaranty or indemnity with respect to the Assumed Loans, other than the replacement of the most recent existing guarantees and indemnities by the Buyer Replacement Guarantor in substantially the same form as the most recent existing guarantees and indemnities with respect to the applicable Assumed Loan, (iv) otherwise amend the Assumed Loans to increase the obligations or reduce the rights of the borrower and the guarantors thereunder, or (v) assume any Third Party Loan with respect to which an event of default has been declared in writing by the applicable lender that has not been cured on or prior to the Closing Date if the Assumed Loan Property Purchaser or its affiliates would be liable for such default from and after the Closing Date.
Section 2.4    Cash Deposit. Upon the execution of this Agreement, the Buyer shall deposit with the Escrow Agent, by wire transfer of immediately available federal funds an amount equal to Fifty Million and No/100 Dollars ($50,000,000.00) (such amount, the “Cash Deposit”). As used in this Agreement, “Escrow Agent” shall mean Chicago Title Insurance Company, having an office at 711 Third Avenue, New York, NY 10017; Attn: Neal J. Miranda; Phone: (212) 880-1237; Fax: (917) 591-2689; Email: neal.miranda@ctt.com. The Cash Deposit shall be allocated among each of the Assets in proportion to their respective Allocated Purchase Price, as more particularly set forth on Schedule 2.4 hereof (the “Allocated Cash Deposit”). Upon completion of the Initial Closing, if the proviso set forth at the end of Section 2.2(c) is applicable, the remaining Cash Deposit shall be re-allocated among the remaining Assets which may be sold and purchased on the Final Closing Date in proportion to the relative Allocated Purchase Prices of such remaining Assets and the amounts set forth on Schedule 2.4 shall be deemed modified to reflect such reallocation. Upon the later of (x) the Initial Closing and (y) any Asset becoming an Excluded Asset pursuant to the terms of this Agreement, and upon the written request of Buyer, the Allocated Cash Deposit for such Excluded Asset shall be paid over to Buyer, subject, however, to the limitation set forth in the proviso at the end of Section 2.2(c).
Section 2.5    Interest Bearing. The Cash Deposit shall be held in an interest-bearing escrow account by the Escrow Agent in accordance with Section 14.5(a) below.
Section 2.6    Independent Consideration. One Hundred Dollars ($100.00) (the “Independent Consideration”) out of the Cash Deposit is the amount the parties bargained for and agreed to as consideration for the Sellers’ grant to the Buyer of the Buyer’s right to purchase the Properties pursuant to the terms hereof and for the Sellers’ execution, delivery and performance of this Agreement. The Independent Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is not refundable under any circumstances, and shall be retained by the Sellers notwithstanding any other provisions of this Agreement. In the event the transaction contemplated by this Agreement closes, the Independent Consideration shall be applied to the Purchase Price.
Section 2.7    Allocated Purchase Price. The Sellers and the Buyer hereby agree that the Purchase Price shall be allocated among the Properties as set forth on Schedule 2.7 (the “Allocated Purchase Price”). Furthermore, the Sellers and the Buyer hereby agree that the Purchase Price and any other amounts required to be included in income (including the Assumed Loans) for U.S. federal income tax purposes shall be allocated among the Assets (the “Purchase Price Allocation”) in accordance with the rules under Section 1060 of the Code and Treasury Regulations promulgated thereunder for U.S. federal income tax purposes (and any applicable state and local income tax purposes) and also for the purposes set forth in Section 9.1 hereof; provided, that the Purchase Price Allocation shall be consistent with the Allocated Purchase Price. At least thirty (30) days prior to Closing, the Buyer shall prepare and deliver to the Sellers a draft of the Purchase Price Allocation setting forth its proposed calculation of the aggregate amount of the Purchase Price (including the amount of Assumed Loans) to be allocated among the Assets and the proposed allocation of such aggregate amount among such Assets. If within fifteen (15) days after their receipt of the draft Purchase Price Allocation the Sellers have not objected in writing to such draft Purchase Price Allocation, it shall become final. In the event that the Sellers object in writing within such 15-day period, the Sellers and the Buyer shall negotiate in good faith to resolve the dispute. If the Buyer and the Sellers are unable to agree upon the Purchase Price Allocation within a period of thirty (30) days after the Sellers’ notice of objection is received by the Buyer, then any disputed items shall be determined by a nationally recognized accounting firm selected by the parties, whose determination shall be final and binding on the parties. In this event, the fees and costs of such accounting firm shall be shared equally by the Buyer and the Sellers. The Sellers and the Buyer agree to (i) act in accordance with the Purchase Price Allocation, as determined pursuant to this Section 2.7, in any relevant Tax Returns or filings, including any forms or reports required to be filed pursuant to Section 1060 of the Code, the Treasury Regulations promulgated thereunder or any provisions of local, state and foreign law, and to cooperate in the preparation of any such Tax Returns or filings and to file such Tax Returns or filings in the manner required by applicable law and (ii) take no position inconsistent with the Purchase Price Allocation for any applicable Tax purposes, unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code.
Section 2.8    Date and Manner of Closing. Subject to the satisfaction or waiver of the closing conditions in Article V, the initial closing of the sale and purchase of the Assets (the “Initial Closing”) shall (i) occur on the date which is the later to occur of (x) September 9, 2014 and (y) the date which is ten (10) Business Days after the date on which all closing conditions have been satisfied (or waived in accordance herewith) with respect to the Minimum Closing Properties (the “Initial Closing Date”). In the event that not all Properties are Initial Closing Date Properties, the final closing of the sale and purchase of the Assets (the “Final Closing”) shall occur on the Final Closing Date. Each of the Initial Closing and the Final Closing shall occur at the offices of the Buyer’s counsel in New York City or through mutually acceptable escrow arrangements with the Escrow Agent.
Section 2.9    Withholding. The Buyer (and its affiliates) shall be entitled to deduct and withhold any amounts from the consideration otherwise payable pursuant to this Agreement that are required to be withheld with respect to the making of any such payment under the Code, or any provision of state, local or foreign Tax law. To the extent that such amounts are so withheld and paid over to the proper Governmental Authority by the Buyer (or its affiliates), such withheld and deducted amounts will be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLERS
Section 3.1    General Seller Representations and Warranties. Each Seller, for itself solely as it relates to such Seller’s Assets, hereby represents and warrants to the Buyer as follows:
(a)    Formation; Existence.It is a limited partnership, general partnership, limited liability company or corporation, as set forth on Schedule 3.1(a), and is duly formed, validly existing and in good standing (if applicable) under the laws of the jurisdictions set forth on Schedule 3.1(a).
(b)    Power and Authority.It has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).
(c)    No Consents.Except as set forth on Schedule 3.1(c), no consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any Governmental Authority or any other Person is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby (other than with respect to certain property-level licenses and permits that require consent, approval or notice to a Governmental Authority to effectuate a transfer of such items, which consent or approval such Seller shall request but not be required to obtain prior to the Closing).
(d)    No Conflicts.Except as set forth on Schedule 3.1(d), such Seller’s execution, delivery and performance of this Agreement, will not (i) conflict with or result in any violation of its organizational documents, (ii) conflict with, or result in any violation of any provision of or any acceleration of any right under, any bond, note or other instrument of indebtedness, indenture, mortgage, deed of trust, loan agreement, lease, Material Contract or other agreement or instrument, in each case, to which it is a party in its individual capacity and which would survive the Closing and be binding upon the Buyer or such Seller’s Property or any portion thereof following the Closing, (iii) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or such Seller’s Assets or any portion thereof, or (iv) result in the creation or imposition of any lien or encumbrance on such Seller’s Assets or any portion thereof.

(e)    Foreign Person.Such Seller is not a “foreign person” as defined in Section 1445 of the Code and the Treasury Regulations issued thereunder.
Section 3.2    Representations and Warranties of the Sellers as to the Assets. Each Seller, for itself solely as it relates to such Seller’s Assets, hereby represents and warrants to the Buyer as of the Effective Date as follows:
(a)    Ownership of the Property.
(i)    Such Seller is the owner of such Seller’s Property.
(ii)    Such Seller has made available to the Buyer a copy of the Existing Title Policy in its possession insuring title to such Seller’s Property.
(iii)    Except for the Space Lease Options and the Waterside JV Option, no Seller nor any affiliate of any Seller has granted any options, rights of first refusal or rights of first offer or similar rights with respect to the Properties.
(b)    Material Contracts. True and complete copies of all Material Contracts affecting such Seller’s Assets have been provided to Buyer in the Data Room in the subfolders listed in Schedule S-3. Each of the Material Contracts affecting such Seller’s Assets is in full force and effect and such Seller has not given or received any written notice of any breach or default under any such Material Contract which has not been cured. To the Sellers’ Knowledge, no party is in default of any of its material obligations under such Material Contracts. Notwithstanding anything in this Agreement to the contrary, such Seller does not covenant, represent or warrant that any particular Material Contract will be in force or effect as of the Closing Date or that the parties to a Material Contract will not be in default under its Material Contracts as of the Closing Date.
(c)    Space Leases. True and complete copies of all Space Leases for all or any portion of such Seller’s Property have been provided to the Buyer in the Data Room in the subfolders listed in Schedule S-2. Such Space Leases (i) constitute all of the leases relating to such Seller’s Property under which such Seller is the holder of the landlord’s interest, and (ii) have not been amended, supplemented or otherwise modified except such amendments, supplements and modification as have been provided to the Buyer. Except as set forth in Schedule 3.2(c)-4, such Seller has neither given nor received any written notice of any breach or default under any of such Space Leases which has not been cured and, to Sellers’ Knowledge, no event has occurred or circumstance exists which, with notice or the passage of time, would result in a breach or default by such Seller or the Tenant thereunder. Except for free rent periods, rental concessions and similar inducements set forth in the Space Leases of such Seller’s Assets and as otherwise set forth in Schedule 3.2(c)-3, there are no outstanding tenant inducement costs with respect to the Space Leases of such Seller’s Assets or any renewal thereof which have not been paid in full by the Sellers. Except pursuant to the terms of the Space Leases of such Seller’s Assets or as disclosed in an instrument properly recorded against the applicable Property, no party has any purchase option, right of first refusal, right of first offer or similar right under such Space Leases (collectively, “Space Lease Options”). Except as set forth on Schedule 3.2(c)-2, all tenant improvements and other construction work required by the terms of any such Space Lease to be performed by such Seller have been completed. To Sellers’ Knowledge, Schedule 3.2(c)-1 contains a true and complete list of (i) all subleases or sub-subleases affecting such Seller’s Property with respect to which such Seller has entered into a written non-disturbance agreement for the benefit of the subtenants thereunder, together with (ii) the non-disturbance agreements referred to in clause (i) of this sentence. Notwithstanding anything in this Agreement to the contrary, such Seller does not covenant, represent or warrant that any particular Space Lease will be in force or effect as of the Closing Date or that the parties to a Space Lease (with respect to Seller, subject to the provisions of Section 3.3(f)) will not be in default under its Space Lease as of the Closing Date.
(d)    Brokerage Commissions. Except as set forth on Schedule 3.2(d), (i) such Seller is not obligated to pay any brokerage or finders’ fees with respect to any Space Lease for all or any portion of such Seller’s Property, and (ii) such Seller is not a party to any agreement with any broker.
(e)    Casualty; Condemnation. Except as set forth on Schedule 3.2(e), (i) there is no unrepaired casualty damage to any of such Seller’s Property the cost to repair would reasonably be estimated to exceed $50,000 (other than repairs that are the obligation of a Tenant under a Space Lease), and (ii) there is no pending condemnation or similar proceedings affecting such Seller’s Property which is reasonably expected to result in an award in excess of $50,000 and, to the Sellers’ Knowledge, no such action has been threatened or contemplated in writing and such Seller has not received written notice that any such proceeding is being threatened.
(f)    Litigation. Except as set forth on Schedule 3.2(f), there are no actions, suits or proceedings pending or, to Sellers’ Knowledge, threatened, against or affecting such Seller or such Seller’s Property in any court or before or by an arbitration tribunal or regulatory commission, department or agency which, if adversely determined, is not fully covered by Seller’s insurance and would be binding upon the Buyer or such Seller’s Property or any portion thereof following the Closing and would materially adversely affect (i) such Seller’s ability to consummate the transactions contemplated by this Agreement, (ii) the ownership of such Seller’s Asset, or (iii) the operation of such Seller’s Property.
(g)    Anti-Terrorism and Anti-Corruption Laws.
(i)    Neither the Sellers nor, to the Sellers’ Knowledge, its affiliates or any Person controlling or controlled by the Sellers, is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and Executive Order No. 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) (the “Executive Order”).
(ii)    Neither the Sellers nor, to the Sellers’ Knowledge, its affiliates or any Person controlling or controlled by the Sellers, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any relevant lists maintained by the Office of Foreign Assets Control of U.S. Department of Treasury, U.S. Department of State, or other U.S.

government agencies, all as may be amended from time to time (a “Government List”).
(iii)    Neither the Sellers nor, to the Sellers’ Knowledge, its affiliates or any Person controlling or controlled by the Sellers, is a country, territory, individual or entity named on a Government List (or any other similar list designed to identify persons identified as person engaged in prohibited activities), and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).
(iv)    To the Sellers’ Knowledge, the operations of the Sellers have been conducted at all times in compliance with (i) applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transaction Reporting Act of 1970, as amended, the U.S. Money Laundering Control Act of 1986, as amended, and all money laundering-related laws of other jurisdictions where the Sellers conducts business or owns assets, and any related or similar law issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”) and (ii) the Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, and where applicable, legislation enacted by member States and signatories implementing the OECD Convention Combating Bribery of Foreign Officials (collectively, “Anti-Corruption Laws”). No proceeding by or before any Governmental Authority involving the Sellers with respect to the Money Laundering Laws or Anti-Corruption Laws is pending or, to the Sellers’ Knowledge, is threatened.
(v)    Notwithstanding anything in this Section 3.2(g) to the contrary, the representation and warranties in this Section 3.2(g) shall not apply to any direct or indirect shareholders or other equity owners of ARCP or any real estate investment trust managed or sponsored by ARCP and its affiliates.
(h)    Reserved.
(i)    Ownership of Personal Property. Such Seller has good and valid title to its Personal Property, and has not pledged, assigned, hypothecated or transferred any of its right, title or interest in any of such Personal Property other than in connection with a Third Party Loan.
(j)    Compliance with Law; Licenses and Permits. To the Sellers’ Knowledge, such Seller’s Property and its present use complies in all material respects with all applicable fire, health, building, use, occupancy or zoning laws, regulations, ordinances, codes and all licenses, permits and approvals legally required for such Seller’s ownership and operation thereof, non-compliance with which would reasonably be expected to result in a Property Material Adverse Effect on such Property. Such Seller has not received any written notice of a violation of any such laws, regulations, ordinances and codes with respect to such Seller’s

Property which has not been cured or dismissed and which would have a Property Material Adverse Effect.
(k)    Reserved.
(l)    Environmental Matters. True and complete copies of all environmental assessments, reports and studies in such Seller’s possession relating to such Seller’s Property which were prepared at the request of such Seller (the “Environmental Reports”)have been made available to the Buyer in the Data Room in the subfolders listed in Schedule S-4. Such Seller has not received any written notice from any Governmental Authority of any Environmental Claims, Environmental Liabilities or violations of any Environmental Laws with respect to such Seller’s Property which remains outstanding or uncured.
(m)     Insurance. Such Seller maintains in connection with such Seller’s Property as of the Effective Date all insurance coverage (i) required to be maintained by such Seller pursuant to the terms of the Space Leases of all or a portion of such Seller’s Property or by the Third Party Loan affecting such Seller’s Property and (ii) as would otherwise customarily be maintained by owners of similar properties in the vicinity of such Seller’s Property.
(n)    Bankruptcy. No insolvency proceeding of any character (including bankruptcy, receivership, reorganization, composition or arrangement with creditors (including any assignment for the benefit of creditors)), voluntary or involuntary, relating to such Seller is pending, or, to the Sellers’ Knowledge, is being threatened against such Seller by any Person. Except as set forth on Schedule 3.2(n), to the Sellers’ Knowledge, no insolvency proceeding of any character (including bankruptcy, receivership, reorganization, composition or arrangement with creditors (including any assignment for the benefit of creditors)), voluntary or involuntary, relating to any Tenant of such Seller’s Property is pending.
(o)    Employees. None of the Sellers or any of their respective ERISA Affiliates contributes to or is required to contribute to any defined benefit pension plan subject to Title IV of ERISA or any multiemployer plan (as defined in Section 4001(a)(3) of ERISA) for the benefit of any current or former employee and none of the Sellers or their respective ERISA Affiliates has any liability (whether actual or contingent) with respect to any such plans. None of the Sellers or their respective ERISA Affiliates employ or have ever employed any employees at, or with respect to, the Properties.
(p)    Third Party Loans. Schedule 3.2(p)-1 contains a true and complete list of all of the Third Party Loans of such Seller. The outstanding principal amount of the Assumed Loans and the amount of any cash reserves or escrow accounts held by the Assumed Loan Lender Parties in connection with such Assumed Loans is set forth on Schedule 3.2(p)-2. Such Seller has provided to Buyer in the Data Room in the subfolders listed in Schedule S-5 true and complete copies of the material Assumed Loan Documents. All principal, interest and penalty payments currently due and payable on such Assumed Loans have been paid in full, and such Seller has not received written notice of default with respect to any of its obligations with respect to such Assumed Loans from any of the Assumed Loan Lender Parties which has not been cured (and such cure accepted by the applicable Assumed Loan Lender Parties). To the Sellers’ Knowledge, no lender is in default under its material obligations with respect to such Assumed Loans.

(q)    Security Deposits. Attached hereto as Schedule 3.2(q) is a true and complete list of the security deposits (including, whether in the form of cash, letter of credit or otherwise) under the Space Leases being held by the Sellers and notes whether such security deposit is held as cash or a letter of credit.
(r)    Rent Rolls. To the Sellers’ Knowledge, the information set forth in the Rent Roll is true and correct in all material respects as of the respective dates thereof. Attached hereto as Schedule 3.2(r) is a true and complete report setting forth, as of the Effective Date, all arrearages in excess of thirty (30) days under the Space Leases.
(s)    Tax Certiorari. Schedule 3.2(s) is a true and complete list of all tax certiorari and other tax-related proceedings pending as of the Effective Date with respect to such Seller’s Property.
(t)    Material Property Agreements. Such Seller has not received any written notice alleging any material defaults by such Seller under any Material Property Agreement affecting such Seller’s Property which remain uncured. To Seller’s Knowledge, there are no Material Property Agreements affecting such Sellers’ Property, other than (i) Approved Exceptions and (ii) those agreements as posted in the Data Room in the subfolders listed in Schedule S-6. To Seller’s Knowledge, no party is in default of any of its obligations under the Material Property Agreements which would reasonably be expected to result in a Property Material Adverse Effect on such Property.
(u)    Tenant CAM Reconciliations. Sellers have delivered reconciliations with respect to all Tenant CAM Charges for the calendar year 2013.
(v)    Deferred Purchase Price Agreements. True and complete copies of the Deferred Purchase Price Agreements have been provided to Buyer in the Data Room in the subfolders listed in Schedule S-7. Each of the Deferred Purchase Price Agreements is in full force and effect and such Seller has not given or received any written notice of any breach or default under any such Deferred Purchase Price Agreement. To the Sellers’ Knowledge, no party is in default of any of its material obligations under such Deferred Purchase Price Agreements.
(w)    Capital Projects. With respect to any Property, there are no capital expenditure projects in excess of $100,000 (other than projects which constitute Seller’s Leasing Costs) which (x) have commenced or will commence prior to the Closing Date and (y) will not be completed as of the Closing Date, other than as set forth on Schedule 3.2(w).
Section 3.3    Covenants of Each of the Sellers Prior to ClosingFrom the Effective Date until Closing, each of the Sellers shall:
(a)    Insurance. Keep such Seller’s Assets insured against fire and other hazards substantially in accordance with the coverage provided by the insurance policies maintained by such Seller on the Effective Date.
(b)    Operation. Operate and maintain such Seller’s Property in accordance with such Seller’s past practices with respect to such Seller’s Property and make necessary repairs to the Property which are reasonably required in the ordinary course of business.

(c)    New Contracts. Not enter into any new third party contracts relating to such Seller’s Assets, nor amend, supplement, terminate or otherwise modify any Contract (if applicable, as amended, supplemented or modified) (unless such Contract may be terminated by such Seller prior to Closing at no cost to Buyer) without the prior written consent of the Buyer, which consent shall not be unreasonably withheld, conditioned or delayed. If a Seller enters into (or amends, supplements or otherwise modifies) any third party contract after the Effective Date in accordance with this Section 3.3(c), then such contract shall be included in the definition of “Contract” herein and if such contract would have been a Material Contract if entered into as of the Effective Date, such contract shall be deemed a Material Contract for purposes hereof.
(d)    Space Leases. Continue its present rental program and efforts in accordance with such Seller’s past practices at such Seller’s Property to rent vacant space; provided, that without the prior consent of the Buyer, which consent may be withheld in Buyer’s sole discretion, no Seller shall (i) execute any new lease, license or other occupancy agreement or any binding term sheet, letter of intent or any other binding agreement in respect of a new lease, license or other occupancy agreement, other than any such new lease, license, occupancy agreement, binding term sheet, letter of intent or other binding agreement which is consistent in all material economic respects with the applicable Lease Economic Term Sheet and is otherwise reasonably acceptable to Buyer, (ii) amend, supplement, terminate, accept the surrender of, renew or otherwise modify any existing Space Lease, other than in connection with any right or option exercised by the Tenant pursuant to its Space Lease or as is consistent in all material economic respects with the applicable Lease Economic Term Sheet and is otherwise reasonably acceptable to Buyer, (iii) approve any assignment or sublease of any existing Space Lease, other than in connection with any right or option exercised by the Tenant pursuant to its Space Lease or as is consistent in all material economic respects with the applicable Lease Economic Term Sheet and is otherwise reasonably acceptable to Buyer, (iv) apply any security deposit under the Space Leases being held by any Seller, other than to rent that is past due by thirty (30) days or more, or (v) accept any rent from any tenant more than thirty (30) days in advance. If a Seller enters into any new lease, license or other occupancy agreement, or amends or renews any existing Space Lease (each such new lease, license, occupancy agreement, amendment and renewal, a “New Lease”) after the Effective Date in accordance with this Section 3.3(d), then each such lease, license, occupancy agreement, amendment and renewal shall be included in the definition of “Space Leases” herein and added to Schedule 3.2(c), and shall be assigned to and assumed by the Buyer at the Closing in accordance with this Agreement. Consent requests to Buyer made under this Section 3.3(d) shall be sent to the Buyer care of Kevin Kessinger, by e-mail transmission to KKessinger@ddr.com (notwithstanding the provisions of Section 14.10). If the Buyer does not reject or approve a new lease, license, occupancy agreement, amendment, renewal, termination, surrender, assignment, sublease, term sheet, letter of intent or other binding agreement, within five (5) Business Days after receipt of a copy thereof (and, in the event of a rejection, provide a reasonably detailed description of the bases for such rejection), then the Buyer shall be deemed to have approved such new lease, license, occupancy agreement, amendment, renewal, termination, surrender, assignment, sublease, term sheet, letter of intent or other binding agreement. Such Seller shall promptly provide Buyer with copies of any material written correspondence delivered by such Seller to or received by such Seller from any Tenant in respect of any Space Lease.
(e)    Litigation. Advise the Buyer promptly of any litigation, arbitration, mediation or proceeding or any administrative hearing (including condemnation) affecting such Seller or such Seller’s Property instituted before any Governmental Authority or threatened in writing after the Effective Date of which the Sellers have Sellers’ Knowledge.
(f)    Performance Under Space Leases, Material Property Agreements and Assumed Loan Documents. Use commercially reasonable efforts consistent with such Seller’s past practices at such Seller’s Property to observe and perform, or cause their agents to observe and perform, in all material respects (i) all obligations of landlord or lessor under the Space Leases of such Seller’s Property, (ii) all obligations of the borrower under the Assumed Loan Documents, and (iii) all obligations of the Sellers under the Material Property Agreements affecting such Seller’s Property.
(g)    Assumed Loans.
(i)    Not amend, supplement, or otherwise modify any of such Seller’s Assumed Loans or the Assumed Loan Documents related to such Assumed Loans without the prior written consent of the Buyer, which consent may be granted or withheld in the Buyer’s sole discretion.
(ii)    With respect to each Assumed Loan Property, within five (5) Business Days following the Buyer’s approval or deemed approval of such Seller’s proposed consent request, request in writing that each Assumed Loan Lender Party approve and deliver the Loan Assumption Consent. Such Seller shall provide a copy of each such consent request to the Buyer of its approval, which shall not be unreasonably withheld, conditioned or delayed. If the Buyer fails to object to any such consent request within five (5) Business Days of its receipt thereof (and provide a reasonably detailed description of its objections), the Buyer shall be deemed to have approved such consent request. Each Seller shall use its commercially reasonable efforts (but shall not be required to pursue litigation against the holder of any Assumed Loans) to obtain such consents prior to the Closing Date and any extensions thereof in accordance with this Agreement.
(iii)    Use commercially reasonable efforts to observe and perform its obligations under each Assumed Loan Document.
(iv)    Authorize Buyer and the Assumed Loan Property Purchaser to directly contact the Assumed Loan Lender Parties from time to time in order to engage in discussions and negotiations with respect to the Loan Assumption, provided that representatives of the applicable Seller will be afforded a reasonable opportunity to participate in such discussions.
(v)    Use commercially reasonable efforts to consummate the Loan Assumptions with Buyer and the Assumed Loan Lender Parties, including, without limitation, by (A) confirming, remaking and updating any representations and warranties in the Assumed Loan Documents as of the Closing Date if required by the Assumed Loan Lender Parties, subject to any necessary exceptions or modifications necessitated by new or newly discovered facts and circumstances, and (B) providing customary and reasonable releases to the Assumed Loan Lender Parties, if required by the Assumed Loan Lender Parties.
(vi)    Promptly supply to the Assumed Loan Lender Parties, upon receipt of written request therefor, all financial and other information with respect to the applicable Property (or with respect to the applicable Seller, provided that the nature of such requested information with respect to the applicable Seller is materially consistent with information with respect to the applicable Seller previously provided to the Assumed Loan Lender Parties) and as may be reasonably requested from time to time by the Assumed Loan Lender Parties in accordance with the terms and conditions of the applicable Third Party Loan Documents and otherwise reasonably cooperate with requests of the Assumed Loan Lender Parties with respect to the Loan Assumptions.
(vii)    Promptly upon receipt of written request therefor in accordance with the terms and conditions of the applicable Third Party Loan Documents from any Assumed Loan Lender Party in connection with such Assumed Loan Lender Party’s review and approval of the application packages for each Loan Assumption, pay any deposits, processing fees, legal retainers and any other upfront fees or charges, provided that at such time as the Sellers have advanced amounts equal to the Seller Loan Cost Cap, the Buyer shall promptly advance upon the Sellers’ request all such deposits, processing fees, legal retainers and any other upfront fees or charges.
(viii)    With respect to any Failed Loan Assumptions that are subject to the provisions of Section 2.3(d) hereof, promptly deliver any documents, notices and other deliveries required to be delivered pursuant to the provisions of Section 2.3(d), in accordance with and subject to the terms and conditions thereof.
(h)    Management, Leasing Agreements and Terminated Contracts. Terminate the Terminated Contracts and all management, leasing and brokerage agreements affecting such Seller’s Property to which such Seller is party at or prior to the Closing including, without limitation, any and all leasing or brokerage agreements between the Sellers and its affiliates or employees. All termination fees and any other costs and expenses relating to such termination shall be the responsibility solely of such Seller, and the Buyer shall have no responsibility or liability therefor. No Seller shall assign to, and the Buyer shall not assume, any Terminated Contracts or such management, leasing or brokerage agreements. Each Seller shall cause any such terminated asset manager or leasing agent to vacate any office at such Seller’s Property on or prior to the Closing Date. The Sellers shall consult with the Buyer in connection with the finalization of a list of prospective tenants at the Properties for which a leasing or brokerage commission could be owed pursuant to a leasing or brokerage agreement that will be terminated at Closing.
(i)    New Financing. Not voluntarily create any deed of trust, lien, pledge or other voluntary encumbrance affecting any portion of such Seller’s Property, other than any Permitted Encumbrances, without the prior written consent of the Buyer.

(j)    Taxes, Charges, etc. Continue to pay or cause to be paid all Taxes, water and sewer charges, utilities and obligations under the Contracts as and when due and payable in accordance with the terms and conditions of such Contracts.
(k)    Transfers. Without limiting the provisions of Section 3.3(d), not transfer, sell or otherwise dispose of such Sellers’ Property or any item of such Sellers’ Personal Property without the prior written consent of the Buyer, except for the use and consumption of inventory and other supplies, and the replacement of worn out, obsolete and defective tools, equipment and appliances, in the ordinary course of business.
(l)    SNDAs. Upon the request of Buyer, Sellers agree to forward, at no cost to Sellers, Buyer’s lender’s form of subordination, non-disturbance and attornment agreement to tenants at the Properties. However, it is expressly understood and agreed that the receipt of one or more subordination, non-disturbance and attornment agreements in any form executed by tenants shall not be a condition to Buyer’s obligation to proceed with the Closing under this Agreement.
(m)    Deferred Purchase Price Agreements. Not amend, supplement or otherwise modify any of such Seller’s Deferred Purchase Price Agreements without the prior written consent of the Buyer, which consent may be granted or withheld in the Buyer’s sole discretion.
(n)    Licenses and Permits. Use commercially reasonable efforts, at the Buyer’s expense, to assist the Buyer with the transfer of any Licenses and Permits that require consent, approval or notice to a Governmental Authority to transfer.
Section 3.4    Tenant Estoppels.
(a)    Promptly following the Effective Date, the Sellers shall request from each Tenant an estoppel certificate in the form of Exhibit A attached hereto (the “Form Tenant Estoppel”). Each Seller shall use commercially reasonable efforts to obtain the prompt return of an executed tenant estoppel certificate with respect to each Space Lease in the form of the Form Tenant Estoppel or in the form or certifying to the matters required pursuant to such Tenant’s Space Leases (each, a “Tenant Estoppel”) (without the obligation to make any payments or grant any concessions under the Space Leases). If a Tenant returns an executed Tenant Estoppel to such Seller, such Seller shall promptly deliver to the Buyer a copy of such executed Tenant Estoppel following such Seller’s receipt of such Tenant Estoppel.
(b)    Subject to the provisions of Section 3.4(c) hereof, it shall be a condition to the Buyer’s obligation to close the sale and purchase of each individual Property that, on or before the Closing, the Sellers deliver to the Buyer Qualified Tenant Estoppel Certificates from (A) the Anchor Tenants of such Property, (B) the Major Tenants occupying at least 75% of the gross leasable area leased to all Major Tenants of such Property in the aggregate, and (C) Tenants of such Property occupying at least 75% of the gross leasable area leased to all Tenants of such Property in the aggregate.
(c)    Notwithstanding the provisions of Section 3.4(b) to the contrary, if the Sellers are unable to satisfy the condition set forth in Section 3.4(b) with respect to any Property, then, with respect to any Qualified Tenant Estoppel Certificate that has not been delivered or which has an exception which would cause a Tenant Estoppel to fail to constitute a Qualified Tenant

Estoppel Certificate, the Sellers may (but, for clarity, shall have no obligation to) deliver (x) certificates executed by the Sellers in the form of Exhibit B attached hereto (the “Form Seller Estoppel”) with respect to undelivered Estoppel Certificates, or, (y) with respect to Tenant Estoppels with exceptions, an indemnity (in form and substance reasonably satisfactory to the Buyer) indemnifying the Buyer against any Losses suffered by the Buyer arising out of or relating to such exception ((x) and (y), collectively, the “Seller Estoppels”), each of which shall be dated as of the Closing Date and shall be subject to the limitations set forth in Sections 11.3 and 11.5. Any Seller Estoppels so delivered, or so indemnifying Buyer, as the case may be, shall be deemed an executed and delivered Qualified Tenant Estoppel Certificates, or shall be deemed to cause the applicable Tenant Estoppel to be deemed a Qualified Tenant Estoppel Certificate, as the case may be, for purposes of the condition set forth in Section 3.4(b), provided that the Buyer may refuse to accept Seller Estoppels (i) from Anchor Tenants, and (ii) from Tenants at any individual Property occupying more than 20% of the gross leasable area leased to all Tenants of such Property in the aggregate and such refused Seller Estoppels shall not be deemed Qualified Tenant Estoppel Certificates for purposes of the condition set forth in Section 3.4(b). If, after delivery of a Seller Estoppel, a Qualified Tenant Estoppel Certificate for which such Seller Estoppel was delivered is delivered to the Buyer, such Seller Estoppel shall cease to be of any further force or effect and the Sellers shall have no liability with respect thereto.
(d)    If the Sellers are unable to satisfy the condition set forth in Section 3.4(b) with respect to any Property on or before the Final Closing Date, then, unless the Buyer elects to waive such condition, but subject to Section 3.4(c), such Property and its Asset-Related Property shall be deemed an “Excluded Tenant Estoppel Asset”. In such event (i) this Agreement shall terminate but only with respect to such Excluded Tenant Estoppel Asset, (ii) all references hereunder to such Excluded Tenant Estoppel Asset shall be deemed deleted, and such Excluded Tenant Estoppel Asset shall not be deemed a “Property” for any purpose under this Agreement (other than in respect of references to the Specified Properties and with respect to any terms and condition that expressly survive termination of this Agreement), (iii) the applicable Seller of such Excluded Tenant Estoppel Asset shall not be included in Sellers for purposes of this Agreement, (iv) the Purchase Price shall be reduced by the Allocated Purchase Price for such Excluded Tenant Estoppel Asset, and (v) neither the Sellers nor the Buyer shall have any liability hereunder with regard to the Excluded Tenant Estoppel Asset, except for the obligations hereunder which expressly survive termination of this Agreement.
Section 3.5    Material Property Agreement Estoppels.
(a)    Within seven (7) Business Days of the Effective Date, each Seller shall prepare and deliver to each Material Property Agreement Party an estoppel certificate in the form to be delivered to Seller by Buyer (the “Material Property Agreement Estoppel”) with respect to each Material Property Agreement identified by Buyer and request each of the Material Property Agreement Parties thereto to execute and deliver the Material Property Agreement Estoppel to such Seller. Each Seller shall use commercially reasonable efforts to obtain the prompt return of the executed Material Property Agreement Estoppels in substantially the same form delivered to Seller by Buyer (without the obligation to make any payments or grant any concessions under the Leases). If a Material Property Agreement Party returns an executed Material Property Agreement Estoppel to such Seller, such Seller shall promptly deliver to Buyer a copy of such executed Material Property Agreement Estoppel following such Seller’s receipt of such Material Property Agreement Estoppel.

(b)    It shall be a condition to the Buyer’s obligation to close the sale and purchase of the Assets that on or before the Closing, Sellers deliver to the Buyer estoppel certificates from the Material Property Agreement Parties with respect to the Material Property Agreements listed on Schedule 3.5(b) attached hereto in each case in substantially in the form of the Material Property Agreement Estoppel or in the same form as required under the respective Material Property Agreement to which the estoppel certificate relates and which do not allege any material defaults by Sellers or accrued and outstanding offsets or defenses under the relevant Material Property Agreement nor contain any materially adverse deviations between (x) the information specified in said Material Property Agreement Estoppel and (y) (i) the representations and warranties of the Sellers set forth in this Agreement and (ii) the Material Property Agreement to which such Material Property Agreement Estoppel relates (the “Material Property Agreement Estoppel Condition”). If the Sellers are unable to the Material Property Agreement Estoppel Condition with respect to any Property on or before the Final Closing Date, then, unless the Buyer elects to waive such condition, such Property and its Asset-Related Property shall be deemed an “Excluded Material Property Agreement Asset”. In such event (i) this Agreement shall terminate but only with respect to such Excluded Material Property Agreement Asset, (ii) all references hereunder to such Excluded Material Property Agreement Asset shall be deemed deleted, and such Excluded Material Property Agreement Asset shall not be deemed a “Property” for any purpose under this Agreement (other than in respect of references to the Specified Properties and with respect to any terms and condition that expressly survive termination of this Agreement), (iii) the applicable Seller of such Excluded Material Property Agreement Asset shall not be included in Sellers for purposes of this Agreement, (iv) the Purchase Price shall be reduced by the Allocated Purchase Price for such Excluded Material Property Agreement Asset, and (v) neither the Sellers nor the Buyer shall have any liability hereunder with regard to the Excluded Material Property Agreement Asset, except for the obligations hereunder which expressly survive termination of this Agreement.
Section 3.6    Buyer’s Knowledge of Inaccuracies prior to Closing. If, at any time prior to the Closing, a Buyer Representative obtains actual knowledge that any representation or warranty of any of the Sellers contained in Section 3.1 or Section 3.2 is untrue or incorrect in any material respect, such Seller shall not be in default under this Agreement (provided that such misrepresentation was not intentional and did not result from a willful act which is prohibited under this Agreement which causes such representation or warranty to become untrue) and the sole remedy of the Buyer shall be to (i) proceed to Closing, in which case the Buyer shall be deemed to have waived its rights with respect to any such breach of representation or warranty, or (ii) solely in the event that the Sellers fail to cure such breach within thirty (30) days after written notice thereof from the Buyer (and if such thirty (30) day period would extend beyond the Closing Date, at their option, the Sellers may extend such Closing Date for the period required to effect such cure, but not beyond the date which is thirty (30) days from such written notice of the Buyer), and (A) if such breach of representation or warranty would have a Portfolio Material Adverse Effect, terminate this Agreement by written notice to the Sellers within five (5) Business Days after the expiration of such cure period (“Buyer’s Termination Deadline”) or (B) if such breach of representation or warranty would not have a Portfolio Material Adverse Effect, but would have a Property Material Adverse Effect with respect to any Property, take either of the following actions by written notice the Sellers within five (5) Business Days after Buyer’s Termination Deadline: (1) elect to treat the Property with respect to which such breach of representation or warranty would have a Property Material

Adverse Effect as an Excluded Representation Asset and proceed to Closing with respect to the other Properties, or (2) waive its rights with respect to any such breach of representation or warranty having a Property Material Adverse Effect and proceed to Closing in accordance with this Agreement. If the Buyer proceeds to Closing, then the Buyer shall retain all of its rights with respect such breach of representation or warranty (subject in all respect to the express limitations of this Agreement, including the limitations set forth in Section 11.3 and Section 11.5), except that the Buyer shall be deemed to have waived all of its rights and remedies with respect to such breach of representation or warranty (i) if such breach of representation or warranty has a Portfolio Material Adverse Effect, or (ii) to the extent such breach of representation or warranty relates to any Property which the Buyer had the right to treat as an Excluded Representation Asset but did not. Notwithstanding the foregoing, the Buyer shall not be entitled to exercise the foregoing rights, and none of the Sellers shall have any liability following the Closing with respect such breach of representation or warranty, in the event that any of the representations of any Seller under Section 3.2 have become untrue by reason of changed facts or circumstances which constitute Permitted Representation Changes (provided that any such liability of any Seller following the Closing shall be determined as if the definition of “Permitted Representation Changes” did not include the proviso set forth at the end of clause (xi) thereof if Sellers provided Buyer prior to Closing with copies of any such notice of Environmental Claim, Environmental Liability or violations of Environmental Laws). If the Buyer is entitled to deliver a notice electing (i) to terminate this Agreement in connection with a breach of representation or warranty that would have a Portfolio Material Adverse Effect, or (ii) to treat the Property affected by a breach of representation or warranty as a Excluded Representation Asset, but fails to deliver the required notice to the Sellers on or before the Buyer’s Termination Deadline, then the Buyer shall conclusively be deemed to have elected to proceed to Closing with respect to all of the Properties in accordance with this Agreement.
Section 3.7    Cooperating with Financing. Each of the Sellers shall reasonably cooperate with the Buyer in connection with the Buyer’s arrangement of financing (which shall include mortgage financing, subordinate financing, and equity investments) with respect to the Properties (provided that such cooperation does not interfere in any material respect with the ongoing operations of the Sellers or the rights of any Tenants of the Properties under their respective Space Leases), including without limitation, by (a) delivering such financial and statistical information relating to the applicable Properties as may be reasonably requested in connection with such financing, subject in each case, to such confidentiality agreements as a Seller may reasonably require, (b) providing access to diligence materials, personnel and the applicable Properties during normal business hours and upon reasonable prior request to allow sources of financing and their representatives to complete all reasonable and customary diligence, subject in each case, to such confidentiality agreements as a Seller may reasonably require, (c) requesting estoppels, attornment agreements and certificates from Tenants and Material Property Agreement Parties in form and substance reasonably satisfactory to any potential lender, and (d) permitting the Buyer and its representatives to conduct appraisals and environmental engineering inspections of each Property during normal business hours or such other times as may be reasonably approved by Seller (provided, however, that (A) neither the Buyer nor its representatives shall have the right to take and analyze any samples of any environmental media (including soil, groundwater, surface water, air or sediment) or any building material or to perform any invasive testing procedure on any such Property, (B) the Buyer shall schedule and coordinate all inspections with the applicable Seller and shall give the applicable Seller at least three (3) Business Days’ prior written notice thereof, setting forth the inspection or materials that the Buyer or its agents intend to conduct, and (C) such Seller shall be entitled to have representatives present at all times during any such inspection). Notwithstanding the foregoing provisions of this Section 3.7, in no event shall the Sellers be obligated to deliver any information, provide any access or permit any inspection pursuant to this Section 3.7 which the Sellers are not obligated to deliver, provide or permit to or for the benefit of the Buyer pursuant to the terms and conditions of this Agreement other than this Section 3.7. The foregoing cooperation by the Sellers shall be at the Buyer’s sole cost and expense (provided that the Buyer shall not be required to reimburse the Seller for any in-house costs incurred by the Seller in the performance of its obligations), and the Buyer shall promptly reimburse Seller for any reasonable out-of-pocket, third party costs incurred in performing their obligations under this Section 3.7.
Section 3.8    Waterside Property. Within five (5) Business Days after the Effective Date, the Waterside ARCP Member shall exercise the Waterside Sale Right. If in response to such exercise the Waterside JV Member exercises the Waterside JV Option in accordance with the terms of the Waterside JV Agreement, the Waterside Property shall upon the closing of the sale under the Waterside JV Option immediately become an Excluded ROFR Asset. If in response to such exercise the Waterside JV Member does not exercise the Waterside JV Option in accordance with the terms of the Waterside JV Agreement, (i) the Waterside ARCP Member shall use its reasonable best efforts to cause the Waterside Seller to become a party to this Agreement as a “Seller” in accordance with (but subject to) its rights under the Waterside JV Agreement (and the Buyer hereby consents to the Waterside Seller becoming a party to this Agreement) pursuant to an instrument reasonably acceptable to Sellers and Buyer and (ii) following the Waterside Seller becoming a party to this Agreement, the Buyer will be obligated to acquire the Waterside Property upon the terms, and subject to the conditions of, this Agreement.
ARTICLE IV
REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BUYER
Section 4.1    Representations and Warranties of the Buyer. The Buyer hereby represents and warrants to the Sellers as follows:
(a)    Formation; Existence. It is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    Power; Authority. It has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the purchase of the Assets and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of the Buyer. This Agreement has been duly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and by general principles of equity (whether applied in a proceeding at law or in equity).

(c)    No Consents. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with any Governmental Authority or other Person is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby.
(d)    No Conflicts. The execution, delivery and performance of this Agreement will not (a) conflict with or result in any violation of its organizational documents, (b) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party in its individual capacity, or (c) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties.
(e)    Anti-Terrorism and Anti-Corruption Laws.
(i)    Neither the Buyer nor, to the Buyer’s knowledge, its affiliates or any Person controlling or controlled by the Buyer, Buyer is in violation of any laws relating to terrorism, money laundering or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Action of 2001, Public Law 107-56, as amended, and the Executive Order.
(ii)    Neither the Buyer nor, to the Buyer’s knowledge, its affiliates or any Person controlling or controlled by the Buyer, is acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Annex to the Executive Order, or are included on any Government List.
(iii)    Neither the Buyer nor, to the Buyer’s knowledge, its affiliates or any Person controlling or controlled by the Buyer, is a country, territory, individual or entity named on a Government List (or any other similar list designed to identify persons identified as person engaged in prohibited activities), and the monies used in connection with this Agreement and amounts committed with respect thereto, were not and are not derived from any activities that contravene any applicable anti-money laundering or anti-bribery laws and regulations (including funds being derived from any person, entity, country or territory on a Government List or engaged in any unlawful activity defined under Title 18 of the United States Code, Section 1956(c)(7)).
(iv)    To the Buyer’s knowledge, the operations of the Buyer have been conducted at all times in compliance with the Money Laundering Laws and the Anti-Corruption Laws. No proceeding by or before any Governmental Authority involving the Buyer with respect to the Money Laundering Laws or the Anti-Corruption Laws is pending or, to the knowledge of the Buyer, is threatened.
(v)    Notwithstanding anything in this Section 4.1(e) to the contrary, the representations and warranties in this Section 4.1(e) shall not apply to any direct or indirect shareholders or other equity owners of The Blackstone Group L.P. or any limited partner or non-managing member of an investment vehicle sponsored directly or indirectly by The Blackstone Group L.P. and its affiliates..
(f)    Buyer Replacement Guarantor. BRE DDR Retail Holdings III LLC (“Assumed Loan Property Purchaser Guarantor”) shall have as of the Closing, a net worth of at least $500,000,000 and minimum liquidity of at least $10,000,000, each as determined in a manner that complies with the net worth and minimum liquidity requirements applicable to a replacement guarantors pursuant to the terms of each Assumed Loan.
(g)    DDR Manager. To the knowledge of the Buyer Representatives, there is no fact or circumstance which would disqualify DDR from being approved or qualifying as a replacement property manager pursuant to the terms of each Assumed Loan.
Section 4.2    Covenants of the Buyer. (a)    No later than twenty (20) Business Days after the Effective Date, the Buyer shall identify, in writing to the Sellers, which Contracts the Buyer desires to assume (the “Assumed Contracts”) at the applicable Closing pursuant to the Assignment of Contracts; provided however, if any such Contract requires a consent to the assignment by the Sellers, such Contract shall be included in the Assignment of Contracts only to the extent such consent is obtained prior to Closing.
(b)    The Buyer covenants and agrees that it shall:
(i)    use commercially reasonable efforts to submit complete application packages to all Assumed Loan Lender Parties for the Loan Assumptions within ten (10) Business Days following the date that form application packages are provided to the Buyer after the Effective Date;
(ii)    to the extent required in connection with an Assumed Loan, agree to cause (x) Assumed Loan Property Purchaser Guarantor to execute and deliver replacement guaranties and indemnities in substantially the same form as the existing guaranties and indemnities with respect to such Assumed Loan and (y) DDR Manager to execute and deliver a customary assignment and subordination agreement (in circumstances where the manager is an Affiliate of the borrower);
(iii)    without limiting the generality of the foregoing, promptly supply to the Assumed Loan Lender Parties (i) all financial information with respect to Assumed Loan Property Purchaser, Assumed Loan Property Purchaser Guarantor, DDR Manager, and their respective direct and indirect owners, as may be reasonably requested by the Assumed Loan Lender Parties (including, without limitation, evidence of compliance with Section 4.1(f), (ii) documentation, supporting information and other items required by the Assumed Loan Documents or otherwise reasonably requested or reasonably required by the Assumed Loan Lender Parties in connection with each Loan Assumption, (iii) evidence that the applicable Assumed Loan Property Purchasers are special purpose entities, to the extent required by the Assumed Loan Documents, and (iv) at Closing, to the extent required by the Assumed Loan Lender Parties, opinions of counsel with respect to the valid formation, due authority and good standing of the applicable

Assumed Loan Property Purchasers, the enforceability of the Loan Assumption Documents and non-consolidation matters;
(iv)    continually make all commercially reasonable efforts to consummate the Loan Assumption with the applicable Seller and Assumed Loan Lender Parties; and
(v)    in connection with each Assumed Loan, comply with the requirements set forth in Schedule 2.3(f) to the extent applicable.
(c)    Post-Closing Cooperation. To the extent that a Tenant has an obligation under the terms of its Space Lease to cause the removal of a lien filed by mechanics, materialmen, or other workmen or suppliers employed and contracted by such Tenant that a Seller removed or caused to be insured over in the Title Policy, Buyer shall reasonably cooperate with such Seller following the applicable Closing to cause such Tenant to comply with the terms of its Space Lease with respect to such lien.
ARTICLE V
CONDITIONS PRECEDENT TO CLOSING
Section 5.1    Conditions Precedent to the Sellers’ Obligations. The obligation of the Sellers to consummate the transfer of the Assets to the Buyer on the Closing Date in accordance with the terms of this Agreement is subject to the satisfaction (or written waiver by the Sellers) as of the Closing of the following conditions:
(a)    Each of the representations and warranties made by the Buyer in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date;
(b)    The Buyer shall have performed or complied in all material respects with all of its obligations required by this Agreement to be performed or complied with by the Buyer on or before the Closing;
(c)    The Sellers shall have received all of the documents required to be delivered by the Buyer at or before the Closing under Article VI;
(d)    The Sellers shall have received the Balance of the Purchase Price to be paid at the Closing in accordance with Section 2.2(c) and all other amounts due to the Sellers hereunder at or before the Closing;
(e)    No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the Assets or the consummation of any other transaction contemplated hereby; provided, however, and notwithstanding anything to the contrary contained herein, if the closing condition set forth in this Section 5.1(e) has not been satisfied or waived on the applicable Closing Date with respect to one or more Properties (such Properties, the

“Enjoined Properties”), and no Enjoined Property is a Specified Property, then the Closing shall take place on the applicable Closing Date in accordance with this Agreement with respect to all Properties that would otherwise have been closed upon on such date, other than the Enjoined Properties, and the closing date with respect to the Enjoined Properties will be extended until the closing condition set forth in this Section 5.1(e) have been satisfied or waived; provided, however, if the closing condition set forth in this Section 5.1(e) has not been satisfied or waived by the Final Closing Date, this Agreement will terminate with respect to such Enjoined Properties only (each such Enjoined Property, an “Excluded Enjoined Asset”), all references hereunder to such Excluded Enjoined Asset and the applicable Seller shall be deemed deleted, the Excluded Enjoined Asset shall not be included in the Assets for purposes of this Agreement, the applicable Seller of such Excluded Enjoined Asset shall not be included in Sellers for purposes of this Agreement, the Purchase Price shall be reduced by the Allocated Purchase Price of the Excluded Enjoined Assets, and neither Sellers, nor Buyer, shall have any liability hereunder with regard to the Excluded Enjoined Assets, except for obligations hereunder which expressly survive termination of this Agreement, or expenses incurred by Sellers on Buyer’s behalf with regard to such Excluded Enjoined Asset;
(f)    The Initial Closing hereunder shall include not less than the Minimum Closing Properties;
(g)    A Loan Assumption Consent has been obtained (and the requirements of this Agreement with respect to a Loan Assumption have been satisfied), or a Failed Loan Defeasance has occurred, with respect to each Assumed Loan affecting the Assumed Loan Properties to be conveyed at the Closing; and
(h)    No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the Assets or the consummation of any other transaction contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby.
If any of the conditions to the Sellers’ obligation to consummate the transfer of any Assets that have not previously been transferred to the Buyer in accordance with the terms of this Agreement are not satisfied on and as of the Outside Closing Date and such failure is not a result of a material default by the Buyer under this Agreement which would permit Seller to give a Seller Termination Notice (in which event the Sellers would be afforded the rights under Section 13.1 hereof), then the Sellers may elect to either: (a) waive such failure and proceed to Closing or (b) terminate this Agreement by written notice to the Buyer, in which event the Cash Deposit (and all interest earned thereon, if any) then held by the Escrow Agent shall be immediately returned to the Buyer and neither the Sellers nor the Buyer shall have any further rights or obligations to the other under this Agreement, except those arising under provisions that expressly survive such termination.
Section 5.2    Conditions Precedent to the Buyer’s Obligations. The obligation of the Buyer to consummate the acquisition of the Assets from the Sellers on the Closing Date in accordance with the terms of this Agreement is subject to the satisfaction (or written waiver by the Buyer) as of the Closing of the following conditions:

(a)    Each Seller’s representations and warranties contained in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date (other than those representations or warranties made as of a specific date, or with reference to previously dated materials, in which event such representations and warranties shall be true and correct as of the date thereof or as of the date of such materials, as applicable), unless any representations and warranties that were untrue when made or became untrue after the Effective Date, taken together, do not have a Portfolio Material Adverse Effect; provided that this condition shall not be deemed to have failed if (a) the Sellers’ representations or warranties under Section 3.2 have become untrue by reason of changed facts or circumstances which constitute Permitted Representation Changes and (b) such misrepresentation was not intentional nor resulted from a willful act which is prohibited under this Agreement which causes the representation or warranty to become untrue; provided, further, if any of the Sellers’ representations and warranties that were untrue when made or became untrue after the Effective Date (where such representations and warranties are required to be remade by the Sellers at the Closing) result in a Property Material Adverse Effect with respect to any Property, then the Buyer shall have the right to exclude the Property that has suffered the Property Material Adverse Effect from the Properties to be purchased by Buyer pursuant to this Agreement (any such excluded Property and its Asset-Related Property is referred to herein as a “Excluded Representation Asset”), and in the event that the Buyer exercises such right (i) this Agreement shall terminate but only with respect to such Excluded Representation Asset, (ii) all references hereunder to such Excluded Representation Asset shall be deemed deleted, and such Excluded Representation Asset shall not be deemed a “Property” for any purpose under this Agreement (other than in respect of references to the Specified Properties and with respect to any terms and condition that expressly survive termination of this Agreement), (iii) the applicable Seller of such Excluded Representation Asset shall not be included in Sellers for purposes of this Agreement, (iv) the Purchase Price shall be reduced by the Allocated Purchase Price for such Excluded Representation Asset, and (v) neither the Sellers nor the Buyer shall have any liability hereunder with regard to the Excluded Representation Asset, except for the obligations hereunder which expressly survive termination of this Agreement;
(b)    Each Seller shall have performed or complied in all material respects with all of its obligations required by this Agreement to be performed or complied with by such Seller on or before the Closing;
(c)    No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any Governmental Authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the applicable Assets or the consummation of any other transaction contemplated hereby; provided, however, and notwithstanding anything to the contrary contained herein, if on the applicable Closing Date there exists one or more Properties that is not an Enjoined Property, and no Enjoined Property is a Specified Property, then the Closing shall take place on the applicable Closing Date in accordance with this Agreement with respect to all Properties that would otherwise have been closed upon on such date, other than the Enjoined Properties, and the closing date with respect to the Enjoined Properties will be extended until the closing condition set forth in this Section 5.2(c) have been satisfied or waived; provided, however, if the closing condition set forth in this Section 5.2(c) has not been satisfied or waived by the Final Closing Date, this Agreement will terminate with respect to such

Excluded Enjoined Asset only, all references hereunder to such Excluded Enjoined Asset and the applicable Seller shall be deemed deleted, the Excluded Enjoined Asset shall not be included in the Assets for purposes of this Agreement, the applicable Seller of such Excluded Enjoined Asset shall not be included in Sellers for purposes of this Agreement, the Purchase Price shall be reduced by the Allocated Purchase Price of the Excluded Enjoined Assets, and neither Sellers, nor Buyer, shall have any liability hereunder with regard to the Excluded Enjoined Assets, except for obligations hereunder which expressly survive termination of this Agreement, or expenses incurred by Sellers on Buyer’s behalf with regard to such Excluded Enjoined Asset;
(d)    No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the purchase and sale of the applicable Assets or the consummation of any other transaction contemplated hereby or (ii) seeking material damages with respect to such purchase and sale or any other transaction contemplated hereby;
(e)    The Buyer shall have received all of the documents required to be delivered by the Sellers at or before the Closing under Article VI;
(f)    The Initial Closing hereunder shall include not less than the Minimum Closing Properties and shall include all of the Specified Properties;
(g)    With respect to any Asset that is the subject of the applicable Closing, the Buyer shall have received the Qualified Tenant Estoppel Certificates (and/or the Seller Estoppels) required pursuant to Section 3.4;
(h)    With respect to any Assumed Loan Property that is the subject of the applicable Closing, a Loan Assumption Consent shall have been obtained and the requirements of this Agreement with respect to a Loan Assumption shall have been satisfied, unless the requirements of this Agreement with respect to a Failed Loan Defeasance have been satisfied with respect to such Assumed Loan; and
(i)    The Title Company shall be irrevocably committed to issue to the Buyer, as of the Closing Date, the Title Policy with respect to the Properties to be conveyed at the Closing, subject only to (i) the receipt of the title premiums and costs with respect to the Title Policy, (ii) the delivery by the Buyer of the Buyer’s or, if applicable, relevant Buyer Affiliate Designees’, organizational and authority documents reasonably requested by the Title Company, and (iii) the Buyer’s satisfaction of any other customary requirements of the Title Company that are typically imposed upon and complied with by similar purchasers in like transactions in the respective jurisdictions where the applicable Properties are located.
If any of the conditions to the Buyer’s obligation to consummate the acquisition of any Assets that have not previously been acquired by the Buyer in accordance with the terms of this Agreement are not satisfied on and as of the Outside Closing Date and such failure is not a result of a material default by the Sellers under this Agreement which would permit the Buyer to terminate this Agreement (in which event the Buyer would be afforded the rights under Section 13.2 hereof), then the Buyer may elect to either: (a) waive such failure and proceed to Closing, or (b) terminate this Agreement by written notice to the Sellers, in which event the Cash Deposit (and all interest earned thereon, if any) then held by the Escrow Agent shall be immediately returned to the Buyer and neither the Sellers nor the Buyer shall have any further rights or obligations to the other under this Agreement, except those arising under provisions that expressly survive such termination.
ARTICLE VI
CLOSING DELIVERIES
Section 6.1    Buyer Deliveries.
The Buyer shall deliver (and, as applicable, cause the relevant Buyer Affiliate Designees to deliver) the following at Closing:

(a)    the Balance of the Purchase Price to be paid at the Closing in accordance with Section 2.2(c) and all other amounts due to the Sellers hereunder at or before the Closing;
(b)    with respect to each Property:
(i)    an assignment and assumption of landlord’s interest in the Space Leases (an “Assignment of Leases”) duly executed by the Buyer (or relevant Buyer Affiliate Designee) in substantially the form of Exhibit C hereto;
(ii)    an assignment and assumption of the Assumed Contracts (an “Assignment of Contracts”) duly executed by the Buyer (or relevant Buyer Affiliate Designee) in substantially the form of Exhibit D hereto;
(iii)    an assignment and assumption of the Deferred Purchase Price Obligations (an “Assignment of Deferred Purchase Price Obligations”) duly executed by the Buyer (or relevant Buyer Affiliate Designee) in substantially the form of Exhibit D hereto which respect to each Deferred Purchase Price Obligation;
(iv)    a notice letter to each Tenant (the “Tenant Notices”) duly executed by the Buyer (or relevant Buyer Affiliate Designee), in the form of Exhibit F attached hereto;
(v)    a recordable assumption of the applicable Seller’s obligations from and after the Closing in each Assigned Material Property Agreement; and
(v)    all transfer tax returns, to the extent required by law and the regulations issued pursuant thereto, which are required to be executed and/or filed by the transferee of such Property in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the conveyance of such Property.
(c)    with respect to the Assumed Loans, such documents as Assumed Loan Lender Party shall reasonably require in connection with the assumption of such Assumed Loans by the Buyer (or relevant Buyer Affiliate Designee); and

(d)    with respect to the transactions contemplated hereunder:
(i)    such other assignments, instruments of transfer and other documents, in each case, duly executed by the Buyer (and the Buyer Affiliate Designees), which by the terms of this Agreement are to be delivered by the Buyer (and the Buyer Affiliate Designees) at the Closing;
(ii)    a duly executed and sworn Secretary’s Certificate from the Buyer (and the relevant Buyer Affiliate Designees) satisfactory to the Title Company certifying that the Buyer (and the relevant Buyer Affiliate Designees) has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;
(iii)    an executed and acknowledged Incumbency Certificate from the Buyer (and the relevant Buyer Affiliate Designees) satisfactory to the Title Company certifying the authority of the officers or general partner, as applicable of the Buyer (and the relevant Buyer Affiliate Designees) to execute this Agreement and the other documents delivered by the Buyer (and the relevant Buyer Affiliate Designees) to the Sellers at the Closing;
(iv)    an executed closing statement reasonably approved by the Sellers and the Buyer; and
(v)    a certificate remaking the Buyer’s representations and warranties set forth in Section 4.1 as if made on the Closing Date (“Buyer Update Certificate”).
Section 6.2    Seller Deliveries. The Sellers shall deliver the following at Closing:
(a)    with respect to each Property, a deed (a “Deed”) in substantially the form of Exhibit G hereto with respect to each applicable state (modified as necessary to limit any express or implied warranties of the grantor to the acts of the relevant Seller and no others), duly executed by the relevant Seller, which deed, upon proper recording by the Buyer, shall be sufficient to transfer and convey to the Buyer whatever rights in the Property the relevant Seller has acquired subject only to the Permitted Exceptions with reference to such Property;
(b)    with respect to each Property:
(i)    an Assignment of Leases duly executed by the relevant Seller, together with the original Space Leases in the Sellers’ possession or reasonable control (or, to the extent originals are not available, the copies thereof in the Data Room shall be deemed delivered to the Buyer);
(ii)    a bill of sale (a “Bill of Sale”) duly executed by the relevant Seller in substantially the form of Exhibit H hereto, relating to all the Personal Property owned by the relevant Seller which are currently located upon or attached to the Property;

(iii)    an Assignment of Contracts duly executed by the relevant Seller;
(iv)    an assignment of all warranties, permits, licenses and other Asset Related Property in the form of Exhibit I attached hereto;
(v)    an updated rent roll and delinquency report with respect to each of the Properties, certified as true and complete by the relevant Seller;
(vi)    the Tenant Notices duly executed by the relevant Seller;
(vii)    an Assignment of Deferred Purchase Price Obligations duly executed by the relevant Seller;
(viii)    an assignment of the relevant Seller’s rights and interests in the Purchase Price Holdback duly executed by the relevant Seller;
(ix)    notices of the sales of the relevant Assets to any Material Property Agreement Parties required to be given pursuant to the relevant Material Property Agreements and identified by written notice from the Buyer to the Sellers at least five (5) Business Days prior to the Closing;
(x)     a recordable assignment of Seller’s interest in any Material Property Agreement that Buyer requests to be assigned by written notice from the Buyer to the Sellers at least five (5) Business Days prior to the Closing (the “Assigned Material Property Agreements”);
(xi)    subject to Section 6.2(d), with respect to any security deposits held in the form of a letter of credit, an assignment instrument duly executed and acknowledged satisfying the requirements to the transfer conditions of the applicable letter of credit;
(xii)    all transfer tax returns which are required by law and the regulations issued pursuant thereto (other than those required to be filed by the transferee of such Property) in connection with the payment of all state or local real property transfer taxes that are payable or arise as a result of the conveyance of such Property;
(xiii)    the Qualified Tenant Estoppel Certificates and the Seller Estoppels, if any, required to be delivered pursuant to Section 3.4;
(xiv)    an Owner’s Affidavit duly executed by the relevant Seller; and
(xv)    all keys to each Property which are in the Sellers’ possession.
(c)    with respect to the transactions contemplated hereunder:
(i)    such other assignments, instruments of transfer and other documents, in each case, duly executed by the Sellers, which by the terms of this Agreement are to be delivered by the Sellers at the Closing;

(ii)    such other consents, filings, and other documents required by any Governmental Authority in connection with the transactions contemplated hereunder;
(iii)    a duly executed and sworn Secretary’s Certificate from each Seller (or the general partners of such Seller, where appropriate) satisfactory to the Title Company certifying that such Seller has taken all necessary action to authorize the execution of all documents being delivered hereunder and the consummation of all of the transactions contemplated hereby and that such authorization has not been revoked, modified or amended;
(iv)    an executed and acknowledged Incumbency Certificate from each Seller (or the general partners of such Seller, where appropriate) satisfactory to the Title Company certifying the authority of the officers of such Seller (or the general partner of such Seller, where appropriate) to execute this Agreement and the other documents delivered by such Seller to the Buyer at the Closing;
(v)    a certificate pursuant to the Foreign Investment and Real Property Tax Act (“FIRPTA”), duly executed by each Seller or the applicable person for U.S. federal income tax purposes, certifying that such person is not a “foreign person” as defined in Section 1445 of the Code and the Treasury Regulations promulgated thereunder, in substantially the form of Exhibit J hereto and any similar certificate or other affidavit under applicable state law; and
(vi)    an executed closing statement reasonably approved by the Sellers and the Buyer; and
(vii)    subject to the provisions of Section 3.6 and Section 5.2, a certificate executed by such Seller, remaking such Seller’s representations and warranties set forth in Sections 3.1 and 3.2 as if made on the Closing Date (other than those representations or warranties made as of a specific date, or with reference to previously dated materials, which representations and warranties shall be remade as of such specific dates or as of the date of such materials, as applicable), but updated to reflect such changed facts or circumstances which constitute Permitted Representation Changes, and do not result from a willful act which is prohibited under this Agreement which caused the representation or warranty to become untrue (a “Seller Update Certificate”).
(d)    In the event any Asset-Related Property is not assignable (such as a letter of credit that is not transferable), the Sellers shall use commercially reasonable efforts to provide the Buyer, at no cost to the Sellers, with the economic benefits of such property by enforcing such property (solely at the Buyer’s reasonable direction) for the benefit and at the expense of the Buyer; provided that (i) the Buyer shall indemnify and hold harmless the Sellers from any loss or liability the Sellers may suffer as a result of the Buyer’s direction, and (ii) provide to the Sellers such assurance of performance of such indemnity as the Sellers may reasonably request;
(e)    With respect to the Assumed Loans, (i) a statement from the Assumed Loan Lender Party with respect to the outstanding amount of principal and accrued interest on the

Assumed Loan and the amounts of any cash reserves or escrow accounts held by or for the Assumed Loan Lender Party in connection with the Assumed Loans as of the Closing Date, and (ii) originals of Assumed Loan Documents for such Assumed Loans, to the extent in the Seller’s possession; and
(f)    With respect to the Repaid Loans and the Failed Loan Defeasances, evidence that any Lien securing the related Third Party Loan has been discharged from the applicable Property.
The acceptance of the Deeds by the Buyer shall be deemed to be full performance and discharge of any and all obligations on the part of the Sellers to be performed pursuant to the provisions of this Agreement, except where such agreements and obligations are specifically stated to survive.

ARTICLE VII
INSPECTION
Section 7.1    General Right of Inspection. Prior to Closing, the Buyer and its consultants and agents shall have the right to inspect each Property during business hours on Business Days, including the right to interview (x) the Tenants under Space Leases and (y) the general managers, asset managers, and corporate level officers, directors, officers, employees and agents of each Seller responsible for, or involved with, the management or operation of each Property; provided that (a) the Buyer shall first give the Sellers reasonable advance notification of its intention to conduct any such inspection or interview, (b) the Buyer shall permit a representative of the Sellers to accompany the Buyer and/or its agents during any such inspection or interview if the Sellers shall make such a representative available, and (c) such inspection or interview shall not unreasonably impede the normal day‑to‑day business operation of such Property. The Buyer’s right of inspection of each Property shall be subject to the rights of Tenants. The Sellers shall use commercially reasonable efforts to make available or provide to the Buyer copies of all studies, leases, reciprocal easement agreements, contracts, loan documents, surveys, historical operating statements, operating budgets, billing statements and other financial information, environmental and physical condition reports, zoning reports, material landlord/tenant disputes and material litigation in the Seller’s possession or control related to the Properties. The Buyer hereby indemnifies and agrees to defend and hold the Sellers harmless from all loss, cost (including, without limitation, reasonable attorneys’ fees), claim or damage arising in connection with or from any such inspection by the Buyer or its agents.
Section 7.2    Examination. In entering into this Agreement, the Buyer has not been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by any Seller, any partner, member, officer or director of any Seller, or any affiliate, agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent any Seller, with respect to the Assets or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement. The Buyer acknowledges and agrees that, except as expressly set forth herein, no Seller makes any representations or warranties whatsoever, whether express or implied or arising by operation of law, with respect to such Seller’s Assets. THE BUYER AGREES THAT THE ASSETS WILL BE SOLD AND CONVEYED TO (AND ACCEPTED BY) THE BUYER AT THE CLOSING IN THE THEN EXISTING CONDITION OF THE ASSETS, AS IS, WHERE IS, WITH ALL FAULTS, AND WITHOUT ANY WRITTEN OR VERBAL REPRESENTATIONS OR WARRANTIES WHATSOEVER (INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY), WHETHER EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, other than representations and warranties of the Sellers expressly set forth in Section 3.2 of this Agreement. The Buyer acknowledges and agrees that, except as expressly set forth in Section 3.2 of this Agreement, the Sellers have not made, do not make and specifically disclaim any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to the Assets, including, without limitation, (a) the nature, quality or physical condition of the Assets, (b) the construction of the improvements and whether there exists any construction defects therein, (c) the water, soil and geology of the property, (d) the income to be derived from the Asset, (e) the suitability of the Assets for any and all activities and uses which the Buyer may conduct thereon, (f) the compliance of or by the Assets or the operation thereof with any laws, rules, ordinances or regulations of any Governmental Authority having jurisdiction thereover, (g) the habitability or fitness of the Assets for a particular purpose, (h) the marketability of the Assets or the ability to lease or sell the Assets, (i) the status or condition of entitlements pertaining to the Assets, and (j) any matter regarding Hazardous Substances. Any written or oral information, reports, statements, documents or records concerning the Assets provided or made available to the Buyer, its affiliates, agents, employees, or other representatives by the Sellers, the Sellers’ agents, employees or third parties representing or purporting to represent any Seller, shall not be representations or warranties, unless specifically set forth in in Section 3.2 of this Agreement. In purchasing the Assets and taking other action hereunder, the Buyer has not and shall not rely on any such disclosures, but rather, the Buyer shall rely only on the Buyer’s own inspection of the Assets. The Buyer acknowledges that the Purchase Price reflects and takes into account that the Assets are being sold “as is”.
Section 7.3    Releases.
(a)    THE BUYER HEREBY AGREES THAT EACH SELLER AND EACH OF ITS PARTNERS, MEMBERS, TRUSTEES, DIRECTORS, OFFICERS, EMPLOYEES, REPRESENTATIVES, PROPERTY MANAGERS, ASSET MANAGERS, AGENTS, ATTORNEYS, AFFILIATES AND RELATED ENTITIES, HEIRS, SUCCESSORS, AND ASSIGNS (WITH EACH SELLER, COLLECTIVELY, THE “RELEASEES”) SHALL BE, AND ARE HEREBY, FULLY AND FOREVER RELEASED AND DISCHARGED FROM ANY AND ALL LIABILITIES, LOSSES, CLAIMS (INCLUDING THIRD PARTY CLAIMS), DEMANDS, DAMAGES (OF ANY NATURE WHATSOEVER), CAUSES OF ACTION, COSTS, PENALTIES, FINES, JUDGMENTS, REASONABLE ATTORNEYS’ FEES, CONSULTANTS’ FEES AND COSTS AND EXPERTS’ FEES (COLLECTIVELY, THE “CLAIMS”) WITH RESPECT TO ANY AND ALL CLAIMS, WHETHER DIRECT OR INDIRECT, KNOWN OR UNKNOWN, FORESEEN OR UNFORESEEN, THAT MAY ARISE ON ACCOUNT OF OR IN ANY WAY BE CONNECTED WITH THE ASSETS OR THE PROPERTY OF SUCH SELLER, INCLUDING, WITHOUT LIMITATION, THE PHYSICAL, ENVIRONMENTAL AND STRUCTURAL CONDITION OF THE PROPERTY OF SUCH SELLER OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING,

WITHOUT LIMITATION, ANY CLAIM OR MATTER (REGARDLESS OF WHEN IT FIRST APPEARED) RELATING TO OR ARISING FROM (A) THE PRESENCE OF ANY ENVIRONMENTAL PROBLEMS, OR THE USE, PRESENCE, STORAGE, RELEASE, DISCHARGE, OR MIGRATION OF HAZARDOUS MATERIALS ON, IN, UNDER OR AROUND SUCH PROPERTY, REGARDLESS OF WHEN SUCH HAZARDOUS MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT SUCH PROPERTY, INCLUDING, WITHOUT LIMITATION ANY RIVER SITE CLAIMS, (B) ANY PATENT OR LATENT DEFECTS OR DEFICIENCIES WITH RESPECT TO SUCH PROPERTY, (C) ANY AND ALL MATTERS RELATED TO SUCH PROPERTY OR ANY PORTION THEREOF, INCLUDING WITHOUT LIMITATION, THE CONDITION AND/OR OPERATION OF SUCH PROPERTY AND EACH PART THEREOF, AND (D) THE PRESENCE, RELEASE AND/OR REMEDIATION OF ASBESTOS AND ASBESTOS CONTAINING MATERIALS IN, ON OR ABOUT SUCH PROPERTY REGARDLESS OF WHEN SUCH ASBESTOS AND ASBESTOS CONTAINING MATERIALS WERE FIRST INTRODUCED IN, ON OR ABOUT SUCH PROPERTY; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THE SELLERS OR THE SELLER GUARANTOR BE RELEASED FROM ANY CLAIMS ARISING PURSUANT TO THE PROVISIONS OF THIS AGREEMENT OR ANY SELLER’S OBLIGATIONS, IF ANY, UNDER THE CLOSING DOCUMENTS TO WHICH IT IS A PARTY, IN EACH CASE, SUBJECT TO THE TERMS, CONDITIONS AND LIMITATIONS OF THIS AGREEMENT. THE BUYER HEREBY WAIVES AND AGREES NOT TO COMMENCE ANY ACTION, LEGAL PROCEEDING, CAUSE OF ACTION OR SUITS IN LAW OR EQUITY, OF WHATEVER KIND OR NATURE, INCLUDING, BUT NOT LIMITED TO, A PRIVATE RIGHT OF ACTION UNDER THE FEDERAL SUPERFUND LAWS, 42 U.S.C. SECTIONS 9601 ET SEQ. AND CALIFORNIA HEALTH AND SAFETY CODE SECTIONS 25300 ET SEQ. (AS SUCH LAWS AND STATUTES MAY BE AMENDED, SUPPLEMENTED OR REPLACED FROM TIME TO TIME), DIRECTLY OR INDIRECTLY, AGAINST THE RELEASEES OR THEIR AGENTS IN CONNECTION WITH THE CLAIMS DESCRIBED ABOVE.
(b)    IN THIS CONNECTION AND TO THE GREATEST EXTENT PERMITTED BY LAW, THE BUYER HEREBY AGREES, REPRESENTS AND WARRANTS THAT THE BUYER REALIZES AND ACKNOWLEDGES THAT FACTUAL MATTERS NOW KNOWN TO IT MAY HAVE GIVEN OR MAY HEREAFTER GIVE RISE TO CAUSES OF ACTION, CLAIMS, DEMANDS, DEBTS, CONTROVERSIES, DAMAGES, COSTS, LOSSES AND EXPENSES WHICH ARE PRESENTLY UNKNOWN, UNANTICIPATED AND UNSUSPECTED, AND THE BUYER FURTHER AGREES, REPRESENTS AND WARRANTS THAT THE WAIVERS AND RELEASES HEREIN HAVE BEEN NEGOTIATED AND AGREED UPON IN LIGHT OF THAT REALIZATION AND THAT THE BUYER NEVERTHELESS HEREBY INTENDS TO RELEASE, DISCHARGE AND ACQUIT THE RELEASEES FROM ANY SUCH UNKNOWN CLAIMS, DEBTS, AND CONTROVERSIES WHICH MIGHT IN ANY WAY BE INCLUDED AS A MATERIAL PORTION OF THE CONSIDERATION GIVEN TO THE SELLERS BY THE BUYER IN EXCHANGE FOR THE SELLERS’ PERFORMANCE HEREUNDER.
(c)    THE SELLERS HAVE GIVEN THE BUYER MATERIAL CONCESSIONS REGARDING THIS TRANSACTION IN EXCHANGE FOR THE BUYER AGREEING TO THE PROVISIONS OF THIS SECTION 7.3. THE PROVISIONS OF THIS

SECTION 7.3 SHALL SURVIVE THE CLOSING AND SHALL NOT BE DEEMED MERGED INTO ANY INSTRUMENT OR CONVEYANCE DELIVERED AT THE CLOSING.
ARTICLE VIII
TITLE AND PERMITTED EXCEPTIONS
Section 8.1    Permitted Exceptions. Each Property shall be sold and is to be conveyed, and the Buyer agrees to purchase such Property, subject only to the Permitted Exceptions with respect to such Property.
Section 8.2    Title Report. The Buyer has ordered an updated title commitment with respect to each Property (each, a “Title Commitment”) and has ordered (or will order) an updated survey with respect to each of the Properties set forth on Schedule 8.2 (each, a “Survey”), and the Buyer shall (a) instruct the Title Company and surveyor delivering such Title Commitments and Surveys, respectively, to furnish copies of all Title Commitments and Surveys, and any updates to any Title Commitment or Survey (each, an “Update”) to the Sellers at the address set forth in Section 14.9 hereof (or any other address or form of delivery specified by Sellers or their counsel, including electronic mail) and (b) within the later of (x) ten (10) Business Days following the Effective Date and (y) five (5) Business Days of the Buyer’s receipt of any Title Commitment, Survey or Update (each, an “Objection Date”), give notice to the relevant Seller specifying all title exceptions set forth in such Title Commitment, Survey or Update which the Buyer claims are not Permitted Exceptions (an “Objection Notice”). If the Buyer fails to send an Objection Notice to the relevant Seller objecting to any title exception or other matter first disclosed in a Title Commitment, Survey or Update on or prior to the applicable Objection Date, such title exception or other matter shall be deemed approved by the Buyer and constitute a Permitted Exception
Section 8.3    Use of Balance of the Purchase Price to Discharge Title Exceptions. If, at the Closing, there are any title exceptions applicable to a Property which are not Permitted Exceptions and which the Sellers are obligated by this Agreement or elect to pay and discharge, then the Sellers may use any portion of the Balance of the Purchase Price to satisfy the same, provided that the Sellers shall have delivered to the Title Company at the Closing instruments in recordable form sufficient to satisfy such title exceptions of record, together with the cost of any applicable recording or filing fees, or such funds or other evidence the Title Company shall deem necessary for the Title Company to remove such title exception from the Title Policy. The existence of any such title exceptions shall not be deemed objections to title if the Sellers shall comply with the requirements of the preceding sentence (a “Cure”). Any unpaid liens for taxes, water charges and assessments applicable to the period prior to the Closing Date shall not be objections to title, but the amount thereof plus any interest and penalties thereon shall be deducted from the Balance of the Purchase Price payable at Closing, subject to the provisions for apportionment of taxes, water charges and assessments contained in Article X of this Agreement.
Section 8.4    Inability to Convey. Except as expressly set forth in Section 8.6, nothing contained in this Agreement shall be deemed to require the Sellers to take or bring any action or proceeding or any other steps to remove any title exception or to expend any moneys therefor, nor shall the Buyer have any right of action against the Sellers, at law or in equity, for the Seller’s inability to convey title to the Properties subject only to the Permitted Exceptions.
Section 8.5    Rights in Respect of Inability to Convey. In the event that the Buyer timely delivers an Objection Notice to the Sellers in accordance with Section 8.2, the Sellers may, at the Sellers’ sole election, but shall not be obligated to, either (a) take such action as the Sellers shall deem advisable to Cure any such title exception specified in the Objection Notice which is not a Permitted Exception (each such exception, a “Title Objection”) or (b) decline to take any action to Cure any such Title Objection. The Sellers shall, within ten (10) Business Days after receipt of any Objection Notice, deliver a response to the Buyer specifying all Title Objections which the Sellers shall attempt to Cure. If the Sellers shall fail to respond to any Objection Notice within ten (10) Business Days after receipt of such Objection Notice, then the Sellers shall be deemed to have declined to take any action to attempt to Cure such Title Objections. In the event (I) the Sellers shall decline to take action (or shall be deemed to have declined to take action) to Cure such Title Objections, or (II) the Sellers elect to but fail to Cure each Title Objection, the Buyer shall have the rights set forth in Section 8.10 hereof. In the event the Sellers shall elect to take action to attempt to Cure any Title Objection, the Sellers shall be entitled to one or more adjournments of the Closing Date for a period not to exceed sixty (60) days in the aggregate (inclusive of any adjournments made by the Sellers pursuant to Section 8.6 hereof), and the Closing shall be adjourned to a Business Day specified by the Sellers not beyond such sixty (60) day period. If, for any reason whatsoever, the Sellers shall not have succeeded in Curing each such title exception at the expiration of such adjournment(s) and if the Buyer shall not, prior to the expiration of the last of such adjournments, give notice to the Sellers that the Buyer is willing to waive objection to each such title exception and to close this transaction without abatement of the Purchase Price, credit or allowance of any kind or any claim or right of action against the Sellers for damages or otherwise, then Buyer shall have the rights set forth in Section 8.10 hereof. The provisions of this Section 8.5 shall be subject to the Sellers’ and the Buyer’s rights and obligations with respect to Required Removal Exceptions as set forth in Section 8.6.
Section 8.6    Required Removal Exceptions. If, from time to time prior to the Closing, the Buyer shall become aware of any Required Removal Exceptions, then the Buyer shall promptly (and, in any event, within the time period allowed for delivery of an Objection Notice pursuant to Section 8.2 if Buyer becomes aware of any such Required Removal Exceptions by disclosure thereof in a Title Commitment, Survey or Update) notify the Sellers thereof, which notice shall describe in reasonable detail the Required Removal Exceptions and the Property or Properties at issue. The Sellers shall be obligated to Cure all Required Removal Exceptions on or prior to Closing; provided, however, that (i) the maximum amount which the Sellers shall be required to expend in the aggregate in connection with the Cure of Monetary Title Exceptions (which are not Voluntary Title Exceptions) shall be $5,000,000 (the “Aggregate Monetary Title Exception Limit”), and (ii) the maximum amount which the Sellers shall be required to expend in the aggregate in connection with the Cure of Monetary Title Exceptions (which are not Voluntary Title Exceptions) affecting any specific Property shall be equal to two and one half percent (2.5%) of the Allocated Purchase Price of such Property (each, a “Property Monetary Title Exception Limit”). The Sellers shall be entitled to one or more adjournments of the Closing Date not to exceed thirty (30) days in the aggregate (inclusive of any adjournments made by the Sellers pursuant to Section 8.5 hereof) and to a date no later than the Final Closing Date to discharge all Required Removal Exceptions. In the event the Buyer notifies the Sellers of one or more Monetary Title Exceptions (which are not Voluntary Title Exceptions) which individually or in the aggregate would require the Sellers to expend more than the Aggregate Monetary Title Exception Limit or an applicable Property Monetary Title Exception Limit to Cure, then the Sellers shall not be required to cause such Monetary Title Exception(s) to be Cured and the Buyer may elect either to (i) accept title to the Properties subject to such Monetary Title Exception(s) at Closing in accordance with Section 8.7 and receive a credit against the Purchase Price in an aggregate amount equal to the Property Monetary Title Exception Limit applicable to the Properties affected by such Monetary Title Exception(s) (less any amounts actually expended by the Sellers to cure any Title Objections (which are not Voluntary Title Exceptions) relating to such Properties), or (ii) terminate this Agreement as to the Property or Properties affected by the Monetary Title Exception(s) in accordance with Section 8.10(b) hereof.
Section 8.7    Buyer’s Right to Accept Title. Notwithstanding the foregoing provisions of this Article VIII, the Buyer may, by notice given to the Sellers at any time prior to the Closing Date (as it may have been adjourned by the Sellers pursuant to this Article VIII), elect to accept such title as the Sellers can convey, notwithstanding the existence of any title exceptions which are not Permitted Exceptions. In such event, this Agreement shall remain in effect and the parties shall proceed to Closing but, the Buyer shall not be entitled to any abatement of the Purchase Price, any credit or allowance of any kind or any claim or right of action against the Sellers for damages or otherwise by reason of the existence of any title exceptions.
Section 8.8    Cooperation. The Sellers shall cooperate in commercially reasonable respects with the Buyer and the Title Company in connection with the Buyer’s efforts to obtain a Title Policy insuring title to each Property subject only to the Permitted Exceptions, if any. In furtherance and not in limitation of the foregoing, at or prior to the Closing, the Buyer shall deliver to the Title Company such affidavits, certificates and other instruments as are reasonably requested by the Title Company and customarily furnished by the transferee in connection with the issuance of owner’s policies of title insurance, including, without limitation, evidence sufficient to establish (x) the legal existence of the Buyer and any Buyer Affiliate Designee and (y) the authority of the respective signatories of the Buyer and any Buyer Affiliate Designee to bind the Buyer and any Buyer Affiliate Designee, as the case may be, and the Sellers shall deliver to the Title Company (i) such affidavits, certificates and other instruments as are reasonably requested by the Title Company to establish (x) the legal existence of the Sellers, (y) the authority of the respective signatories of the Sellers to bind the Sellers, including, if required by the Title Company, a certificate of good standing of each Seller issued by the states in which the Property being transferred by such Seller is located and (z) the waiver (or expiration without exercise) of any applicable Space Lease Options or Exisiting Options, and (ii) an affidavit of the relevant Sellers in the form attached hereto as Exhibit K (each, an “Owner’s Affidavit”).
Section 8.9    Rights of First Refusal.
(a) The Buyer acknowledges that the sale of certain of the Properties under this Agreement are subject to the rights of first refusal or first offer set forth on Schedule 8.9-1 (together with any other right of first refusal or first offer with respect to the sale of the Properties under this Agreement set forth in a Space Lease in effect on the Effective Date, the “Existing Options”). The Sellers shall provide the Buyer a draft of each notice to be provided to a third-party pursuant to an Existing Option within ten (10) Business Days following the Effective Date, which shall be in form and substance reasonably satisfactory to the Buyer (an “Approved Option Notice”) and which shall, in any event, offer to sell the applicable Property at the applicable Allocated Purchase Price. Promptly following the approval by the Buyer of the Approved Option Notice, the applicable Seller shall deliver the Approved Option Notice required pursuant to the Existing Options and shall provide a copy thereof to the Buyer. Should any party to the Existing Options (an “Optionee”) thereunder exercise its right to purchase the applicable Property (or, in the case of the Waterside Property, the Waterside JV Member exercises its right to acquire the interest of the Waterside ARCP Member in the Waterside Seller following the exercise of the Waterside Sale Right (the “Waterside JV Option”) (such affected Property, including the Waterside Property if the Waterside JV Option is exercised, being referred to herein as an “Excluded ROFR Asset”), (a) the applicable Seller shall notify the Buyer of the same, (b) this Agreement will terminate but only with respect to such Excluded ROFR Asset and such Excluded ROFR Asset shall not be deemed a “Property” for any purpose under this Agreement (other than with respect to any terms and condition that expressly survive termination of this Agreement), (c) the Purchase Price shall be reduced by the Allocated Purchase Price applicable to such Excluded ROFR Asset, and (d) neither such Seller nor the Buyer shall have any liability hereunder with regard to the Excluded ROFR Asset, except for the obligations hereunder which expressly survive termination of this Agreement. In the event that any Optionee elects pursuant to an Existing Option to purchase an Excluded ROFR Asset that is an part of a pool of Assumed Loan Properties securing an Assumed Loan, the sale of such Assumed Loan Properties pursuant to this Agreement shall be adjourned (but not beyond the Final Closing Date) until the consummation of the transfer of such Excluded ROFR Asset to the Optionee (or the Optionee’s failure to acquire such Excluded ROFR Asset in accordance with its Existing Option) and Sellers shall (i) cause the Excluded ROFR Asset to be released from the Assumed Loan at the Closing of the transfer to such Excluded ROFR Asset to Optionee and (ii) pay all costs in connection therewith, including all amounts payable to the holder of such Assumed Loan.
(b) Notwithstanding paragraph (a) above, the Existing Options with respect to the Properties identified on Schedule A as (x) Indian Lakes Crossing, (y) Peninsula Crossing and (z) Valley Bend (the “Partial Option Properties”) affect only a portion of each of such Properties (such portion, the “Option Pads”). Therefore with respect to the Existing Options affecting the Partial Option Properties (the “Partial Options”), the Approved Option Notice shall offer to sell only the Option Pads and the price offered to the Optionees for the Option Pads shall be as set forth on Schedule 8.9-2 (the “Option Pad Prices”). Should any Optionee holding a Partial Options exercise its right to purchase the applicable Option Pad, (a) the applicable Seller shall notify the Buyer of the same, (b) this Agreement will terminate but only with respect to such Option Pad and the balance of such Partial Option Property shall be conveyed to Buyer in accordance with the terms of this Agreement at Closing, (c) the Allocated Purchase Price for such affected Partial Option Property shall be reduced by the applicable Option Pad Price. The applicable Seller shall (i) be responsible for causing any Option Pad to be released from any Assumed Loan encumbering a Partial Option Property at the Closing of the transfer of such Option Pad to the relevant Optionee and (ii) pay all costs in connection therewith, including all amounts payable to the holder of such Assumed Loan. To the extent the release of an Option Pad cannot be effectuated by the applicable Seller by the Final Closing Date, the Closing on the applicable Partial Option Property and each other Property that is also subject to such Assumed Loan shall be adjourned (but not beyond sixty (60) days past the Outside Closing Date) until the applicable Seller has caused such release; provided, however, for avoidance of doubt nothing in this Section 8.9(b) shall be deemed to delay Final Closing with respect to all other Properties that were not acquired at the Initial Closing and are not Excluded Assets.
Section 8.10    Uncured Title Objections. In the event a Title Objection (for clarity, which is not deemed to be a Permitted Exception) or Required Removal Exception remains uncured with respect to one or more Properties in accordance with the terms of Section 8.5 or Section 8.6 hereof (an “Uncured Title Objection”), Buyer shall have the right, in its sole discretion to:
(a)    accept title in accordance with Section 8.7; or
(b)    terminate this Agreement as to the Property affected by the Uncured Title Objection (an “Excluded Title Asset”) and consummate the Closing as to the other Properties, in which case (A) such Excluded Title Asset shall not be deemed a “Property” for any purpose under this Agreement (other than in respect of references to the Specified Properties and with respect to any terms and condition that expressly survive termination of this Agreement), (B) the applicable Seller of such Excluded Title Asset shall not be included in the Sellers for purposes of this Agreement, (C) the Purchase Price shall be reduced by the Allocated Purchase Price applicable to such Excluded Title Asset and (D) neither the Sellers nor the Buyer shall have any liability hereunder with regard to the such Excluded Title Asset, except for the obligations hereunder which expressly survive termination of this Agreement.
ARTICLE IX
TRANSACTION COSTS; RISK OF LOSS
Section 9.1    Transaction Costs. The Buyer and the Sellers agree to comply with all real estate transfer tax laws applicable to the sale of the Assets. In addition to their respective apportionment obligations hereunder, (a) the Sellers and the Buyer shall each be responsible for (i) the payment of the costs of their respective legal counsel, advisors and other professionals employed thereby in connection with the sale of the Assets, any Loan Assumption, any Failed Loan Defeasance and any of the other transactions contemplated by this Agreement, (ii) one-half of the fees and expenses of the Escrow Agent, (iii) one-half of all real property transfer taxes, deed stamps, conveyance taxes, documentary stamp taxes and other taxes or charges (“Transfer Taxes”) payable as a result of the conveyance of the Assets to the Buyer pursuant to this Agreement, (iv) one-half of all title reports or abstracts with respect to the Properties commissioned by the Buyer, and (v) one-half of the policy premiums in respect of (1) any Title Policy and (2) any mortgage title insurance required in connection with an Assumed Loan affecting an Assumed Loan Property acquired by the Buyer or Buyer Affiliate Designee; (b) the Seller shall be responsible for all Loan Assumption Costs up to $3,000,000.00 in the aggregate (the “Seller Loan Cost Cap”), and (c) the Buyer shall be responsible for (i) all costs and expenses associated with the Buyer’s due diligence and all survey and search costs and updates with respect to the Properties commissioned by the Buyer, (ii) all Loan Assumption Costs in excess of the Seller Loan Cost Cap, and (iii) all Failed Loan Defeasance Costs incurred pursuant to Section 2.3(d). Each party to this Agreement shall indemnify the other parties and their respective successors and assigns from and against any and all loss, damage, cost, charge, liability or expense (including court costs and reasonable attorneys’ fees) which such other party may sustain or incur as a result of the failure of either party to timely pay any of the aforementioned taxes, fees or other charges for which it has assumed responsibility under this Section 9.1. Notwithstanding anything to the contrary contained herein, the Sellers shall be responsible for all costs, fees and expenses relating to matters occurring prior to the execution of this Agreement with respect to the Assumed Loans (including as a result of Sellers’ proposed “Spinco Transaction”). The obligations of Sellers and Buyer under this Section 9.1 shall survive the Closing.
Section 9.2    Risk of Loss.
(a)    If, on or before the Closing Date, any Property or any portion thereof shall be (i) damaged or destroyed by fire or other casualty, or (ii) taken as a result of any condemnation or eminent domain proceeding, then the Sellers shall promptly notify the Buyer thereof in writing. At the Closing of such Property, the Sellers will credit against the Balance of the Purchase Price payable by the Buyer at the Closing an amount equal to the sum of (x) the net proceeds, if any, received by the Sellers from such casualty or condemnation (less such Seller’s reasonable costs to secure the affected Property and less repair and restoration costs incurred by Seller to the extent that such repair and restoration costs were approved by the Buyer), and (y) the applicable deductible, if any, with respect to such casualty. If, as of the Closing Date, the Sellers have not received the full amount of any insurance or condemnation proceeds, then the parties shall nevertheless consummate on the Closing Date the conveyance of the Assets (without any deduction for such insurance or condemnation proceeds) and the Sellers will at Closing assign to the Buyer all rights of the Sellers, if any, to the insurance or condemnation proceeds and to all other rights or claims arising out of or in connection with such casualty or condemnation.
(b)    Notwithstanding paragraph (a) above, if, on or before the Closing Date, any Property or any portion thereof shall be subject to a Material Casualty/Condemnation Removal Event, then the Sellers shall promptly notify the Buyer thereof in writing and the Buyer may elect, by written notice delivered to the Sellers within fifteen (15) Business Days of the Buyer’s receipt of notice of such occurrence (and in the event that the Buyer receives such written notice of such Material Casualty/Condemnation Removal Event on or after the date that is fifteen (15) Business Days prior to the applicable Closing Date, the applicable Closing Date shall be extended, if necessary, to provide Buyer at least fifteen (15) Business Days to make such election), in its sole discretion, to either
(i)    terminate this Agreement as to the Property affected by the Material Casualty/Condemnation Removal Event (an “Excluded Casualty Asset”) and consummate the Closing as to the other Properties, in which case (A) all references hereunder to such Excluded Casualty Asset shall be deemed deleted, and such Excluded Casualty Asset shall not be deemed a “Property” for any purpose under this Agreement (other than in respect of references to the Specified Properties and with respect to any terms and condition that expressly survive termination of this Agreement), (B) the applicable Seller of such Excluded Casualty Asset shall not be included in Sellers for purposes of this Agreement, (C) the Purchase Price shall be reduced by the Allocated Purchase Price applicable to such Excluded Casualty Asset, and (D) neither the Sellers nor the Buyer shall have any liability hereunder with regard to the such Excluded Casualty Asset, except for the obligations hereunder which expressly survive termination of this Agreement; or
(ii)    consummate the Closing as to such affected Property in accordance with the terms of this Agreement.
ARTICLE X
ADJUSTMENTS
Unless otherwise provided below, the following are to be adjusted and prorated between the Sellers and the Buyer as of 11:59 P.M. on the day preceding the Closing, based upon a 365 day year, and the net amount thereof under Section 10.1 shall be added to (if such net amount is in the Sellers’ favor) or deducted from (if such net amount is in the Buyer’s favor) the Purchase Price at Closing:
Section 10.1    Fixed Rents, Additional Rents and CAM Charges.
(a)    Fixed rents (“Fixed Rents”) and Additional Rents (as hereinafter defined; Fixed Rents and Additional Rents collectively referred to herein as “Rents”) paid or payable by the Tenants in connection with their occupancy of the Property shall be prorated as of the Closing on a per diem “if, as and when collected” basis. The Buyer shall receive a credit for all Rents, if any, paid by the Tenants prior to the Closing and allocable to periods following the Closing and the Sellers shall retain all Rents, if any, paid by the Tenants prior to the Closing and allocable to periods preceding the Closing. Any Rents collected by the Buyer or the Sellers after the Closing from any Tenant who owes Rents for periods prior to the Closing, shall be applied (i) first, in payment of Rents owed by such Tenant for the month in which the Closing occurs, (ii) second, in payment of current rentals at the time of receipt, (iii) third, to delinquent rentals, if any, which became due after the Closing, and (iv) then to delinquent rentals, if any, which became due and payable prior to the Closing; provided that if any such Tenant shall expressly designate that such Rents be otherwise applied, then such designation shall control. Such Rent, less any reasonable costs of collection (including reasonable counsel fees) reasonably allocable thereto, shall be adjusted and prorated as provided above, and the party who receives such amount shall promptly pay over to the other party the portion thereof to which it is entitled. For the purposes of this provision, the term “Additional Rent” shall mean amounts payable under any Space Lease for (i) the payment of additional rent based upon a percentage of the tenant’s business during a specified annual or other period (sometimes referred to as “percentage rent”) and (ii) so called “common area maintenance” or “CAM” charges (“Tenant CAM Charges”) or additional rent based upon such tenant’s allocable share of insurance and real estate taxes. To the extent real estate taxes at any Property are paid one or more years in arrears, the applicable Additional Rent adjustment for a Tenant's reimbursement of such real estate taxes shall be based on the tax year for which such Tenant is paying Additional Rent pursuant to its Space Lease.
(b)    The Buyer shall use commercially reasonable efforts to attempt to collect such past due Rents, but shall not be obligated to engage a collection agency or take legal action to collect such amount. The Sellers shall have the right, upon prior written notice to the Buyer, to pursue Tenants to collect such delinquencies, including the right to institute litigation to collect such amounts without the prior written consent of the Buyer, provided that any such litigation is commenced within six (6) months of the Closing Date. Notwithstanding the foregoing, in no event shall any Seller have the right to terminate or attempt to terminate any Space Lease or evict or attempt to evict any Tenant. The Buyer agrees to reasonably cooperate with the Sellers in connection with such collection (at no cost or expense to the Buyer).
(c)    Tenant CAM Charges and all expenses and charges payable by or to the applicable Seller under or in connection with any Material Property Agreement affecting the Property (such charges together with Tenant CAM Charges, collectively “CAM Charges”) shall be prorated. The applicable Seller shall be responsible for all common area expenses and charges incurred prior to Closing, and the Buyer shall be responsible for the same subsequent to Closing (but only to the extent incurred under the Assumed Contracts or provided for in the Permitted Exceptions).
(d)    To the extent that any portion of Additional Rent or CAM Charges is required to be paid monthly by Tenants or the other parties to any Material Property Agreement (“Material Property Agreement Parties”) on account of estimated amounts for any calendar year (or, if applicable, any lease year or any other applicable accounting period), and at the end of such calendar year (or lease year, tax year or other applicable accounting period, as the case may be), such estimated amounts are to be recalculated based upon the actual expenses and other relevant factors for that calendar (or lease) year or other applicable accounting period, with the appropriate adjustments being made with such Tenants or Material Property Agreement Parties, then such portion of the Additional Rent or CAM Charges shall be prorated between the Sellers and the Buyer at the Closing based on such estimated payments actually paid by Tenants or Material Property Agreement Parties to the Sellers prior to the Closing (i.e., with the Sellers entitled to retain all such amounts which are allocable to periods prior to the Closing, and the Buyer entitled to receive at the Closing all such amounts theretofore received by the Sellers which are allocable to periods following the Closing). At the time(s) of final calculation and collection from (or refund to) each Tenant or Material Property Agreement Party of the amounts in reconciliation of actual Additional Rent or CAM Charges for a period for which estimated amounts paid by such Tenant or Material Property Agreement Party have been prorated, there shall be a re-proration between the Sellers and the Buyer as of the Closing Date based on the net payments actually paid and retained. The Sellers shall deliver to the Buyer within forty-five (45) days following the Initial Closing Date and thirty (30) days following the Final Closing Date such information in its possession including CAM reconciliation backup, invoices and other supporting documentation (including such backup and files received from prior owners) as may be necessary to complete the reconciliations for CAM Charges and Additional Rent with respect to 2014 and all other periods prior to the Closing. The Buyer shall provide the 2014 reconciliations for CAM Charges and Additional Rent to the Sellers for review and reasonable approval no later than the earlier of (i) March 31, 2015 and (ii) thirty (30) days prior to the date that the 2014 reconciliations are required to be delivered to the applicable Tenant pursuant to its Space Lease, and the Sellers shall approve or provide line item comments thereto. The Buyer and Seller shall each approve or provide line-item comments to the 2014 reconciliations for CAM Charges and Additional Rent (or comments thereto) received from the other party within five (5) Business Days of receipt. Buyer shall provide to the Tenants and Material Property Agreement Parties, as applicable, the 2014 reconciliations for CAM Charges and Additional Rent approved by the Sellers no later than thirty (30) days after the earlier of the dates described in clauses (i) and (ii) of the second preceding sentence. The parties’ rights and obligations set forth in Section 10.1(b) with respect to the collection of delinquent Rents shall also apply to the collection of delinquent CAM Charges.
Section 10.2    Taxes and Assessments.(a)    Real estate (ad valorem) and personal property taxes and assessments assessed shall be adjusted and prorated on a cash basis based on (a) the periods of ownership of the applicable Property by the Sellers and the Buyer, and (b) the most current official real property tax information available from the county assessor’s office where the applicable Property is located or other assessing authorities. If real property tax and assessment figures for the taxes or assessments to be apportioned between the Buyer and the Sellers pursuant to this Section 10.2 are not available, real property taxes shall be prorated based on the most recent assessment, subject to further and final adjustment when the tax rate and/or assessed valuation for such taxes and assessments for the applicable Property is fixed. In the event that a Property or any part thereof shall be or shall have been affected by an assessment or assessments, whether or not the same become payable in annual installments, the Sellers shall, at the Closing, be responsible for any installments due prior to the Closing and the Buyer shall be responsible for any installments due on or after the Closing.
(b)    Notwithstanding the provisions of Section 10.2(a), with respect to Tenants that, pursuant to the terms of their Space Leases, (i) are obligated to pay real estate (ad valorem) and personal property taxes and assessments directly to the taxing authorities, or (ii) make Additional Rent Payment in respect of real estate (ad valorem) and personal property taxes and assessments upon payment by the landlord of such amounts, no adjustment between the Buyer and the Sellers shall be made on account of such portion of the real estate (ad valorem) and personal property taxes and assessments so payable.
(c)    All other Taxes other than those Taxes being adjusted under subsection (a) above or not required to be adjusted under subsection (b) above (“Other Taxes”) due in connection with the ownership and operation of the Assets and relating to any period prior to Closing shall be the responsibility of the applicable Seller, and all Other Taxes due in connection with the ownership and operation of the Assets and relating to any period following the Closing shall be the responsibility of the Buyer. In the event that either party becomes liable for any such Other Taxes relating to the other party’s period of ownership, such party shall be entitled to a credit for such Other Taxes relating to the other party’s period of ownership in connection with any re-adjustment of the matters set forth in this Article 10 following the Closing. The parties shall cooperate in the preparation of any final Tax Returns required to be filed with respect to such Other Taxes.
Section 10.3    Utility Charges. Gas, water, sewer, steam, electricity and other public utility charges (other than any such charges which are payable by Tenants pursuant to such Tenants’ Space Leases, for which no adjustment will be made) will be paid by the Sellers to the utility company through the Closing Date. The Sellers shall arrange for a final reading of all utility meters (covering gas, water, sewer, steam and electricity) as of the Closing, except meters the charges of which are payable by Tenants pursuant to such Tenants’ Space Leases. The Sellers and the Buyer shall jointly execute a letter to each of such utility companies advising such utility companies of the termination of the Sellers’ responsibility for such charges for utilities furnished to the Property as of the date of the Closing and commencement of the Buyer’s responsibilities therefor from and after such date. If a bill is obtained from any such utility company as of the Closing, the Sellers shall pay such bill on or before the Closing. If such bill shall not have been obtained on or before the Closing, the Sellers shall, upon receipt of such bill, pay all such utility charges as evidenced by such bill or bills pertaining to the period prior to the Closing, and the Buyer shall pay all such utility charges pertaining to the period thereafter. Any bill which shall be rendered which shall cover a period both before and after the date of Closing shall be apportioned between the Buyer and the Sellers as of the Closing. If any deposit on account with any utility company servicing a Property is transferred to the Buyer, such deposit will not be apportioned, but the Sellers shall receive a credit in the full amount thereof (including accrued interest thereon, if any).
Section 10.4    Contracts. Charges and payments under all Assumed Contracts.
Section 10.5    Miscellaneous Revenues. Revenues, if any, arising out of telephone booths, vending machines, parking, or other income producing agreements.
Section 10.6    Security Deposits. The unapplied portion of any cash security deposits provided under the Space Leases which are held by the Sellers as of the Closing Date shall not be apportioned, but the Buyer shall receive a credit at the Closing against the Purchase Price equal to the amount thereof. For clarity, the Seller’s interests in security deposits held under the Space Leases in forms other than cash shall be transferred to the Buyer pursuant to Section 6.2(b)(viii).
Section 10.7    Leasing Costs. Leasing Costs shall not be apportioned as of the Closing Date. The Seller shall be responsible for all Leasing Costs relating to Space Leases or renewals, amendments, expansions and extensions of Space Leases entered into or which first become binding prior to the Effective Date, including, without limitation, the Leasing Costs set forth on Schedule 10.7(i) (the “Sellers’ Leasing Costs”). The Buyer shall be responsible for all Leasing Costs other than the Sellers’ Leasing Costs (the “Buyer’s Leasing Costs”), and shall assume the economic effect of any “free rent” or other concessions pertaining to the period from and after the Closing Date. Notwithstanding anything in this Section 10.7 to the contrary, the Buyer shall be responsible for all Leasing Costs relating to renewals, amendments, expansions and extensions of Space Leases, in each case to the extent such Leasing Costs relate to renewal, expansion or extension rights of Tenants under such Space Leases that are exercised after the Effective Date, or amendments that are entered into after the Effective Date (regardless of when the original Space Lease was executed). To the extent any Sellers’ Leasing Costs have not been fully paid as of the Closing Date, the Buyer shall receive a credit at the Closing against the Purchase Price in the amount of the balance of the Sellers’ Leasing Costs remaining to be paid and the Buyer shall assume all obligations of the Seller to pay the balance of the Sellers’ Leasing Costs as to which the Buyer shall have received such credit and to perform the obligations associated with the same. The obligations of the Buyer and the Sellers under this Section 10.7 shall survive the Closing.
Section 10.8    Other. If applicable, the Sellers and the Buyer shall apportion as of the Closing Date (i) any other item which, under the explicit terms of this Agreement, is to be apportioned at Closing, and (ii) other items customarily apportioned in connection with the sale of similar properties in the jurisdiction of the applicable Property.
Section 10.9    Assumed Loans. The Sellers and the Buyer shall apportion as of the Closing Date any interest paid or due with respect to any period that includes the Closing.

The Sellers shall assign to Buyer at the Closing and receive a credit from the Buyer for the Sellers’ right, title and interest in and to any cash reserves or escrow accounts held by Assumed Loan Lender Parties in connection with the Assumed Loans which are confirmed in writing by the Assumed Loan Lender Parties and not returned to the Sellers on the Closing Date.
Section 10.10    Net Cash Flow Credit. At the applicable Closing, Buyer shall receive a credit against the Purchase Price in an amount equal to the Net Cash Flow Credit.
Section 10.11    Re-Adjustment. If any items to be adjusted pursuant to this Article X are not determinable at the Closing, the adjustment shall be made subsequent to the Closing when the charge is determined. Any errors or omissions in computing adjustments or readjustments at the Closing or thereafter shall be promptly corrected, and any corrective payments shall be promptly made, provided that the party seeking to correct such error or omission or to make such readjustment shall have notified the other party of such error or omission or readjustment on or prior to December 31, 2015.

Section 10.12    Survival. The provisions of this Article X and the obligations of the Sellers and the Buyer hereunder shall survive the Closing until December 31, 2015 (or the later settlement of any readjustment pursuant to a written notice of a discrepancy under this Article X which is delivered by the party alleging such discrepancy on or before December 31, 2015. Notwithstanding the foregoing, (i) to the extent that a Tenant requests a reimbursement of Tenant CAM Charges (either before or after the Closing) allocable to a period prior to the Closing, the obligations of Seller and Buyer under this Agreement with respect to such Tenant CAM Charge reimbursements shall survive for so long as the obligation survives for landlord pursuant to the applicable Space Lease and (ii) the parties obligations under Section 10.2(c) shall survive the Closing for a period of sixty (60) days following the expiration of the applicable statute of limitations.
ARTICLE XI
INDEMNIFICATION
Section 11.1    Indemnification by the Sellers. Following the Closing and subject to the provisions of Section 3.6, Section 11.3 and Section 11.5, each Seller shall indemnify, defend and hold the Buyer, its affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, “Buyer-Related Entities”) harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys’ fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses (“Losses”), arising out of or relating to, (i) any breach of any representation or warranty of such Seller contained in this Agreement, as updated by the Seller Update Certificate, or in any Closing Document, including, without limitation, any Seller Estoppel (a “Rep/Warranty Breach”), and (ii) any breach of any covenant of such Seller contained in this Agreement which survives the Closing or in any Closing Document (a “Covenant Breach”; together with any Rep/Warranty Breach, a “Surviving Breach”).

Section 11.2    Indemnification by the Buyer. Following the Closing and subject to Section 11.3, the Buyer shall indemnify, defend and hold the Sellers, their affiliates, members and partners, and the partners, shareholders, officers, directors, employees, representatives and agents of each of the foregoing (collectively, the “Seller-Related Entities”) harmless from any and all Losses arising out of, or in any way relating to, (i) any breach of any representation or warranty by the Buyer contained in this Agreement or in any Closing Document, (ii) any breach of any covenant of the Buyer contained in this Agreement, which survives the Closing or in any Closing Document, or (iii) the operation of such Seller’s Property after the Closing Date.
Section 11.3    Survival. The representations and warranties contained in this Agreement and the Closing Documents shall survive for a period of two hundred seventy (270) days after the Closing (and thereafter if a written notice of a claim hereunder is delivered by the party alleging such claim on or before the end of such two hundred seventy (270) day period), and the covenants contained in this Agreement and Closing Document which are expressly stated to survive the Closing shall survive indefinitely, unless a longer or shorter survival period is expressly provided for in this Agreement or such other Closing Document (as applicable, the “Survival Period”). If the Buyer fails to deliver a written notice of claim to the Sellers asserting a Surviving Breach prior to the expiration of the applicable Survival Period, such failure shall be deemed a waiver of the Buyer’s right to assert such claim. The indemnity provisions of this Agreement and any Closing Document shall survive the Closing indefinitely.
Section 11.4    Indemnification as Sole Remedy. If the Closing has occurred with respect to an Asset, the sole and exclusive remedy available to a party in the event of a breach by the other party to this Agreement or any representation, warranty, covenant or other provision of this Agreement or any Closing Document which survives the Closing shall be the indemnifications provided for under this Article XI.
Section 11.5    Limitations.
(a)    The Sellers’ aggregate liability for its indemnification obligations with respect to Surviving Breaches (other than for liability under Seller Estoppels and liability for Covenant Breaches under Article X, Section 9.1 and Section 14.3) shall not exceed two percent (2%) of the aggregate Allocated Purchase Prices of the Properties acquired by the Buyer pursuant to this Agreement (the “Sellers’ Maximum Liability”), and no claim by the Buyer may be made and the Sellers shall not be liable for any Losses with respect to Surviving Breaches (other than for liability under Seller Estoppels and liability for Covenant Breaches under Article X, Section 9.1 and Section 14.3) unless and until the Buyer’s claims for such Losses are for an aggregate amount in excess of $1,000,000 (the “Liability Basket”), in which event the Sellers’ liability respecting any Losses shall be for the entire amount thereof, subject to the Sellers’ Maximum Liability.
(b)    The Buyer’s liability for its indemnification obligations under this Article XI shall not exceed two percent (2%) of the aggregate Allocated Purchase Prices of the Properties acquired by the Buyer pursuant to this Agreement (the “Buyer’s Maximum Liability”), and no claim by the Sellers may be made and the Buyer shall not be liable for any Losses unless and until the Buyer’s claims for such Losses are for an aggregate amount in excess of Liability Basket, in which event the Buyer’s liability respecting any Losses shall be for the entire amount thereof, subject to the Buyer’s Maximum Liability. The Buyer hereby covenants and agrees that it shall remain in existence and reserve adequate capital to satisfy its obligations under Article XI during the Survival Period.
ARTICLE XII
TAX CERTIORARI PROCEEDINGS
Section 12.1    Prosecution and Settlement of Proceedings. If any tax reduction proceedings in respect of any Property, (i) relating to any fiscal years ending prior to the fiscal year in which the Closing occurs or (ii) relating to the fiscal year in which the Closing occurs, are pending at the time of Closing, then for six (6) months following the applicable Closing Date the relevant Seller reserves and shall have the right to continue to prosecute and/or settle the same; provided, however, that such Seller shall not settle any such proceeding without the Buyer’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Buyer shall reasonably cooperate with such Seller in connection with the prosecution of any such tax reduction proceedings. From and after the date that is six (6) months following the applicable Closing Date the Buyer shall have the sole right to continue and prosecute and settle any tax reduction proceedings in respect of any Property.
Section 12.2    Application of Refunds or Savings. Any refunds or savings in the payment of taxes resulting from such tax reduction proceedings applicable to taxes payable during the period prior to the Closing Date shall belong to and be the property of the Sellers, and any refunds or savings in the payment of taxes applicable to taxes payable from and after the Closing Date shall belong to and be the property of the Buyer; provided, however, that if any refund received by any of the Sellers pursuant to this Section 12.2 creates an obligation to reimburse any Tenants under Space Leases for any rents or additional rents paid or to be paid, that portion of such refund equal to the amount of such required reimbursement (after deduction of allocable expenses as may be provided in the Space Lease to such Tenant) shall either (a) be paid to the Buyer and the Buyer shall disburse the same to such Tenants or (b) be paid by the Sellers directly to the Tenants entitled thereto. All attorneys’ fees and other expenses incurred in obtaining such refunds or savings shall be apportioned between the Sellers and the Buyer in proportion to the gross amount of such refunds or savings payable to the Sellers and the Buyer, respectively (without regard to any amounts reimbursable to Tenants); provided, however, that neither the Sellers nor the Buyer shall have any liability for any such fees or expenses in excess of the refund or savings paid to such party unless such party initiated such proceeding. All amounts payable to the Buyer shall be paid by the Sellers within ten (10) Business Days after receipt by the Sellers or its successors or assigns of such refund or savings. All amounts payable to the Sellers shall be paid by the Buyer within ten (10) Business Days after receipt by the Buyer or its successors or assigns of such refund or savings.
Section 12.3    Survival. The provisions of this Article XII shall survive the Closing, provided that the parties agree that Buyer shall have the sole right to prosecute and settle any tax reduction proceedings from and after the date that is six (6) months following the applicable Closing Date.

ARTICLE XIII
DEFAULT
Section 13.1    Buyer Default.
(a)    This Agreement may be terminated by the Sellers upon notice to Buyer (a “Seller Termination Notice”) if (i) there is a material breach or default by Buyer in the performance of its obligation to consummate the purchase the Assets in accordance with the terms and conditions of this Agreement or (ii) the Buyer breaches its Assumption/Defeasance Obligations in any material respect and such breach described in this clause (ii) has not been cured within thirty (30) days of written notice thereof from the Sellers (provided that if such thirty (30) day period would extend beyond the Closing Date, at its option, the Buyer may extend such Closing Date for the period required to effect such cure, but not beyond the earlier of (x) the date which is thirty (30) days after the Sellers’ written notice, and (y) the Outside Closing Date); provided, however, that the right to terminate this Agreement pursuant to this Section 13.1(a) shall not be available to the Sellers if any Seller has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the occurrence of such material breach by the Buyer of its obligations under this Agreement; and provided, further, any termination by Seller under Section 13.1(a)(ii) shall not be effective if within five (5) days of receipt of such Seller Termination Notice, Buyer agrees in writing that it shall be deemed to have made a Failed Loan Defeasance Election with respect to each Assumed Loan (i) for which a Loan Assumption Consent has not already been obtained, and (ii) with respect to which the Buyer had not previously made a Failed Loan Defeasance Election.
(b)    In the event this Agreement is terminated by the Sellers pursuant to Section 13.1(a), the Escrow Agent shall immediately disburse the Cash Deposit then held by the Escrow Agent to the Sellers, and upon payment of the Cash Deposit to Sellers, the Sellers and the Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination. THE BUYER AND THE SELLERS HEREBY ACKNOWLEDGE AND AGREE THAT IT WOULD BE IMPRACTICAL AND/OR EXTREMELY DIFFICULT TO FIX OR ESTABLISH THE ACTUAL DAMAGE SUSTAINED BY THE SELLERS AS A RESULT OF A DEFAULT BY THE BUYER, AND AGREE THAT THE CASH DEPOSIT IS A REASONABLE APPROXIMATION THEREOF. ACCORDINGLY, THE CASH DEPOSIT SHALL CONSTITUTE AND BE DEEMED TO BE THE AGREED AND LIQUIDATED DAMAGES OF THE SELLERS, AND SHALL BE PAID BY THE ESCROW AGENT TO THE SELLERS AS THE SELLERS’ SOLE AND EXCLUSIVE REMEDY HEREUNDER. THE PAYMENT OF SUCH AMOUNT AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLERS PURSUANT TO CALIFORNIA CIVIL CODE SECTIONS 1671, 1676 AND 1677. IN NO EVENT SHALL SELLERS HAVE THE RIGHT OF SPECIFIC PERFORMANCE FOR ANY BREACH OR DEFAULT BY BUYER UNDER THIS AGREEMENT.
Section 13.2    Seller Default.
(a)    This Agreement may be terminated by the Buyer if there is a material breach or default by the Sellers in the performance of their obligations to consummate the sale of the

Assets in accordance with the terms and conditions of this Agreement; provided that the right to terminate this Agreement pursuant to this Section 13.2(a) shall not be available to the Buyer if the Buyer has breached in any material respect its obligations under this Agreement in any manner that shall have proximately caused the occurrence of such material breach or default by the Sellers in the performance of their obligation to consummate the sale of the Assets in accordance with the terms and conditions of this Agreement. In lieu of terminating this Agreement, the Buyer may bring an action in equity against the Sellers for specific performance of the terms and provisions of this Agreement within ninety (90) days after such termination right of the Buyer arises due to such material breach or default by the Sellers, but not thereafter.
(b)    Upon termination of this Agreement by the Buyer pursuant to Section 13.2(a), as the Buyer’s sole and exclusive remedy, the Escrow Agent shall immediately disburse the Cash Deposit then held by the Escrow Agent to the Buyer, and upon such disbursement the Sellers and the Buyer shall have no further obligations under this Agreement, except those which expressly survive such termination (including those set forth in Section 13.2(c)).
(c)    In addition to terminating this Agreement and receiving the Cash Deposit then held by the Escrow Agent, the Buyer can seek reimbursement of its actual out-of-pocket expenses incurred in negotiating this Agreement and conducting due diligence activities contemplated hereunder and arranging for and documenting any financing (not to exceed $2,500,000). The Buyer shall provide reasonable supporting documentation with any claim seeking reimbursement of such actual out-of-pocket expenses. The provisions of this Section 13.2(c) shall survive the termination of this Agreement.

ARTICLE XIV
MISCELLANEOUS
Section 14.1    Intentionally Omitted.
Section 14.2    Several Liability. Notwithstanding anything to the contrary contained in this Agreement, the liabilities and obligations of the Sellers shall be several in all respects.
Section 14.3    Brokers. Each Seller represents and warrants to the Buyer that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby. Each Seller agrees to indemnify, protect, defend and hold the Buyer harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from such Seller’s breach of the foregoing representation in this Section 14.3(a). The provisions of this Section 14.3(a) shall survive the Closing and any termination of this Agreement.
(b)    The Buyer represents and warrants to the Sellers that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby. The Buyer agrees to indemnify, protect, defend and hold the Sellers harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys’ fees and disbursements) and charges resulting from such Buyer’s breach of the foregoing representation in this Section 14.3(b). The provisions of this Section 14.3(b) shall survive the Closing and any termination of this Agreement.
Section 14.4    Confidentiality; Press Release; IRS Reporting Requirements. The Buyer and the Sellers shall hold as confidential all information disclosed in connection with the transaction contemplated hereby and concerning each other, the Assets, this Agreement and the transactions contemplated hereby and shall not release any such information to third parties without the prior written consent of the other parties hereto, except (i) any information which was previously or is hereafter publicly disclosed (other than in violation of this Agreement or other confidentiality agreements to which affiliates of the Buyer are parties), (ii) to their partners (or prospective partners), advisers, underwriters, analysts, employees, affiliates, officers, directors, consultants, lenders (or prospective lenders), accountants, legal counsel, title companies or other advisors of any of the foregoing, provided that they are advised as to the confidential nature of such information and are instructed to maintain such confidentiality, and (iii) to comply with any law, rule or regulation, including the rules and regulations of the NASDAQ Stock Market and the Securities and Exchange Commission. Subject to the last sentence of this Section 14.4(a), the foregoing shall constitute a modification of any prior confidentiality agreement that may have been entered into by the parties. The provisions of this Section 14.4(a) shall survive the Closing for a period of one year. In the event of termination of this Agreement, the provisions of this Section 14.4(a) shall cease to be effective and shall be superseded in its entirety by the provisions of that certain letter agreement, dated December 13, 2013, between ARCP and Blackstone Real Estate Advisors, L.P., which shall be effective in accordance with its terms (as modified by the letter of intent, dated May 20, 2014, between ARCP and Blackstone Real Estate Advisors, L.P.)
(b)    The Sellers or the Buyer (or the members of the Buyer) may issue a press release with respect to this Agreement and the transactions contemplated hereby, provided that the content of any such press release shall be subject to the prior written consent of the other party hereto.
(c)    For the purpose of complying with any information reporting requirements or other rules and regulations of the IRS that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement, including, but not limited to, any requirements set forth in proposed Income Tax Regulation Section 1.6045-4 and any final or successor version thereof (collectively, the “IRS Reporting Requirements”), the Sellers and the Buyer hereby designate and appoint the Escrow Agent to act as the “Reporting Person” (as that term is defined in the IRS Reporting Requirements) to be responsible for complying with any IRS Reporting Requirements. The Escrow Agent hereby acknowledges and accepts such designation and appointment and agrees to fully comply with any IRS Reporting Requirements that are or may become applicable as a result of or in connection with the transaction contemplated by this Agreement. Without limiting the responsibility and obligations of the Escrow Agent as the Reporting Person, the Sellers and the Buyer hereby agree to comply with any provisions of the IRS Reporting Requirements that are not identified therein as the responsibility of the Reporting Person.
Section 14.5    Escrow Provisions.

(a)    The Escrow Agent shall hold the Cash Deposit in escrow in an interest-bearing bank account at Citibank, N.A. (the “Escrow Account”).
(b)    The Escrow Agent shall hold the Cash Deposit in escrow in the Escrow Account until the Closing or sooner termination of this Agreement and shall hold or apply such proceeds in accordance with the terms of this Section 14.5(b). The Sellers and the Buyer understand that no interest is earned on the Cash Deposit during the time it takes to transfer into and out of the Escrow Account. At Closing, the Cash Deposit shall be paid by the Escrow Agent to, or at the direction of, the Sellers. If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amount, the Escrow Agent shall, within 24 hours, give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection within five (5) Business Days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) Business Day period or if for any other reason the Escrow Agent in good faith shall elect not to make such payment, the Escrow Agent shall continue to hold such amount until otherwise directed by joint written instructions from the parties to this Agreement or a final judgment of a court of competent jurisdiction. However, the Escrow Agent shall have the right at any time to deposit the Cash Deposit with the clerk of a court of law located in the City, County and State of New York. The Escrow Agent shall give written notice of such deposit to the Sellers and the Buyer. Upon such deposit the Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.
(c)    The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and the Escrow Agent shall not be liable to either of the parties for any act or omission on its part, other than for its gross negligence or willful misconduct. The Sellers and the Buyer shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys’ fees and disbursements, incurred in connection with the performance of the Escrow Agent’s duties hereunder.
(d)    The Escrow Agent has acknowledged its agreement to these provisions by signing this Agreement in the place indicated following the signatures of the Sellers and the Buyer.
Section 14.6    Successors and Assigns; No Third-Party Beneficiaries. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party hereto) and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.
Section 14.7    Assignment. This Agreement may not be assigned by the Buyer without the consent of the prior written consent of the Sellers. Notwithstanding the foregoing, the parties acknowledge and agree that the Buyer shall be permitted to designate one or more affiliates to which one or more of the Assets will be assigned at Closing (each, a “Buyer Affiliate Designee”), with such applicable Buyer Affiliate Designee assigned the applicable obligations under all Space Leases, Assumed Contracts and Assumed Loans relate to the applicable Property, provided that the Buyer will continue to remain primarily liable under this Agreement notwithstanding any such designation, and provided further, that each Buyer Affiliate Designee designated to acquire an Assumed Loan Property shall be a newly formed entity satisfying the applicable requirements under such Assumed Loans. Any designation under this Section by Buyer shall occur (i) with respect to the Assumed Loan Properties, not later than the date of the Buyer’s approval or deemed approval of Seller’s proposed Loan Assumption Consent request pursuant to Section 3.3(g)(ii) and (ii) with respect to all other Assets, no later than five (5) Business Days prior to the applicable Closing.
Section 14.8    Further Assurances. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement; provided such documents, instruments and actions do not expand the liability or obligations of the parties in a manner inconsistent with the terms of this Agreement.
Section 14.9    Additional/Adjacent Land. If there are any parcels of vacant or undeveloped land that are adjacent, contiguous or within a reasonable minor distance of any Property that is either currently being utilized by a Tenant pursuant to a right in an existing Space Lease and owned by Seller or any affiliate of Seller (such parcels, the “Additional/Adjacent Land”) and such Additional/Adjacent Land is not conveyed to the Buyer at Closing, then Sellers shall convey such Additional/Adjacent Land to the Buyer within a reasonable time after the Buyer’s request for the same. This Section 14.9 shall survive the Closing for the Survival Period.
Section 14.10    Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied, with telephone confirmation within one Business Day or (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, as follows:
(a)    To any Seller:
c/o American Realty Capital Properties, Inc.
405 Lexington Avenue
New York, New York
Attention: Lisa Beeson
Facsimile: (212) 421-5799
Telephone: (646) 395-6108
and
c/o American Realty Capital Properties, Inc.
2325 E. Camelback Road, Suite 1100
Phoenix, Arizona 85016

Attention: Todd J. Weiss
Facsimile: (480) 449-7012
Telephone: (602) 778-6340
with copies thereof to:
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attention: Perry A. Cacace and Steven L. Lichtenfeld
Facsimile: (212) 969-2900
Telephone: (212) 969-3710; (212) 969-3735
(b)    To the Buyer:
c/o Blackstone Real Estate Advisors L.P.
345 Park Avenue
New York, New York 10154
Attention: William Stein
Facsimile: (212) 583-5202
Telephone: (212) 583-5849
with copies thereof to:
c/o Blackstone Real Estate Advisors L.P.
345 Park Avenue
New York, New York 10154
Attention: Judy Turchin
Facsimile: (212) 583-5202
Telephone: (212) 583-5748
with copies thereof to:
DDR Corp.
3300 Enterprise Parkway
Beachwood, OH 44122
Attention: David Weiss, EVP-General Counsel
Facsimile: (216) 755-1650
Telephone: (216) 755-5650

with copies thereof to:
DDR Corp.
3300 Enterprise Parkway
Beachwood, OH 44122
Attention: Luke Petherbridge
Facsimile: (216) 755-1827
Telephone: (216) 755-5827

with copies thereof to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention: Erik G. Quarfordt and Gregory J. Ressa
Facsimile: (212) 455-2502
Telephone: (212) 455-2459; (212) 455-7430

(c)    To the Escrow Agent or Title Company:
Chicago Title Insurance Company
711 Third Ave
New York, New York 10017
Attention: Neal J. Miranda
Facsimile: (917) 591-2689
Telephone: (212) 880-1237

(d)    All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section 14.10, and (ii) may be given either by a party or by such party’s attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of ten (10) days’ prior notice thereof to the other parties.
Section 14.11    Entire Agreement. This Agreement, along with the Exhibits and Schedules hereto contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.
Section 14.12    Amendments. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the Sellers or the Buyer hereunder be waived, except by written agreement executed by the party or parties to be charged.
Section 14.13    No Waiver. No waiver by either party of any failure or refusal by the other party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.
Section 14.14    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law thereof (other than the New York General Obligations Law 5-1401).
Section 14.15    Submission to Jurisdiction. Any and all legal actions and proceedings by a party hereto concerning, relating to, or arising out of this Agreement, the Closing Documents or their enforcement shall be submitted to the exclusive jurisdiction of United States federal courts sitting in New York City, New York or any New York State court sitting in New York City, New York. Each of the parties hereto hereby consents and submits to the jurisdiction of the aforesaid courts and waives and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement, the Closing Documents or their enforcement brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party, that venue before any such court is improper, that any such court is an inconvenient forum, or that such legal action or proceeding should be transferred from any such court for any other reason
Section 14.16    WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE CLOSING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
Section 14.17    Severability. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
Section 14.18    Section Headings. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.
Section 14.19    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.
Section 14.20    Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.
Section 14.21    Recordation. Neither this Agreement nor any memorandum or notice of this Agreement may be recorded by any party hereto without the prior written consent of the other party hereto. The provisions of this Section shall survive the Closing or any termination of this Agreement.
Section 14.22    Exclusivity. During the term of this Agreement, neither the Sellers nor their affiliates shall solicit, authorize the solicitation of, or enter into any agreement or discussions with any third party concerning any offer or possible offer for a third party to acquire, finance, refinance the Assets or any interest therein (whether debt or equity, directly or indirectly) or with respect to any similar transaction; provided that the provisions of this Section 14.22 shall not prevent ARCP or any real estate investment trust managed or sponsored by ARCP (including ARC Properties Operating Partnership, L.P.) to effect a merger or similar business combination (for the avoidance of doubt, any such merger or business combination would not affect the rights or obligations of the parties hereto except as specifically set forth herein and the Sellers shall bear 100% of any increased Loan Assumption Costs resulting therefrom).

Section 14.23    Books and Records. The Buyer has advised the Sellers that the Buyer (or any direct or indirect owner of Buyer or affiliate thereof) may be required to file, in compliance with certain laws and regulations (including, without limitation, Regulation S-X of the Securities and Exchange Commission), audited financial statements, pro forma financial statements and other financial information related to the Properties for up to three (3) fiscal years prior to the Closing Date and any interim period during the fiscal year in which the Closing Date occurs (the “Financial Information”). During the period commencing on the Closing Date and ending on the date three hundred sixty-five (365) days after the Closing Date (the “Books and Records Period”), the Sellers agree to use commercially reasonably efforts to cooperate with the Buyer and its representatives and agents (at the Buyer’s sole cost and expense) in the preparation of the Financial Information. During the Books and Records Period, the Sellers shall use commercially reasonable efforts to maintain and allow the Buyer, upon reasonable prior notice (which shall be no less then forty eight (48) hours prior notice, which notice may be given via email), reasonable access to, during normal business hours, such books and records of the Sellers and the Sellers’ managers of the Properties reasonably related to the Properties. In furtherance of the above, the Sellers agree to use commercially reasonable efforts to make employees with knowledge of the Properties (such employees chosen by Sellers in their sole discretion), available for interview by the Buyer, provided, that all costs and expenses thereof are borne by the Buyer. The Buyer acknowledges the Buyer may not use the results of its review under this Section 14.23 to pursue any claim against any Seller under the terms of this Agreement. Notwithstanding anything contained in this Section 14.23 to the contrary, in no event shall the Sellers be obligated to (i) make any representations or certifications regarding such Financial Information or provide any certificates from any affiliate or auditor of the Sellers or any of the Sellers’ affiliates’ auditors, (ii) disclose any confidential or non-public financial information with respect to any Seller, any affiliate of the Sellers or the Properties, or (iii) disclose any information with respect to any properties of any such affiliate.

Section 14.24    1031 Exchange.
Each party may structure its acquisition or sale, as applicable, as part of a like-kind exchange. Each party shall reasonably cooperate with the other (at no cost or liability to the cooperating party) in effectuating said like-kind exchange under Section 1031 of the Code, including signing such documents as may be reasonably and customarily necessary to accomplish such exchange; provided, however, that (i) the Closing hereunder shall not thereby be delayed, (ii) the exchanging party shall not be released from any liability or obligation under this Agreement, (iii) the non-exchanging party shall not incur any additional liability or undertake any additional obligation as a result of any such like-kind exchange, (iv) the consummation or accomplishment of any such like-kind exchange shall not be a condition to the parties’ obligations under this Agreement, and (v) the Buyer shall not be required to take title to any asset other than the Assets in connection with any such like-kind exchange. The party employing the like-kind exchange structure shall pay all costs and expenses associated with effectuating such exchange and agrees to hold harmless and indemnify the other party from and against all claims, losses and liabilities, if any, resulting from such like-kind exchange (including, but not limited to, reasonable legal fees and any additional Taxes, including Transfer Taxes). In the event either party assigns its rights pursuant to this Section 14.24, such party agrees to notify the other party in writing of such assignment at or before Closing.

ARTICLE XV
JOINDER OF SELLER GUARANTOR
Section 15.1    Guaranty.
(a)    ARC Properties Operating Partnership L.P. (the “Seller Guarantor”) is executing this Agreement solely for the purposes specified in this Article XV. From and after the Closing Date, the Seller Guarantor hereby guarantees to the Buyer the due and punctual payment and performance of the Sellers’ obligations under Article X and Article XI.
(b)    The terms of this Article XV and the Seller Guarantor's obligations hereunder are a continuing and irrevocable obligation of the Seller Guarantor and shall remain in full force until payment, performance and/or observation in full of the obligations hereunder. The Seller Guarantor's guaranty and liability under this Article XV are absolute and unconditional and shall not be affected, released, terminated, discharged or impaired, in whole or in part, by any or all of the following: (i) any amendment or modification of the terms of this Agreement; (ii) any failure or delay of any of the Buyer to exercise, or any lack of diligence in exercising, any right or remedy with respect to this; (iii) any dealings or transactions between the Buyer and any of the Sellers or any of their affiliates relating to this Agreement, whether or not the Seller Guarantor shall be a party to or cognizant of the same; (iv) any guaranty now or hereafter executed by the Seller Guarantor or its affiliates or the release of the Seller Guarantor or its affiliates thereunder or the failure of any other party to assume liability for the payment in connection with this Agreement, whether by operation of law or otherwise; (v) the Buyer's consent to any assignment or successive assignments of this Agreement; (vi) the failure to give the Sellers notice of any breach of this Agreement; and/or (vii) any other circumstance which might constitute a legal or equitable discharge or defense available to the Seller Guarantor, whether similar or dissimilar to the foregoing (including any bankruptcy of any Seller), other than the defense of (a) payment and performance, or (b) the claim against any Seller is not due and owing under the terms of this Agreement or that the Sellers have performed (it being understood and agreed that the Buyer will only be required to litigate the existence of the same or similar defenses raised by both the Sellers and the Seller Guarantor in one action or proceeding). The Seller Guarantor expressly waives the following: (i) notice of acceptance of this Agreement; (ii) any requirement of promptness, diligence, presentment, protest, notice of dishonor, notice of demand and notice of acceptance; (iii) the right to trial by jury in any action or proceeding of any kind arising on, under, out of, or by reason of or relating, in any way, to its obligations under this Article XV, or the interpretation, breach or enforcement of such obligations; and (iv) all rights of subrogation and any other claims that it may now or hereafter acquire against the Sellers or any insider that arise from the existence, payment, performance or enforcement of the Seller Guarantor's obligations under this Article XV until such time as the Seller Guarantor's obligations under this Article XV are performed and paid in full. The Seller Guarantor's guaranty under this Article XV is a present guaranty of payment and performance and not of collection.
Section 15.2    Representations and Warranties of the Seller Guarantor. The Seller Guarantor hereby represents, warrants and certifies to the Buyer as follows: (i) the execution, delivery and performance under this Article XV by the Seller Guarantor will not violate any provision of any law, regulation, order or decree of any Governmental Authority, bureau or agency or of any court binding on the Seller Guarantor, or of any contract, undertaking or agreement to which the Seller Guarantor is a party or which is binding on the Seller Guarantor, or of any contract, undertaking or agreement to which the Seller Guarantor is a party or which is binding upon or any of its property or assets, (ii) the Agreement, with respect to this Article XV, has been duly authorized, executed and delivered by the Seller Guarantor and constitutes a legal, valid and binding obligation of the Seller Guarantor, enforceable against the Seller Guarantor in accordance with its terms, subject as to enforcement of remedies to any applicable bankruptcy, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally and doctrines of equity affecting the availability of specific enforcement as a remedy; and (iii) all necessary resolutions, consents, licenses, approvals and authorizations of any Person required in connection with the execution, delivery and performance of this Article XV have been duly obtained and are in full force and effect. The Seller Guarantor hereby covenants and agrees that it shall remain in existence and shall maintain the financial wherewithal to satisfy its obligations under this Article XV during the Survival Period.
ARTICLE XVI

STATE SPECIFIC PROVISIONS

Section 16.1    Connecticut Law Provisions.    Prior to Closing, the Sellers and Buyer shall determine whether any filings are required to be made in connection with the sale of the Property located in the State of Connecticut pursuant to Sections 22a-134 et seq. of the General Statutes of Connecticut, as amended (including without limitation by Connecticut Public Act 11-141) (the “Transfer Act”). If any such filings are required to be made, the applicable Seller shall (i) prepare, and certify as the “certifying party,” as that term is defined in the Transfer Act, and file, within ten (10) days after the Closing, the requisite forms, including a Form III (as defined in the Transfer Act), if applicable, and all other necessary filings as may be required under the Transfer Act; (ii) pay any filing and other fees as may be required under the Transfer Act; and (iii) provide Buyer with a copy of all material filings, reports, correspondence and site assessments submitted to or received from the Connecticut Department of Energy and Environmental Protection by such Seller with respect to such Transfer Act matters. Buyer shall cooperate with such Seller in connection with any actions required under the Transfer Act to be taken by Sellers. No Seller has been served with an order of the United States Environmental Protection Agency or the Department of Environmental Protection of the State of Connecticut of non-compliance related to any enforcement action concerning the generation, processing, handling, treatment, storage, dumping, discharge or transfer of toxic, hazardous or radioactive materials or substances (defined as aforesaid), nor has it ever been investigated in connection with same.

Section 16.2    Minnesota Law Provisions. Each Seller, for itself solely as it relates to such Seller’s Assets, hereby represents and warrants to the Buyer as of the Effective Date, to Sellers’ Knowledge, as follows:

(a)    There are no wells on any of Seller’s Property located in the State of Minnesota within the meaning of Minn. Stat. §103I, which representation is intended to satisfy the requirements of said statute.

(b)    There are no individual sewage treatment systems located on or serving any of Seller’s Property located in the State of Minnesota or any part thereof, which representation is intended to satisfy the requirements of Minn. Stat. §115.55, Subd. 6.

(c)    There are no above-ground or underground storage tanks on any of Seller’s Property located in the State of Minnesota, which representation is intended to satisfy Minnesota Statute §116.48, Subd 6.

(d)    Methamphetamine production has not occurred on any of Seller’s Property located in the State of Minnesota, which representation is intended to satisfy the requirements of Minn. Stat. §152.0275.
Section 16.3    Florida Law Provisions. Pursuant to Florida Statutes Section 404.056(8), each Seller, for itself solely as it relates to such Seller’s Assets, hereby makes, and the Buyer hereby acknowledges, the following notification:
RADON GAS:  RADON IS A NATURALLY OCCURRING RADIOACTIVE GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME.  LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA.  ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.
Section 16.3    Pennsylvania Law Provisions. Buyer hereby waives any requirement that the Sellers obtain tax clearance certificates from the Commonwealth of Pennsylvania in connection with bulk sales and transfers (the “Tax Clearance Certificates”), provided that Sellers hereby agrees to indemnify and hold harmless Buyer from and against any and all damages, claims or liens arising from Sellers’ failure to obtain clean Tax Clearance Certificates from the Department of Revenue and the Department of Labor and Industry of the Commonwealth of Pennsylvania.

Section 16.4    Survival. The provisions of this Article XVI shall not survive the Closing; provided, however, that Section 16.3 and the provisions of Section 16.1 relating to the obligations with respect to the Transfer Act shall survive the Closing and shall not be merged into the applicable Deed.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.
SELLERS:

COLE MT BELLVIEW FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT NORTHPORT AL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT PANAMA CITY BEACH FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT EAST POINT GA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT WAKE FOREST NC, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT CEDAR HILL TX, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT VERO BEACH FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MIT VERO BEACH FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT CLEVELAND TN, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT PENSACOLA (CORDOVA) FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT AURORA (BRIARWOOD) CO, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT WARNER ROBINS GA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE CV BELLEVUE OH, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE CV LAKE WALES FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE CV LAWRENCEVILLE GA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE CV MADISON NC, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT NORTHVILLE MI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT RENO NV, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT LAKEWOOD CO, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT ANCHORAGE AK, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

MT SAGINAW MI (EAST), LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT FORT WORTH TX, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT WEST COVINA CA, LP

By:	Cole GP MT West Covina CA, LLC, its
General Partner

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

FAIRLANE ALLEN PARK MI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT LENEXA KS, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT ROGERS MN, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE GE COLUMBUS OH, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

GLYNN ISLES GA, LLC

By:    Cole MT Brunswick GA, LLC, its Sole
Member

By:    Cole REIT Advisors III, LLC, its
Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT HOUSTON TX, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT CHICAGO IL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT GREENVILLE SC, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT VIRGINIA BEACH VA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT CHICAGO (KINGSBURY) IL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE KO ONALASKA WI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE KO MONROE MI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT HIXSON TN, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT NAPA CA, LP

By:	Cole GP MT Napa CA, LLC, its General
Partner

By:	Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT KYLE TX, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT GAINESVILLE GA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT BURLESON TX, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT ANDERSON SC, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT SPRING HILL FL, LLC

By:	Cole/NAP JV Spring Hill FL, LLC, its
Manager

By:    Cole/NAP Spring Hill FL (JV), LLC,
its Authorized Member

By:	Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT WATERBURY CT, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT NORTHPOINT (CAPE CORAL) FL,
LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT OXFORD AL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT MILLSBORO DE, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE PM BELLINGHAM WA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT CINCINNATI OH, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT WAUWATOSA WI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT BISMARCK ND, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT LEWIS CENTER OH, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT OSWEGO IL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT ST. AUGUSTINE FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT GILBERT (SAN TAN) AZ, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT UTICA MI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT SHERWOOD AR, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT LAKE WORTH FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT HOMOSASSA FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT TUCSON AZ, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT LUBBOCK TX, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT ROSWELL GA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT FLOWERY BRANCH GA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT WOODSTOCK GA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT MONROE MI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT FORT MYERS FL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT QUEEN CREEK AZ, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT PRESCOTT AZ, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT BOWLING GREEN OH, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT PARMA OH, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE TS ALAMOGORDO NM, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT PENSACOLA (TRADEWINDS) FL,
LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT HUNTSVILLE AL, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE WG SPRINGDALE AR, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

MT SAGINAW MI, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT RICHMOND VA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT WHITTIER CA, LP

By:    Cole GP MT Whittier CA, LLC, its General
Partner

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT UNIONTOWN PA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

COLE MT WINCHESTER VA, LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

COLE MT CHESTERFIELD MI (JV), LLC

By:    Cole REIT Advisors III, LLC, its Manager

By:     /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

For the purposes of Article XV only:

SELLER GUARANTOR:

ARC PROPERTIES OPERATING
PARTNERSHIP, L.P.

By:	American Realty Capital Properties, Inc., its
General Partner

By:    /s/ Lisa Beeson
Lisa Beeson
Chief Operating Officer

[Agreement of Purchase and Sale – Signature Page]

BUYER:

BRE DDR RETAIL HOLDINGS III LLC, a Delaware limited liability company

By:	BRE BALLROOM PARENT HOLDCO LLC, a Delaware limited liability company, its managing member

By:	/s/ Nadeem Meghji
Name: Nadeem Meghji
Title: Managing Director and Vice President

[Agreement of Purchase and Sale – Signature Page]

JOINDER BY THE ESCROW AGENT

    Chicago Title Insurance Company, referred to in this Agreement as the “Escrow Agent,” hereby acknowledges that it received this Agreement executed by the Sellers and the Buyer as of the 11th day of June, 2014, and accepts the obligations of the Escrow Agent as set forth herein. The Escrow Agent further acknowledges that it received the Cash Deposit on the 11th day of June, 2014. The Escrow Agent hereby agrees to hold and distribute the Cash Deposit in accordance with the terms and provisions of the Agreement.

CHICAGO TITLE INSURANCE COMPANY
711 Third Ave, NY, NY 10017, 212-880-1200

By:    /s/ Neal J. Miranda
                    Neal J. Miranda, VP/Senior Counsel
Re:    ARCP-BX #14001862

[Agreement of Purchase and Sale – Escrow Agent Joinder Page]